As filed with the Securities and Exchange Commission on June 30th, 2015

Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

HELPFUL ALLIANCE COMPANY

(Exact name of registrant as specified in its charter)

Florida	1531	45-5023152
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

700 West Hillsboro Blvd, Suite 1-100
Deerfield Beach, FL 33441
T: (754) 227-5783

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Maxim Temnikov, Ph.D.

President and Chief Executive Officer
Helpful Alliance Company
700 West Hillsboro Blvd, Suite 1-100
Deerfield Beach, FL 33441
T: (754) 227-5783

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrea J. Cataneo, Esq. Sichenzia Ross Friedman Ference, LLP 61 Broadway, 32nd Floor New York, NY 10006 T: (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 par value per share, by Selling Stockholders	2,100,000	$2.00	$4,200,000	$488.04
Common Stock, $0.001 par value per share, by the Company	14,500,000	$2.00	$29,000,000	$3,369.80
TOTAL	16,600,000		$33,200,000	$3,857.84

(1)	Pursuant to Rule 416 under the Securities Act, the shares of Common Stock registered hereby also include an indeterminate number of additional shares of Common Stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the “SEC”) is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Helpful Alliance Company

14,500,000 Shares of Common Stock by Company

2,100,000 Shares of Common Stock by Selling Stockholders

$[    ] per share

This is the initial public offering of Common Stock of Helpful Alliance Company (the “Company”) and no public market currently exists for the securities being offered. This prospectus relates to the sale of a total of 16,600,000 shares of the Company’s Common Stock, par value $0.001 per share (the “Shares”), consisting 2,100,000 shares of Common Stock being offered by the Selling Stockholders named in this prospectus for their own account and 14,500,000 shares of Common Stock being offered by us on a “self-underwritten,” best efforts basis, meaning that the Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

The shares being offered for sale by the Company will be offered at a fixed price of $[     ] per share for a period not to exceed 180 days from the date of this prospectus, unless extended by our Board of Directors for an additional 90 days. There is no minimum number of shares required to be purchased. The Company has made no arrangements to place subscription funds in an escrow, trust or similar account which means that funds from the sale of the shares will be immediately available to the Company for use in its business plan. See “Use of Proceeds” and “Plan of Distribution.”

There is no present public trading market for our Common Stock and the price at which the shares are being offered bears no relationship to conventional criteria such as book value or earnings per share. We have determined the offering price based, primarily, on our projected operating results. There can be no assurance that the offering price bears any relation to the current fair market value of the Common Stock. Upon the effectiveness of the registration statement, of which this prospectus is a part, we intend to solicit an FINRA-registered broker-dealer to apply to FINRA as market maker of our Common Stock on the OTC Markets’ OTCQB tier. However, there is no guarantee our Common Stock will be accepted for quotation on the OTCQB or any other OTC Market tier or stock exchange or other electronic inter-dealer quotation system. If our Common Stock is traded on the OTC or another stock exchange or electronic inter-dealer quotation service, then the sales price to the public by the Selling Stockholders will vary according to the selling decision of each Selling Stockholder and the market for our stock at the time of resale. We will receive net proceeds of up to $[     ] the sale of the 14,500,000 shares offered by us. We will not receive any proceeds from the sale of the 2,100,000 shares by the Selling Stockholders. We will pay the expenses of registering the shares offered by the Selling Stockholders and by the Company.

Selling Party:	Amount of Common Stock	Sales Price	Selling Commissions	Gross Proceeds[1]
Company	14,500,000	$[ ]	$0[2]	$[ ]
Selling Stockholders	2,100,000	$[ ]	$0	$[ ]

1 Less expenses incurred in connection with this Offering, estimated to be $450,000 for accounting, legal, filing, printer and other miscellaneous fees and expenses.

2 This is a self-written offering by the officers and directors of the Company on a “best efforts” basis. There is currently no underwriter for the Shares registered for sale by the Company but the Company reserves the right to retain the services of one or more FINRA registered broker-dealers to serve as the underwriter of the Shares offered by sale by the Company in consideration for customary fees and commissions not exceeding those imposed by FINRA.

WE ARE AN “EMERGING GROWTH COMPANY” AS THAT TERM IS USED IN THE JUMPSTART OUR BUSINESS STARTUPS ACT OF 2012 AND WILL BE SUBJECT TO REDUCED PUBLIC COMPANY REPORTING REQUIREMENTS.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED IN SECTION “RISK FACTORS” BEGINNING ON PAGE 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this preliminary prospectus is June 30th, 2015.

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You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

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PROSPECTUS SUMMARY

This Prospectus Summary highlights important information about this Offering and our business. It does not include all information you should consider before investing in our Common Stock. Please review this prospectus in its entirety, including the risk factors and our financial statements and the related notes before you decide to invest. Unless otherwise indicated, terms such as the “Company,” “we,” “us,” “our” and similar expressions refer to Helpful Alliance Company, a Florida corporation.

Overview

The Company was incorporated in the state of Florida on April 11, 2012. The Company is a project management company focused on the efficiency of real-estate construction projects with operations in three revenue streams: (i) Construction; (ii) Business Development; and (iii) Financing. We are headquartered in Deerfield Beach, Florida (located within the Fort Lauderdale metropolitan area) and are presently focused on targeting niche markets primarily within the Chicago, Illinois metropolitan area and intend to expand into other metropolitan areas.

Construction

We help home builders build quality real-estate at a lower cost. Our core competence is in project execution, operations efficiency and strategic partnerships. We ally with established real-estate developers, and take charge in managing general and administrative functions of the projects, allowing developers to focus their efforts on the construction process. Together with our building partners, we are involved in all phases of planning and building, including land acquisition, site planning, preparation and improvement of land and design, construction and marketing of the properties we build. By applying our management acumen to the construction process, we make it economically more profitable for all parties involved – investors, builders, and homebuyers.

Business Development

We intend to grow our business organically by engaging new construction projects and by acquiring ongoing construction projects through joint ventures with established builders in exchange for management fees and equity in the construction projects. Alongside our building partners, we plan to oversee all phases of planning and building, including land acquisition, site-planning, preparation and improvement of land and design, and the construction and marketing of properties to ensure the maximum financial efficiency, expedient performance, and marketability.

Financing

Our business strategy also includes providing financial services, including mortgage financing and commercial lending in which real properties and land are used as collateral. Our plan is to manage substantially all of the loans we originate privately in-house. The financial services’ operating earnings will consist of revenues generated primarily from loan financing, less the costs and certain selling, general and administrative expenses incurred by the segment. All of our activities in the financial services segment are intended to be primarily conducted in the state of Florida. For the following years, we are planning to limit our activities in our financial services segment to collecting payments of interest and principal under the notes receivable and re-allocating the amounts of principal under these notes into the construction activities.

Growth Strategy and Objectives

We focus on growing trends in the real-estate industry, more specifically on new construction of multi-family residential and commercial real-estate properties. Our business opportunity derives from the unique combination of our team’s specialized knowledge, industry contacts, and core competence, which enable the cost-effective construction project management and commercialization of technological innovations for the industry. The opportunity derives from the increasing demand for general real-estate properties in our market sectors on one hand and the increasing particular demand for eco-friendly, energy-efficient, quality homes on another hand.

We are growing our Company through three verticals: (i) growth via origination of new construction projects; (ii) acquisition of ongoing construction projects; and (iii) acquisition of real-estate development companies. Although currently we dedicate the majority of our business efforts to origination of new construction projects, we anticipate using a large portion of the net proceeds from this Offering for acquisition of the construction projects progressing to completion in the year following the acquisition, as well as for acquisition of land and properties with purposes of rezoning and future construction.

In general terms, our growth strategy is to opportunistically acquire and operate well-positioned land, properties and real-estate development projects in the metropolitan areas featuring low vacancy rates, to generate an attractive risk-adjusted income. Specifically, we intend to pursue the following strategies to achieve these objectives:

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●	Proactive project acquisition. We believe our proactive targeted acquisition approach will enable us to motivate niche real-estate developers to sell their projects to us and cooperate with us on the completion of those projects. We will continually apply our proactive project acquisition approach to exponentially acquire real-estate construction projects in targeted metropolitan areas by applying efficiency of our business model, which will increasingly drive short- and long-term earnings to our Company.

●	Proprietary project management. We believe our project management practices, specialized knowledge-base, and proprietary approach to real-estate construction management will enable us to maximize the operating performance of our projects. We will continue to apply an active project management program to increase the earnings from each of our projects. This may include expanding existing relationships with the developers to acquire increasingly more projects, and enter into new relationships with real-estate developers in the targeted metro areas, as well as expanding our business presence into the additional metropolitan areas.

●	Diversifying our asset base. We believe that acquiring strategically located land and properties with purposes of rezoning and a view of future development combined with targeted leasing strategies and active asset management will enable us to maximize our operating performance. We will seek, analyze and acquire strategically located land with and without real estate properties in the targeted metropolitan areas to implement an active asset management program aimed at increasing a long-term value of each of our through rezoning and future improvement of an existing property or a construction of new property. This may include expanding existing tenants, re-entitling site plans to allow for additional outparcels, which are small tracts of land used for freestanding development not attached to the main buildings, and repositioning tenant mixes to maximize traffic, tenant sales and percentage rents. As we diversify and expand our asset base, we will seek to maintain a diverse pool of assets with respect to both geographic location and tenant mix, helping to mitigate our operating risks and finance our rezoning activities. We will continually monitor our target markets for opportunities to selectively dispose the properties where returns appear to have been maximized and redeploy proceeds into new acquisitions that have greater return prospects.

●	Capitalizing on network of relationships to pursue transactions. We plan to pursue transactions in our target markets through the relationships we have developed to date, as well as through the relationships we will continue to develop as we expand our network of development partners, projects, and business presence in targeted geographic locations. We will continue cultivating long-term relationships with real-estate developers through a consistent dialogue with a proactive approach to the transition of their construction projects under our management.

●	Leverage our founder’s experience in real estate construction. Our founder and Chief Executive Officer, Dr. Temnikov, has over 10 years of specialized experience in operating and growing a real-estate development company with an extensive infrastructure of general and specialty contractors and subcontractors involved into high- and low-rise construction. Considering that, prior to immigrating into the U.S., Dr. Temnikov has co-founded The Mirax Group in Russia, and, together with other co-founders, grew The Mirax Group to a multi-billion dollar company with numerous notable real-estate property developments, we believe our Company is well positioned for growth based on Dr. Temnikov’s expertise.

●	Grow our business through a comprehensive financing strategy. We believe our capital structure will provide us with sufficient financial capacity and flexibility to fund future growth. Based on current capitalization, we believe we will have access to multiple sources of financing that are currently unavailable to many of our private market peers or overleveraged public competitors, which will provide us with a competitive advantage. Over time, these financing alternatives may include follow-on offerings of our common stock, corporate level debt, and preferred equity and credit facilities. Immediately upon completion of this Offering, we expect to have a ratio of debt to total market capitalization of approximately 8.9% assuming all Common Stock in this Offering are sold. Although we are not required by our governing documents to maintain this ratio at any particular level, our Board of Directors will review our ratio of debt to total capital on a quarterly basis, with the goal of maintaining a reasonable rate consistent with our expected ratio of debt to total market capitalization going forward.

We will catalyze our business growth by uniting the traditional real-estate construction expertise with the expertise in lean enterprise practices and project management. Our business plan comprises (i) engaging into construction projects to derive annual gross profit in excess of 40%, (ii) dedicating a part of that profit to finance our activities in land and property acquisition segment, and (iii) use the remaining part of the earnings to expand our activities in the financial services segment. The centerpiece of our operations is the real-estate construction segment with focus on multi-family and mixed-use construction. The activities in home kit and financial services revenue streams are supportive to the homebuilding activities.

All of our current operations are based in the United States.

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Our Principal Offices

Our executive offices are located at 700 West Hillsboro Blvd, Suite 1-100, Deerfield Beach, Florida 33441. Our telephone number is (754) 227-5783 and our fax number is (954) 736-5989. The Company maintains a website at www.helpfulalliance.com, the contents of which are not incorporated into this prospectus and you should not rely on our website in making a decision to invest in our securities.

Implications of being an Emerging Growth Company

As a company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion & Analysis of Financial Condition and Results of Operations in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended, (the “Securities Act”), which fifth anniversary will occur in 2020. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.0 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

We have elected to take advantage of certain of the reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We may take advantage of this extended transition period provided in Securities Act Section 7(a)(2)(B) until the first to occur of the date we (i) are no longer an “emerging growth company” or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Securities Act Section 7(a)(2)(B). As such, our financial statements may not be comparable to companies that comply with public company effective dates.

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OFFERING SUMMARY

Issuer:	Helpful Alliance Company, a Florida corporation
Securities Offered:	Up to 16,600,000 shares of Common Stock, par value $0.001 per share, consisting of
● 14,500,000 of which are being offered by the Company; and
● 2,100,000 of which are being offered by the Selling Stockholders named in this prospectus.

Selling Stockholders:

The Selling Stockholders named in this prospectus are existing security holders of our Company who purchased shares of our Common Stock under the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereunder.

Offering Price:

The shares being offered for sale by the Company will be offered at a fixed price of $[   ]. Upon the effectiveness of the registration statement of which this prospectus is a part, we intend to solicit and request a FINRA-registered broker-dealer to apply to have our Common Stock quoted on the OTCQB. If our Common Stock is quoted on the OTCQB and a market for our Common Stock develops, the actual price of stock sold by our Selling Stockholders will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the Selling Stockholders.

Offering Period	The shares being sold by the Company are being offered for a period not to exceed 180 days, unless extended by the Board of Directors for an additional 90 days.

Use of Proceeds	We will not receive any proceeds from the sale of shares made by the Selling Stockholders.

We intend to use the net proceeds of shares sold by the Company in this Offering to principally finance real estate developments in the Chicago, Illinois metropolitan area. In addition, the net proceeds of sales made by us in this Offering are intended to be allocated for the following purposes:

● to participate in construction of other residential and commercial properties;
● to purchase land and real-estate properties for purposes of rezoning and future construction;
● for working capital and other corporate purposes;
● to purchase defaulted secured debt at a discount; and
● to pay expenses associated with this Offering, if required.
Capitalization:

● Common Stock, par value $0.001 per share, 200,000,000 shares authorized; 2,100,000 shares issued and outstanding as of the date of this prospectus, 16,600,000 upon the completion of this Offering, assuming all shares registered by the Company are sold.

● Series-X Common Stock, par value $0.001 per share, 40,000,000 shares authorized; 8,206,250 shares issued and outstanding as of the date of this prospectus.
● “Blank Check” Preferred Stock, par value $0.001 per share, 10,000,000 authorized; Nil designated; Nil issued and outstanding as of the date of this prospectus.

Risk Factors:	See “Risk Factors” beginning on page 8 and the other information included in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

Ticker Symbol:	HACI (Proposed)

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our Company. If any of the risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this process before investing in our Common Stock.

RISK FACTORS RELATING TO OUR COMPANY

We have a very limited history of operations and accordingly, there is no track record that would provide a basis for assessing our ability to conduct successful building activities.

We were incorporated on April 11, 2012, and to date do not have a history of earnings from the principal business activities encompassed by our business plan and financial projections. As a result, investors must have substantial doubt about our ability to continue as a going concern. Our future is dependent upon our ability to implement our business plans and upon our future profitable operations. There is a substantial risk that we will not be sustainable in our business activities or be able to continue our business activities as a going concern.

To date we have had significant operating losses, an accumulated deficit and have had limited revenues and cannot predict with certainty when we might become profitable, if ever.

We have been operating at a loss each year since our inception, and we expect to continue to incur substantial losses for the foreseeable future. We had a net loss of $(111,721) for the three months ended March 31, 2015 and an accumulated deficit of approximately $(397,878). To date, we have had limited revenues. Accordingly, our past performance raises a doubt that in the future we may be unable to generate revenues sufficient to result in positive earnings per share to our stockholders. In addition, we expect to incur substantial operating expenses in order to fund the expansion of our business. As a result, we expect to continue to experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, we might become profitable. We will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate sufficient revenue to fund our operations or achieve profitability in the future. Even if we do achieve profitability, we may not be able to sustain or increase profitability. If we are not able to generate revenues sufficient to fund our operations through product sales or if we are not able to raise sufficient funds through investments by third parties, it could result in our inability to continue as a going concern and, as a result, our investors could lose their entire investment.

Our independent auditors have indicated that they have substantial doubts about our ability to continue as a going concern.

Our audited financial statements for the period from inception through December 31, 2014 and in the March 31st, 2015 interim review were prepared based on the assumption that we will continue our operations as a going concern. In their report for the fiscal year ended December 31, 2014 and in the March 31st, 2015 interim review, our auditors have expressed that there is substantial doubt as to our ability to continue as a going concern due to our significant losses and cash flow deficiencies. We have incurred operating losses since our formation and expect to incur losses and negative operating cash flows for the foreseeable future. We expect to incur substantial losses for the foreseeable future and may never become profitable. We also expect to continue to incur significant operating and capital expenditures for the next several years and anticipate that our expenses will increase substantially in the foreseeable future. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our Common Stock.

We will need significant additional capital in addition to the maximum offering amount in this Offering, which we may not be able to obtain.

As of March 31, 2015, the Company had cash available of $304,507. We forecast that if all of the shares offered by the Company are sold, we will be able to fund our business operations for the next 24 months. However, if we fail to raise sufficient capital in this Offering, we will need additional financing to fund our operations and there can be assurance that such financing will be available to us on terms acceptable to us or at all. At March 31, 2015, we had outstanding debt in the principal amount of $2,400,000 which matures from time to time starting from February 2016 and continuing through June 2017. Our failure to repay this debt or successfully negotiate an extension thereof could have a material adverse effect on our business.

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We must attract and retain talented personnel in order to succeed.

Our success will depend on the combined skills of our management. There can be no assurance that we will be able to recruit and retain the employees we will need in order to successfully execute our business plan. If we are unable to recruit and retain appropriate personnel, our ability to successfully execute our business plan will be severely constrained. In addition, the loss of any key employees, including any of the members of our management team, could have a material adverse effect on our business, financial condition and operating results. There can be no assurance that any persons who may be employed by us will remain with us.

We may fail to successfully manage the growth of our business, which could adversely affect our operating results.

As we expand our operations, this expansion could place significant strain on our management, operational and financial resources. To manage future growth, we will need to continue to hire, train, and manage additional employees. In addition, upon the effectiveness of the registration statement of which this prospectus is a part, we will become subject to the reporting obligations under the Exchange Act. These reporting obligations, as well as our need to comply with applicable securities laws, may place significant demands on our management team. As we grow, we will need to add additional accounting staff and continue to improve our financial, accounting and information systems and internal controls in order to fulfill our reporting responsibilities and to support expected growth in our business. Our current and planned systems, procedures and controls may not be adequate to support our anticipated growth or management may not be able to effectively hire, train, retain, motivate and manage required personnel. Our failure to manage growth effectively could limit our ability to achieve our marketing and commercialization goals or to satisfy our reporting and other obligations as a public company.

Our success is highly dependent on our management team.

In the early stages of development the Company’s business will be significantly dependent on the Company’s Management team. The Company’s success will be particularly dependent upon Maxim Temnikov, our President and Chief Executive Officer, and Sergey Gurin, our Vice President and interim Chief Financial Officer. The loss of the services of Dr. Temnikov or Mr. Gurin would have a material adverse effect on the business of the Company and the business of the Company.

Our officers and directors can exert significant influence over us and may make decisions that are not in the best interests of all stockholders.

Our officers and directors currently beneficially own approximately 81.25% of our outstanding Common Stock, and, therefore, control the Company. As a result, they are able to affect the outcome of, or exert significant influence over, all matters requiring stockholder approval, including the election and removal of directors and any change in control. In particular, this concentration of ownership of our voting securities could have the effect of delaying or preventing a change of control of us or otherwise discouraging or preventing a potential acquirer from attempting to obtain control of us. This, in turn, could have a negative effect on the market price of our Common Stock. It could also prevent our stockholders from realizing a premium over the market prices for their Common Stock. Moreover, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders, and accordingly, they could cause us to enter into transactions or agreements that we would not otherwise consider.

In the future, our executive officers may negotiate employment agreements with us on the terms that may be in disagreement with your interests and, because our executive officers are also our controlling stockholders, you may not be able to influence the outcome of these negotiations, and receive a lesser or no return on investment.

As of the date of this Offering, neither Dr. Temnikov nor Mr. Gurin are obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amounts of time they devote to us in any time period vary based upon the stage of our business developments. Accordingly, once suitable projects are identified, these executives will spend more time investigating such target projects, conducting due diligence, and negotiating and managing the engagement into selected projects, and, consequently, would be required to spend more time on our affairs than had been spent prior to locating a suitable project. For this reason, after receiving the net proceeds from this Offering, the members of our management team who remain with us will be required to negotiate separate agreements with the Chairman of the Board and the independent directors elected and appointed by our stockholders. The terms and conditions of these agreements may be not acceptable to you, but because you have no voting ownership of the Company, you will be unable to influence the Board’s decision in regard to these terms and conditions.

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We do not require our homebuilding partners who borrow money from us to provide us with collateral.

When we provide financial assistance to our homebuilding partners to purchase land or property, we may do so by issuing an unsecured loan to the joint venture carrying out a homebuilding project. We do not require our partners in such joint venture to provide any collateral for such loan. Initially, the land or property we (acting together with our homebuilding partners through our joint venture company) purchase using the proceeds of such loan may substitute collateral. When our partners obtain mezzanine financing and bank loans for the joint venture company, we may use the land and property we purchased as collateral to the bank or mezzanine funding provider, in addition to the personal guarantees of our partners secured by their personal assets.

If our partners provide us with collateral, we do not require them to insure such collateral.

It is customary for lenders to homebuilders to require borrowers to provide title insurance and hazard insurance with minimum coverage amounts set by the lender. We do not plan to require some or all of our homebuilders to provide either title or hazard insurance on their collateral for our loans to them. For this reason, your investment in our securities is exposed to an additional risk of losing your investments. The homebuilder may have a fire or other property damage claim, which normally would be covered by insurance, but may result in a loss on the loan because insurance proceeds are not available.

RISK FACTORS RELATING TO OUR INDUSTRY

We operate in highly competitive industry.

The real estate development and financing industry is highly competitive, and the Company will face competitors with significantly greater resources, capital and experience in the industry. The success or failure of the Company’s business will depend, in part, upon its ability to acquire new assets (land and property) of sufficient quality and on favorable terms, and its ability to invest and reinvest its cash resources an efficient manner.

Internal controls may be ineffective

Effective internal controls are necessary to provide reasonable assurance with respect to its financial reports and to effectively prevent fraud. Pursuant to the Sarbanes-Oxley Act of 2002, Helpful Alliance Company is required to furnish a report by management on internal control over financial reporting, including management’s assessment of the effectiveness of such control. Internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud. Therefore, even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. In addition, projections of any evaluation of effectiveness of internal control over financial reporting to future periods are subject to the risk that the control may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. If Helpful Alliance Company fails to maintain the adequacy of its internal controls, including any failure to implement required new or improved controls, or if FactSet experiences difficulties in its implementation, its business and operating results could be harmed, Helpful Alliance Company could fail to meet its reporting obligations, and there could be a material adverse effect on its stock price.

Our business is subject to governmental regulations that may delay, increase the cost of, prohibit or severely restrict our development and sale of homes and reduce our revenues and cash flows.

We are subject to laws and regulations that affect the land development and home building process, including laws and regulations related to zoning, permitted land uses, building design, access to water and other utilities, water and waste disposal and use of open spaces. We must also obtain permits and approvals from local authorities to complete residential development or home construction. The laws and local regulations under which we and our subcontractors operate may result in delays in construction and development.

Regulatory and other changes in the industry may adversely affect our ability to produce, and reduce demand for, our products.

Federal, state, local and foreign government laws, regulations and policies concerning the home building industry may heavily influence the market for our products, which could make it more difficult or costly for us to develop, manufacture or market our products. We cannot predict how changes in regulation or other industry changes will affect the market for our products or impact our ability to distribute, install and service our products.

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Our success depends on the availability of suitable undeveloped land and improved lots at acceptable prices and our working capital having sufficient liquidity to fund such investments.

Our success in building and selling of our proposed new homes depends in part upon the continued availability of suitable improved lots at acceptable prices. The availability of improved land for purchase at favorable prices depends on a number of factors outside of our control, including the risk of competitive over-bidding on land and lots and restrictive governmental regulation. Should suitable land opportunities become less available, the number of future new homes, we may be able to build and sell would be reduced, which would reduce revenue and profits. In addition, our ability to make land purchases will depend upon us having sufficient liquidity to fund such purchases. We may be at a disadvantage in competing for land due to our limited cash resources.

Raw material and labor shortages and price fluctuations could delay or increase the cost of home construction and adversely affect our operating results.

The homebuilding industry has from time to time experienced raw material and labor shortages. In particular, shortages and fluctuations in the price of raw materials could result in delays in the start or completion of, or increase the cost of, developing our residential communities. In addition, we contract with subcontractors to construct our homes. Therefore, the timing and quality of our construction depend on the availability, skill, and cost of our local subcontractors. Delays or cost increases caused by shortages and price fluctuations could harm our operating results, the impact of which may be further affected depending on our ability to raise our future sales prices to offset increased costs.

The competitive conditions in the home building industry could increase our costs, reduce our revenues and earnings and otherwise adversely affect our results of operations and cash flows.

The home building industry is highly competitive and fragmented. We compete with a number of national, regional and local builders in Chicago, Illinois. We compete primarily based on price, location, design, quality, service and reputation. Some of our competitors have greater financial resources than we do. We also will compete with sales of existing homes and condominiums, foreclosure sales of existing homes and condominiums in Chicago, Illinois. A continued oversupply of competitively priced resale, foreclosure in our local markets could adversely affect our ability to sell our proposed new homes in Chicago, Illinois.

Home prices and sales activities in the Chicago geographic market have a large impact on our results of operations because we intend to conduct a substantial amount of our business in this market.

Home prices and sales activities in our targeted market will have a large impact on our results of operations because we intend to conduct a substantial amount of our business in Chicago, Illinois. It is our belief that the demand in our targeted market has been strong, the current slowdown in residential real estate demand and reduced availability of consumer mortgage financing have reduced the consumers seeking to purchase homes. As a result of the local economic conditions, potential customers may be less willing to buy new homes.

Our ability to sell homes and, accordingly, our results of operations, will be affected by the availability of mortgage financing to potential home buyers.

It is our belief that most home buyers finance their purchase of a new home through third-party mortgage financing. Increases in interest rates and decreases in the availability of consumer mortgage financing will depress the market for new homes. For instance, recent initiatives to tighten underwriting standards have made mortgage financing more difficult to obtain for entry-level home buyers. Even if potential home buyers do not experience difficulty securing mortgage financing for their purchase of a new home, increases in interest rates and decreased mortgage availability could make it harder for them to sell their existing homes. This could adversely affect the future sales of our proposed new homes.

Our business is subject to governmental regulations that may delay, increase the cost of, prohibit or severely restrict our development and home building projects and reduce our revenues and cash flows.

We are subject to laws and regulations that affect the land development and home building process, including laws and regulations related to zoning, permitted land uses, building design, access to water and other utilities, water and waste disposal and use of open spaces. We must also obtain permits and approvals from local authorities to complete residential development or home construction. The Illinois laws and local regulations under which we and our subcontractors operate may result in delays in construction and development.

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Our success depends on the availability of suitable undeveloped land and improved lots at acceptable prices and our working capital having sufficient liquidity to fund such investments.

Our success in building and selling of our proposed new homes depends in part upon the continued availability of suitable improved lots at acceptable prices. The availability of improved land for purchase at favorable prices depends on a number of factors outside of our control, including the risk of competitive over-bidding on land and lots and restrictive governmental regulation. Should suitable land opportunities become less available, the number of future new homes, we may be able to build and sell would be reduced, which would reduce revenue and profits. In addition, our ability to make land purchases will depend upon us having sufficient liquidity to fund such purchases. We may be at a disadvantage in competing for land due to our limited cash resources.

Changes in economic and market conditions could result in the future sale of new homes at a loss or holding land in inventory longer than planned, the cost of which can be significant.

Land inventory risk can be substantial for homebuilders. We must continuously seek and make acquisitions of land for expansion into new markets and for replacement and expansion of land inventory within our current markets. The market value of buildable lots, and housing inventories can fluctuate significantly as a result of changing market conditions. In the event of changes in economic or market conditions, we may have to sell our future homes at a loss or hold land in inventory longer than planned. Inventory carrying costs can be significant and can result in losses in a poorly performing project or market.

RISK FACTORS RELATING TO OUR SECURITES

Because our offering will be conducted on a “best efforts” basis, there can be no assurance that we can raise the money we need.

The shares being offered by the Company in this Offering are being done by the Company’s officers and directors on a “best efforts” basis without the benefit of an underwriter and there is no minimum offering amount that we have to close on. We can provide no assurance that this Offering will be completely sold out, or that we will sell any shares of Common Stock at all.

The price of our shares in this Offering was arbitrarily determined by us and may not reflect the actual market price for the securities.

The offering price of the Common Stock was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the Common Stock in the trading market after this Offering. The market price of the securities offered herein, if any, may decline below the offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management’s attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

Our undesignated Preferred Stock may inhibit potential acquisition bids; could adversely affect the market price for our Common Stock and the voting rights of holders of our Common Stock.

Our Articles of Incorporation provides our Board of Directors with the authority to issue up 10,000,000 shares of “blank check” Preferred Stock and to determine or alter the rights, preferences, privileges and restrictions granted to or imported upon these shares without further vote or action by our stockholders. The issuance of shares of Preferred Stock may delay or prevent a change in control transaction without further action by our stockholders. As a result, if a market was to ever develop for our Common Stock, the market price of our Common Stock may be adversely affected. In addition, if we issue Preferred Stock in the future that has preference over our Common Stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue Preferred Stock with voting rights that dilute the voting power of our Common Stock, the rights of holders of our Common Stock or the market price of our Common Stock could be adversely affected.

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There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to submit an application with OTC Markets for quotation of our Common Stock on the OTCQB after the registration statement relating to this prospectus is declared effective by the SEC. If for any reason our Common Stock is not quoted on the OTCQB or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their Common Stock should they desire to do so. No market makers have committed to becoming market makers for our Common Stock and none may do so. There is no assurance that if we file an application with the OTC Marketplace for quotation of our stock our application will be approved. Even if our application is approved, a market for our Common Stock may not develop or be sustained. If an active market for our securities does not develop, it may be difficult for you to sell shares you purchase in this Offering without depressing the market price for the shares or at all. As a result of these and other factors, you may not be able to sell your shares of our Common Stock at or above the initial price offered herein or at all. Further, an inactive market may also impair our ability to raise capital by selling shares of our Common Stock and may impair our ability to enter into strategic partnerships or acquire companies by using our shares of Common Stock as consideration.

In the event that our Common Stock becomes quoted on the OTCQB, it may l be subject to the “Penny Stock” Rules of the SEC and the trading market in our securities will be limited, which will make transactions in our stock cumbersome, which may reduce the value of an investment in our stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	that a broker or dealer approve a person’s account for transactions in penny stocks; and

●	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	Obtain financial information and investment experience objectives of the person; and

●	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth:

●	the basis on which the broker or dealer made the suitability determination; and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of common stock and cause a decline in the market value of stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

If and when our Common Stock becomes quoted on the OTCQB, FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that are required in recommending an investment to a customer. A broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity in our Common Stock. As a result, fewer broker-dealers may be willing to make a market in our Common Stock, reducing a stockholder’s ability to resell shares of our Common Stock.

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We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this Offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our Common Stock to decline and delay the development of our products. Pending their use, we may invest the net proceeds from this Offering in a manner that does not produce income or that loses value.

The requirements of being a public company may strain our resources and distract our management.

Upon the effectiveness of the registration statement of which this prospectus is a part, we will become a reporting company with the SEC and will be required regularly file quarterly and annual reports with the SEC on Forms 10-Q and 10-K, respectively, as well as current reports on Form 8-K as required by such form. Preparing and filing annual, quarterly and current reports with the SEC is a costly and time-consuming process and which will require us to retain an experienced securities attorney as well as utilizing the services of a filing agent to convert our reports into the SEC’s EDGAR format and any financial statements contained therein into SEC’s XBRL format. Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have significantly increased the costs and risks associated with accessing the public markets and public reporting.

Also, Section 404 of the Sarbanes-Oxley Act requires that we establish and maintain an adequate internal control structure and procedures for financial reporting and include a report of management on our internal control over financial reporting in our annual report on Form 10-K. That report must contain an assessment by management of the effectiveness of our internal control over financial reporting and must include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our Common Stock.

We do not anticipate paying any cash dividends on our capital stock in the foreseeable future.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business, and we do not anticipate paying any cash dividends on our capital stock in the foreseeable future. We believe it is likely that the Board of Directors will continue to conclude, that it is in the best interests of the Company and its stockholders to retain all earnings (if any) for the development of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our Common Stock will be your sole source of gain for the foreseeable future.

If our shares are quoted on the OTCQB, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the OTCQB, we will be required to remain current in our filings with the SEC in order for shares of our Common Stock to continue to be eligible for such quotation. If our shares are not eligible for quotation on the OTCQB, investors in our Common Stock may find it difficult to sell their shares.

State securities law may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.

If you purchase shares of our Common Stock sold pursuant to this Offering, you may not be able to resell the shares in a certain state unless and until the shares of our Common Stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our Common Stock for secondary trading, or identifying an available exemption for secondary trading in our Common Stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our Common Stock in any particular state, the shares of Common Stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our Common Stock, the market for the Common Stock will be limited, which could drive down the market price of our Common Stock and reduce the liquidity of the shares of our Common Stock and a stockholder’s ability to resell shares of our Common Stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his investment.

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If we take advantage of specified reduced disclosure requirements applicable to an “emerging growth company” under the JOBS Act, the information that we provide to stockholders may be different than they might receive from other public companies.

As a company with less than $1 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	reduced disclosure about our executive compensation arrangements;

●	no non-binding advisory votes on executive compensation or golden parachute arrangements;

●	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1 billion in annual revenues, we have more than $700 million in market value of our stock held by non-affiliates, or we issue more than $1 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have not taken advantage of any of these reduced reporting burdens in this prospectus, although we may choose to do so in future filings. If we do, the information that we provide stockholders may be different than you might get from other public companies in which you hold stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

●	ability to raise capital sufficient for performance of our projects and business plans;

●	ability to identify and complete commercially viable projects;

●	success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our acquisitions, as a result of which they would then receive expense reimbursements;

●	pool of prospective acquisition candidates;

●	the ability of our officers and directors to generate a number of potential investment opportunities;

●	potential change in control and/or dilution if we acquire one or more target businesses for stock;

●	the potential liquidity and trading of our securities;

●	the lack of a market for our securities;

●	use of proceeds paid to Selling Stockholders and not received by us; or

●	financial performance following this Offering.

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The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” starting from page [    ] of this prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statement. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Industry and Market Data

This prospectus contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys, and studies conducted by third parties, some of which may not be publicly available. Estimates, forecasts, and surveys are periodically updated by third parties and may materially impact projections in the future.

SELLING STOCKHOLDERS

We are registering for resale an aggregate of 2,100,000 shares of our Common Stock by the Selling Stockholders identified below. The Selling Stockholders acquired the foregoing shares of our Common Stock under the exemption from the registration requirements of the Securities Act afforded the Company by Section 4(a)(2) promulgated thereunder. We are registering the shares of Common Stock to permit the Selling Stockholders and their pledgees, donees, transferees and other successors-in-interest that receive their shares from a Selling Stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate in the manner described in the “Plan of Distribution.”

The table below sets forth the name of each Selling Stockholder, the amount of securities of the class beneficially owned by such Selling Stockholder prior to the Offering, the amount to be offered for the Selling Stockholders’ account, the amount and (if one percent or more) the percentage of the class to be owned by such Selling Stockholder after completion of the Offering.

Unless otherwise indicated, none of the Selling Stockholders have been an officer or director of the Company or any of its subsidiaries, predecessors or affiliates within the last three years nor have they had a material relationship with the Company or any of its subsidiaries, predecessors or affiliates within the last three years.

Based on representations made to us by the Selling Stockholders and to the best of our knowledge, no Selling Stockholders are a FINRA-registered broker-dealer or has any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. Upon our being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which the Common Stock was sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

We will receive no proceeds from the sale of the shares sold by the Selling Stockholders. We have agreed to bear the expenses of registration of the shares, other than commissions and discounts of agents or broker-dealers and transfer taxes, if any. We have no contractual obligations to provide any of our shareholders with registration of their shares. The following table indicates each selling stockholders and the amount of shares included for the registration for sale with this prospectus. There is no assurance that the selling stockholders will sell all or any number of the shares we are registering for sale in this offering.

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	Before Offering		After Completion of Offering
	Amount of Common Stock Owned	Amount of Common Stock Offered for Selling Stockholder’s Account	Amount of Common Stock to be owned by Selling Stockholder	Percentage of Common Stock to be owned by Selling Stockholder (1)
Maxim Temnkikov, Ph.D. (2)	830,712	830,712	0	0
Sergey Gurin (3)	832,334	832,334	0	0
FVZ LLC (4)	411,296	411,296	0	0
Albrekht, Ilya	163	163	0	0
Aravanis Investments Inc. (5)	11	11	0	0
Azarpad, Amir	456	456	0	0
Basuki, Royanto	1	1	0	0
Belousova, Nadezda	10	10	0	0
Capital Group Of Broward Inc. (6)	7	7	0	0
Cegielski, Marek	8,728	8,728	0	0
Chalmers, John	7	7	0	0
Cheverda, Victor	34	34	0	0
Cooper, Novelette	3	3	0	0
Dimitrov, Valentin	3,018	3,018	0	0
Estrin, Igor	7	7	0	0
Faynberg, Leonid	3	3	0	0
Finley, Chandler	45	45	0	0
Fowler, William	9	9	0	0
Galkin, Oleg	267	267	0	0
Gregg, Ronald	81	81	0	0
Gurin, Pavel	3	3	0	0
Gurin, Victor	12	12	0	0
Gurina, Olga	917	917	0	0
Gurina, Tatyana	198	198	0	0
Hersh, Kenneth	106	106	0	0
Jekov, Jivko	6	6	0	0
Katz, Zena	404	404	0	0
Makarov, Pavel	163	163	0	0
Meltser, Mark	65	65	0	0
Mikheleva, Ganna	10	10	0	0
Moshkov, Alexey	1	1	0	0
Novak, Peter	2	2	0	0
Onuchin, Ivan	190	190	0	0
Perkal-Provorny, Iakov	1,961	1,961	0	0
Permiakov, Serguei	2	2	0	0
Provornaya, Liya	25	25	0	0
Remenson, Ella	2	2	0	0
Reshetnyak, Viatcheslav	190	190	0	0
Sarkisyan, Susanna	13	13	0	0
Savitt, Sean	2	2	0	0
Sharin, Valeriy	81	81	0	0
Shembel, Olena	1	1	0	0
Stano, Slavomir	4	4	0	0
Tate, Regan	81	81	0	0
Toci, Alessandro	5	5	0	0
Trejbal, Petr	1,748	1,748	0	0
Wedziuk, Dariusz	571	571	0	0
Woods, Garfield	325	325	0	0
Yalunin, Andrei	5,720	5,720	0	0
TOTAL:	2,100,000	2,100,000	0	0

(1)	Based on 16,600,000 shares of Common Stock, assuming the sale of 14,500,000 shares of Common Stock by the Company and 2,100,000 shares of Common Stock by the Selling Stockholders.

(2)	Dr. Temnkikov serves as the President, Chief Executive Officer and a member of the Board of Directors of the Company.

(3)	Mr. Gurin serves as the Vice President, Interim Chief Financial Officer and a member of the Board of Directors of the Company.

(4)	Ms. Fay Katz and Mr. Val Zevel have voting and dispositive control of the securities held by FVZ LLC.

(5)	Mr. John Aravanis have voting and dispositive control of the securities held by Aravanis Investments Inc.

(6)	Mr. Amir Azarpad and Mr. Ramin Farahmand have voting and dispositive control of the securities held by Capital Group of Broward Inc.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the 2,100,000 shares of Common Stock by the Selling Stockholders. We will, however, receive net proceeds of approximately $[ ] if we sell all 14,500,000 shares of Common Stock offered by us pursuant to this prospectus, after deducting approximately $450,000 for accounting, legal, filing, printer and other miscellaneous expenses.

The following table illustrates the allocation of the net proceeds from this Offering (provided that all shares of Common Stock offered by us are sold in this Offering):

Item:	Allocated Net Proceeds(2):	Percentage of Net Proceeds:
Real Estate Development (1):
Identified Projects	21,340,000	74.75%
Unidentified Projects	6,210,000	21.75%
General Working Capital	1,000,000	3.50%
TOTAL	28,550,000	100.00%

(1)	The net proceeds of this Offering may be used to participate in construction of single and multi-family homes, extend commercial loans to homebuilders to build single or multi-family homes and develop lots, and purchase defaulted secured debt at a discount. Currently, we intend to allocate the net proceeds of this offering to finance the construction of real estate properties in Chicago, Illinois in cooperation with Development Management Holdings LLC, an Interforum Inc. entity: a condominium community and other projects that are currently under our review and feasibility studies. Our engagement will be largely dependent on the amount of funds we can raise, the timing of these investments, and there is no guarantee that we will engage into any of the named projects. Furthermore, there is no guarantee that any of these projects will be available to us at the time of investment in our common shares on the terms acceptable to us or at all. There is also no guarantee that Development Management Holdings LLC will enter into an agreement with us on terms favorable to us or at all.

(2)	The allocated net proceeds data represents a surplus to the selling stockholders and a dilution to the investors in this offering assuming our common shares in this offering are priced at $2.00 per share.

This is a self-written offering by the officers and directors of the Company on a “best efforts” basis. There is currently no underwriter for the common shares registered for sale by the Company but the Company reserves the right to retain the services of one or more FINRA registered broker-dealers to serve as the underwriter or underwriters of the Shares offered by sale by the Company in consideration for customary fees and commissions not exceeding those imposed by FINRA. In that event, the Company will reallocate the net proceeds.

The Company’s Board of Directors plans to reallocate the net proceeds in the event that substantially less than all of the shares offered by the Company are sold in this Offering.

Our Board of Directors will have significant discretion and flexibility in applying the net proceeds from this Offering. Pending any use as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

There is no specific minimum number or amount of the Shares that we must sell to receive and use the proceeds from this Offering, and we cannot assure you that all or any portion of the Common Stock in this Offering will be sold. In the event that we do not raise sufficient proceeds from this Offering to adequately fund our operations, we could curtail our forward-looking performance plans, or we could wrap up operations and pay back our debt.

DIVIDEND POLICY

We have not paid any cash dividends on our Common Stock to date and do not intend to pay cash dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our homebuilding projects. The payment of any cash dividends will be within the discretion of our Board of Directors at such time. Further, if we incur any indebtedness in connection with consummation and execution of our homebuilding projects, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

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DILUTION

The difference between the public offering price per share of Common Stock and the pro forma net tangible book value per share of our Common Stock after this Offering constitutes the dilution to investors in this Offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants and options, or the future issuance of Common Stock in satisfaction of convertible debentures and conversion rights of the holders of Series-X Common Stock, which would cause the actual dilution to the public stockholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Common Stock which may be redeemed for cash), by the number of outstanding shares of our Common Stock.

At March 31, 2015, our net tangible book value was $40,267, or approximately $0.01 per share of Common Stock. After giving effect to the sale of 14,500,000 shares of Common stock in this offering, and the deduction of estimated broker-dealer commissions and offering expenses, our pro forma net tangible book value at March 31, 2015, would have been $[ ] or $[ ] per share, representing an immediate increase in net tangible book value of $[ ] per share to our founders and initial stockholders and an immediate dilution of $[ ] per share to our public stockholders.

The following table sets forth information with respect to our initial stockholders and the public stockholders, assuming that our common shares will pass the review by the Securities and Exchange Commission resulting in the effectuation of this registration statement, listed on a capital exchange market, and open for trading at $2.00 per share (as presently estimated by our Board of Directors, subject to adjustments in accordance with the determination of share price by an independent, certified valuation specialist):

	Total Common Stock		Total consideration paid
	Number	%	Amount	%	Average price per share(3)
Founders(1)	2,000,000	12.1%	$20,000	0.0%	$0.01
Initial stockholders(2)	100,000	0.6%	$800	0.0%	$0.08
Public stockholders	14,500,000	87.3%	$29,000,000	100%	$2.00
Total	16,600,000	100%	$29,020,800	100%

(1) Assumes no exercise of the conversion rights for 8,000,000 shares of Series-X common stock;

(2) Indicates the Common Stock issued as merger consideration for acquisition of HAC Patents LLC;

(3) The increase (decrease) data represents a surplus to the selling stockholders and a dilution to the investors in this offering assuming our common shares in this offering are priced at $2.00 per share.

Each $1.00 increase (decrease) in the assumed initial public offering price of $[     ] per share, the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) our pro forma as adjusted net tangible book value by approximately $[    ] million, or approximately $[     ] per share, and increase (decrease) the dilution per share to investors in this offering by approximately $[ ] per share, assuming that the number of shares offered by us as set forth on the cover page of this prospectus remains the same, and after deducting the estimated offering expenses. We may also increase or decrease the number of shares we are offering. Each 1,000,000 shares increase or decrease in the number of shares of common stock offered by us would increase or decrease our pro forma as adjusted net tangible book value by approximately $[     ] million, or an increase of approximately $[     ] per share or a decrease of approximately $[     ] per share, and the pro forma dilution per share to investors in this offering would decrease by approximately $[ ] per share or increase by approximately $[     ] per share, assuming an initial public offering price of $[     ] per share, the midpoint of the price range set forth on the cover page of this prospectus, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. The pro forma as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

The following table illustrates a change of voting control as related to the change in value of our common stock to our founders and to the public stockholders, after deduction of estimated broker-dealer commissions and offering expenses, provided all of the 14,500,000 Common Stock offered by the Company are sold and none of the 2,100,000 Common Stock offered by the selling stockholders are sold:

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	Before the Offering		After the Offering
	Number of Shares	% Votes	Number of Shares	% Votes	Increase (decrease)(1)
Founders as selling stockholders	2,000,000	95.2%	2,000,000	12.1%	$1.50
Initial stockholders as selling stockholders	100,000	4.8%	100,000	0.6%	$1.50
Public stockholders	-	-	14,500,000	87.3%	$(0.45)
Total	2,100,000	100%	16,600,000	100%

(1) The increase (decrease) data represents a surplus to the selling stockholders and a dilution to the investors in this offering assuming our common shares in this offering are priced at $2.00 per share.

We anticipate no shares of preferred stock to be outstanding upon completion of this Offering. We anticipate no Common Stock to be issued in satisfaction of the $1.4 million in convertible debentures we have under the promissory notes we issued in 2012-2014 (the “Notes Payable”).

Further dilution may occur if we accept additional investments in the secondary and consecutive offerings and upon conversion of the shares of Series-X Common Stock by 25% incremental portions on the dates when price of our Common Stock in the public market, for any 20 trading days within a 30-trading day period, exceeds $5.00, $7.00, $10.00, and $12.00 per share. The rights, including the conversion rights, and restrictions of our Series-X Common Stock are described in Section titled “Description of Securities” on page [     ] of this prospectus.

CAPITALIZATION

The following table sets forth our capitalization at March 31, 2015 and as adjusted to give effect to the sale of the common shares in this offering and the application of the estimated net proceeds derived from the sale of such shares:

	Actual as of March 31, 2015	As Adjusted (1)
Notes payable (2)	$2,400,000	$2,400,000
Common stock, $0.001 par value, 200,000,000 shares authorized; 2,100,000 shares issued and outstanding as of 3-31-2015; 16,600,000 shares issued and outstanding as adjusted	2,100	16,600
Series-X Common stock, $0.001 par value, 40,000,000 shares authorized; 8,206,250 shares issued and outstanding as of 3-31-2015; 8,206,250 shares issued and outstanding as adjusted	8,206	8,206
Preferred stock, $0.001 par value, 10,000,000 shares authorized; none issued or outstanding	0	0
Additional paid-in capital	427,839	29,413,339
Total capitalization	$2,838,145	$31,838,145

(1)	The “as adjusted” data represents a surplus to the selling stockholders and a dilution to the investors in this offering assuming our common shares in this offering are priced at $2.00 per share;

(2)	See the auditor notes included into the audited financial statements enclosed as part of this prospectus.

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” starting from page [ ] of this prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statement. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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Overview

The Company was incorporated in the state of Florida on April 11, 2012. The Company is a project management company focused on the efficiency of real-estate construction projects, with operations are structured in three revenue streams: (i) Construction, (ii) Business Development, and (iii) Financing. We are headquartered in Deerfield Beach, Florida (which is within the Fort Lauderdale metropolitan area) and are presently targeting niche markets primarily in the Chicago, Illinois metropolitan area, with future expansion into other metropolitan areas.

Helpful Alliance Company is neither an underwriter as the term is defined in Section 2(a)(11) of the Securities Act of 1933, as amended, nor an investment company pursuant to the Investment Company Act of 1940, as amended. Helpful Alliance Company is not an investment adviser pursuant to the Investment Advisers Act of 1940. Helpful Alliance Company is not registered with FINRA or SIPC.

Basis of Presentation

Revenue

To date, a significant majority of our revenue has been derived from our real-estate financing activities, which we anticipate to decline as we engage in increasingly more and more real-estate construction projects.

We will derive our revenue from the construction activities in form of management fees and K-1 equity distribution from the sales of residential and commercial properties we build. We primarily sell our properties to individual buyers, but also to real-estate investors purchasing the properties for resale and rental community operations. We conduct sales of the properties we build through our strategic partners, who sells the homes directly and through retaining real-estate brokers in their respective regions.

Cost of Revenue

Cost of revenue primarily consists of our inventory of home kits, as well as (when and if we engage into the manufacturing of our home kits) manufacturing, packaging, assembly and testing costs for our home kits, shipping costs, costs of contracted labor, including stock-based compensation, warranty costs and write-downs for excess and obsolete inventory. Because currently our activities in the home kit segment are limited to engineering and market research, and because we currently have no inventory for resale, we have no cost of revenue.

Gross Profit

Gross profit is the difference between the revenue and the cost of revenue. We price our properties based on market and competitive conditions in local markets, and from time to time may reduce the price per square feet of our products as market and competitive conditions change. If we are unable to decrease the cost of our products in line with the sale price decrease, we may experience a reduction in our gross profit and gross margin.

Selling, General and Administrative Expenses

Selling, general and administrative expense primarily consists of personnel related expenses (including stock based compensation), sales commissions, field inspection expenses, travel expenses, professional and consulting fees, legal fees, depreciation expense, and other operating expenses. We expect selling, general and administrative expenses to increase on an absolute basis in the future as we expand our involvement into construction projects and hire more project management, sales, marketing, finance and administrative personnel, and we incur additional expenses associated with operating as a public company.

Research and Development Expenses

Research and development expense primarily consists of prototyping and testing of prototypes of novel construction methods and instruments, and personnel related expenses (including stock based compensation), intellectual property license costs, engineering design development costs, technology evaluation costs, depreciation expense and other expenses related to our research and development of novel construction methods. Research and development activities include the design of new construction elements, methods, systems and processes, refinement of existing elements, methods, systems and processes and product development, including obtaining the appropriate product approvals to ensure compliance with required architectural specifications and building codes. All research and development costs are expensed as incurred. We expect our research and development expenses to increase on an absolute basis as we continue to expand our involvements into developing novel construction elements, methods, systems and processes.

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Interest Expense

Interest expense consists of interest expense related to our obligations under convertible debt and non-convertible debt. Convertible notes in the principal amount of $1,000,000 and $400,000 were issued in March 2013 and June 2014, respectively. The notes accrue interest at an annual rate of 8.0%, payable quarterly, and mature in March 2016 and June 2017, respectively and are convertible into Common Stock at a conversion rate of $1.60 per share. As of December 31, 2014, the amount of accrued interest was $96,444. As of March 31, 2015, the amount of accrued interest was $27,726. Non-convertible debt in the principal amount of $1,000,000 was issued in June 2014. The note accrues interest at an annual rate of 6.0%, payable quarterly, and matures in June 2017. As of December 31, 2014 the amount of accrued interest was $15,333, which was paid in January 2015. As of March 31, 2015, the amount of accrued interest was $15,000.

Net Income (Loss)

For the twelve months ended December 31, 2014, our net loss was $(239,678). For the twelve months ended December 31, 2013, our net loss was of $(24,209). For the three months ended March 31, 2015, our net loss was $(111,721). For the three months ended March 31, 2014, our net income was of $9,000.

Income taxes

Deferred income tax assets and liabilities arise from temporary differences associated with differences between the financial statements and tax basis of assets and liabilities, as measured by the enacted tax rates, which are expected to be in effect when these differences reverse. Deferred tax assets and liabilities are classified as current or non-current, depending upon the classification of the asset or liabilities to which they relate. Deferred tax assets and liabilities not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company follows the provisions of FASB ASC 740-10 “Uncertainty in Income Taxes” (ASC 740-10). Certain recognition thresholds must be met before a tax position is recognized in the financial statements. An entity may only recognize or continue to recognize tax positions that meet a “more-likely-than-not” threshold. As of December 31, 2014 and 2013, the Company does not believe it has any uncertain tax positions that would require either recognition or disclosure in the accompanying financial statements.

Results of Operations

The following table sets forth statement of income data for the periods indicated:

	Fiscal Year Ended December 31,		Three Months Ended March 31,
	2014	2013	2015	2014
Revenue, including interest income	$231,661	$151,771	$47,071	$44,105
Operating expenses:
Selling, general and administrative	345,759	95,545	116,167	17,162
Research and development	79	5,619	—	79
Unusual expenses, total	—	—	—	—
Total operating expenses	345,838	101,164	116,167	17,241

Income (loss) from operations	(114,177)	50,607	(69,096)	26,864
Other income (expense), net	3,779	—	101	1,862
Interest expense	(129,280)	(74,816)	(42,726)	(19,726)
Total Other Income (Expense)	(125,501)	(74,816)	(42,625)	(17,864)
Net income (loss)	$(239,678)	$(24,209)	$(111,721)	9,000
Net income (loss) per common share	$(0.02)	$(0.00)	$(0.04)	$0.00
Weighted average Common Stock – basic and diluted	10,000,000	10,000,000	2,888,889	10,000,000

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Comparison of the Three Months Ended March 31, 2015 to the Three Months Ended March 31, 2014

As reflected in the accompanying financial statements, we ended first quarter ended March 31, 2015 with net loss of $(111,721), or $(0.04) per basic and diluted share, as compared to net income of $9,000, or $0.00 per basic and diluted share on March 31, 2014. The net cash used in operations at March 31, 2015 was $116,167 as compared to the net cash used in operations of $17,241 for the period ended March 31, 2014. The accumulated stockholders’ equity at March 31, 2015 was $40,267 by comparison to the stockholders’ deficit of 62,521 at March 31, 2014.

In March, 2015 we paid $180,000 and $235,000 to acquire 5% equity stake in 228 Racine LLC and 7820 Madison LLC, respectively, as compared to no homebuilding activity within the first quarter ended March 31, 2014. Our financial segment activities in first quarter ended March 31, 2014 have produced $47,071in revenue, which is an increase of 6.7% from $44,105 as compared to the first quarter of last year ended March 31, 2014.

In first quarter ending March 31, 2015, our founders, FVZ LLC, Dr. Temnikov and Mr. Gurin, have converted the aggregate of 8,000,000 shares of Common Stock into the equivalent number of shares of Series-X Common Stock. As a result of such conversion, the number of common shares outstanding has decreased to 2,000,000 shares. Because the 10,000,000 shares of common stock were outstanding from January 1, 2015 to January 10, 2015 and the 8,000,000 shares of common stock were converted into 8,000,000 shares of Series-X Common Stock on January 10, 2015, the weighted average number of common shares outstanding (basic and diluted) resulted in 2,888,889.

We have had a net loss of $111,721 for the period ending on March 31, 2015, comparing to the net income of $9,000 for the period ending on March 31, 2014, because during first quarter of 2014 our business activities were limited, among other activities, to conducting market research, designing our business model, and searching for a building partner. As we became more active in organizing a revenue stream from our construction activities, our operating expenses in first quarter ending March 31, 2015 have increased to $116,167 (which is approximately 674% comparing to first quarter ending March 31, 2014), which resulted in an increase of the net loss to $(111,721), or $(0.04) per common share.

Comparison of the Fiscal Year Ended December 31, 2014 to the Fiscal Year December 31, 2013

As reflected in the accompanying financial statements, the Company had a net loss of $239,678 and $24,209 for the years ended December 31, 2014 and 2013, respectively, and net cash used in operations of $345,838 and $101,164 for the years ended December 31, 2014 and 2013, respectively, and an accumulated deficit and stockholders’ deficit of $286,157 and $186,157, respectively, at December 31, 2014. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital, implement its business plan, and generate significant revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Revenue

For fiscal year 2014, we reported $231,661 in revenue, which is a 53% increase from the $151,771 received in 2013. We ended 2014 with net loss of $(239,678), or $(0.02) per basic and diluted share, as compared to net loss of $(24,209) in 2013. Because we had operating losses from inception to date, we ended 2014 with stockholder deficit increased to $(186,157) in comparison to stockholder equity of $53,521 in 2013. At December 31, 2014, our total liabilities were $2,880,311 in comparison to total liabilities of $1,451,235 at December 31, 2013, which is an increase of 98%.

Cost of Revenue

Cost of revenue primarily consists of our inventory of home kits, as well as (when and if we engage into the manufacturing of our home kits) manufacturing, packaging, assembly and testing costs for our home kits, shipping costs, costs of contracted labor, including stock-based compensation, warranty costs and write-downs for excess and obsolete inventory. Because currently our activities in the home kit segment are limited to engineering and market research, and because we currently have no inventory for resale, we have no cost of revenue.

Gross Profit

Our gross profit is calculated by deducting our total cost of revenue from our total revenue. For the twelve months ended December 31, 2014, our gross profit was equal to our total revenue (due to a zero-cost in both years 2014 and 2013), and was $223,733 for the twelve months ending on December 31, 2014 and $151,771 for the same period of 2013.

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Operating Expenses

Our total operating expenses at December 31, 2014 amounted to $345,838, which is an increase of approximately 242% from the total operating expenses of $101,164 amounted in 2013. The following table illustrates the summary of our operating profit and loss as accounted for the cumulative activities from all three of our revenue streams:

	Twelve Months Ended December 31,
	2014	2013
Total revenues, including interest income from the Notes	$231,661	$151,771
Total costs of goods sold	—	—
Gross Profit(Loss)	231,661	151,771
Selling, general and administrative expenses, total	345,838	101,164
Unusual expenses, total	—	—
Income(Loss) from operations	(114,177)	50,607
Other income (expense)	3,779	—
Interest expense	(129,279)	(74,816)
Total other income (loss), net	(125,501)	(74,816)
Earnings(Loss) before income taxes	(239,678)	(24,209)
Provision for income taxes	—	—
Net income (loss)	$(239,678)	$(24,209)
Loss per share – basic and diluted	$(0.02)	$(0.00)
Weighted average Common Stock – basic and diluted	10,000,000	10,000,000

Selling, general and administrative expenses

Selling, general and administrative expenses costs include officer compensation, salaries and benefits, stock-based compensation expense, bad-debt expense, consulting fees, legal expenses, intellectual property costs, accounting and auditing fees, investor relations costs, insurance, reporting costs and fees, and corporate overhead related costs. Total selling, general and administrative expenses for the twelve months ended December 31, 2014 was $345,838 compared to $101,164 for the same period of the prior year. The increase of $244,674 was primarily due to the bad debt expense of $179,197 and increase of our operating activities in 2014 as we became more active in the homebuilding segment activities. As we continue to further develop our business, we anticipate that our selling, general and administrative expenses will increase in absolute dollars and decrease as a percentage of total revenues as we become profitable.

Research and development expenses

Research and development expenses generally include amounts including salaries and benefits, engineering and technology consultant fees, supplies and materials for samples and prototypes, as well as other engineering related expenses. Expenditures for research and product development costs are included in other selling, general and administrative expense and totaled $79 and $5,619 for the years ended December 31, 2014 and 2013. As we become more active in our home kit activities, we anticipate that our research and development costs will increase in absolute dollars.

Other Income (Expenses)

Other income (expenses), which consisted primarily of interest expense related to our obligations under our convertible debt, totaled to $(125,501) for the twelve months ended December 31, 2014. For the same period ended at December 31, 2013, other income (expenses) were $(74,816) also related to our notes payable.

Net Income (Loss)

For the twelve months ended December 31, 2014, our net loss was approximately $239,678. For the twelve months ended December 31, 2013, our net loss was of $24,209.

Earnings per share

We reported net loss of $239,678, or $(0.02) per basic and diluted share, for the year ended December 31, 2014, compared to net loss of $24,209, or $(0.00) per basic and diluted share, for the year ended December 31, 2013.

	Fiscal Year Ended December 31,
	2014	2013
Net loss	$(239,678)	$(24,209)
Weighted average number of common share outstanding, basic and diluted	10,000,000	10,000,000
Net earnings (loss) attributable to Common Stockholders per share, basic and diluted	$(0.02)	(0.00)

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Liquidity

Since our inception, our operations have been financed primarily by cash sourced from the issuance of shares of our Series-X and Common Stock, and $20.2 cash generated from operations in fiscal years 2013 and 2014, respectively. Our 2013 and 2014 liquidity needs have been satisfied through the receipt of gross profits of $231,661 for the twelve months ending on December 31, 2014 and $151,771 for the same period of 2013, as well as from the principal funds under the $2.7 million in debentures we used as our operating capital.

We estimate the $304,507 cash we have in our bank account at March 31, 2015 will be sufficient to finance (i) our working capital requirements and estimated expenses associated with this Offering (excluding homebuilding projects), (ii) our certain operating expenses, and (iii) our activities to complete this Offering and undertake the consecutive offerings of our securities.

In order to fund any working capital deficiencies or finance unforeseen transaction costs in connection with intended business, our sponsor and our founders or our officers and directors may, but are not obligated to, loan us funds as may be required. We would repay such loaned amounts out of the net offering proceeds of the consecutive offerings or out of the operating income of the target businesses we acquire. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

In April 2015, we have sold a Common Stock purchase warrant to our sponsor, AssetsTZ Holdings LLC, which entitles AssetsTZ Holdings to acquire up to 3,750,000 shares of our Common Stock at par value of $0.001 per share in connection to lending us up to $50 million, from time to time, under then agreed terms and conditions. If, at the date of negotiating the terms of a loan we don’t accept the terms of a loan, then AssetsTZ Holdings will not be entitled to exercise the warrant. Under the warrant agreement, AssetsTZ Holding is entitled to exercise and purchase 75,000 Common Stock for each $1.0 million dollar in non-convertible debt. In consideration for issuing the warrant, AssetsTZ Holdings LLC paid $100,000 in cash, which were used to satisfy our liquidity requirements.

We expect our primary liquidity requirements during the period commencing on January 1, 2015 and ending on December 31, 2015 to include the financial needs described in the following table. However, we may have additional expenses that may be unforeseen by us at this time and incurred by us in connection with the pursuit of our business plans or in connection to the consecutive offerings of our securities.

Estimated Operating Expenses for 2015:
Selling, general and administrative, including labor	715,000	47.7%
Research and product development, except labor	0	0.0%
Other unforeseen expense	300,000	20.0%
Debt payoffs	0	0.0%
Legal fees	200,000	13.3%
Transfer agent fees	25,000	1.7%
FINRA fees	30,000	2.0%
Travel and road-shows	30,000	2.0%
Printing and engraving expenses	25,000	1.7%
IPO expenses and SEC fees	150,000	10.0%
Securities listing fees	15,000	1.0%
DWAC/DTC assistance fees	10,000	0.6%
Total:	$1,500,000	100.0%

(1) Amounts indicate the estimates of our operating expenses for fiscal year 2015 only.

Capital Resources

Our principal capital requirements are to fund our working capital for our construction projects and to finance an acquisition of land and property with the purpose of rezoning for future construction, and to finance the costs of public company filing requirements. We have historically funded our operations through combination of our gross profits and cash received from debt and equity investments. Upon completion of our initial public offering, we anticipate receiving approximately $26.0 million in the net offering proceeds (after payment of estimated broker-dealer commissions and offering expenses). We also anticipate our sponsor, AssetsTZ Holdings LLC, to provide us, from time to time, with amounts ranging from $1 million to $50 million in the private non-convertible lending transactions. We believe the combination of the net proceeds from the initial public offering and the as-necessary borrowings should be sufficient to fund our operating capital.

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Summary of Critical Accounting Policies

Going concern

These financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had a net loss of $111,721 for the three months ended March 31, 2015 and an accumulated deficit of $397,878 at March 31, 2015. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital, implement its business plan, and generate significant revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management is continuing with its plan to expand operations in homebuilding and home kits, which requires substantial additional working capital. The management believes that its current operating strategy, combined with continued funding, will provide the opportunity for the Company to continue as a going concern. The Company plans on raising capital through the sale of equity or debt instruments to implement its business plan. The Company remains dependent upon outside investors or its controlling stockholders to fund its operations. There is no assurance that the Company will raise the required capital or succeed in the realization of its business plans.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates during the three months ended March 31, 2015 include the valuation of notes interest receivable and notes receivable.

Fair Value of Financial Instruments and Fair Value Measurements

The Company adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, current notes receivable, accounts payable and accrued expenses, accrued interest payable and due to officer approximate their fair market value based on the short-term maturity of these instruments. Furthermore, non-current notes receivable and notes payable carrying amounts approximate their fair value since they carry market rates of interest. The Company did not have any non-financial assets or liabilities that are measured at fair value on a recurring basis as of March 31, 2015.

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

26

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and short-term highly liquid investments purchased with original maturities of three months or less. There were no cash equivalents at March 31, 2015 and December 31, 2014.

Note Interest Receivables

Note interest receivables are stated at their estimated net realizable value. The Company reviews its accounts to estimate losses resulting from the inability of its customers to make required payments. Any required allowance is based on specific analysis of past due accounts and also considers historical trends of write-offs. Past due status is based on how recently payments have been received from customers. The Company’s collection experience has been favorable reflecting a limited number of customers. An allowance was deemed necessary for one customer in the amount of $179,917 at December 31, 2014. The allowance was increased by $3,575 at March 31, 2015, bringing the allowance to $183,492.

Notes Receivables

ASC 310-10 provides general guidance for re and notes that receivables arise from credit sales, loans, or other transactions. This Subtopic further discusses acquisition, development, and construction arrangements and provides “guidance for determining whether a lender should account for an acquisition, development, and construction arrangement as a loan or as an investment in real estate or a joint venture.”

ASC 310-10 provides general guidance for receivables and notes that receivables arise from credit sales, loans, or other transactions. This Subtopic further discusses acquisition, development, and construction arrangements and provides “guidance for determining whether a lender should account for an acquisition, development, and construction arrangement as a loan or as an investment in real estate or a joint venture.”

The Company follows FASB ASC 310-10 that provides general guidance for receivables and notes that arise from credit sales, loans, or other transactions. This Subtopic further discusses acquisition, development, and construction arrangements and provides “guidance for determining whether a lender should account for an acquisition, development, and construction arrangement as a loan or as an investment in real estate or a joint venture.”

Generally Accepted Accounting Principles (“GAAP”) requires that companies disclose the fair value of their notes receivable in the notes to the financial statements if they do not approximates their fair value. Also, GAAP recently changed to allow companies to choose to carry receivables at fair value in their balance sheets, with changes in fair value recognized as gains or losses in the income statements. The Company has not opted to carry its notes at fair value, and continues to carry its notes at face value.

When it becomes probable that a creditor will be unable to collect all amounts due according to the contractual terms of a note, the receivable is considered impaired. When a creditor’s investment in a note receivable becomes impaired for any reason, the receivable is re-measured at the discounted present value of currently expected cash flows at the loan’s original effective rate. The difference between the carrying amount of the note and the discounted present value is the amount of impairment to be recorded.

Equipment

Equipment is carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed, and any resulting gains or losses are included in the Statement of Operations.

Patent Costs

Patents are stated at cost and are being amortized on a straight-line basis over the estimated future periods to be benefited. All patents at March 31, 2015 have either been acquired from a related Company or assigned to the Company by the Company’s founder. Patents are recorded at the historical cost basis. The Company Acquired a patent from an affiliated company in March 2015 valued at $8,145, which represent the legal fees for filing the patent applications. The Company will begin amortizing this patent cost when application are approved, and therefore did not recognize any amortization expense for the three months ended March 31, 2015.

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Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Investment in Unconsolidated Investee

The Company accounts for investments in which the Company owns more than 20% of the investee, using the equity method in accordance with ASC Topic 323, Investments—Equity Method and Joint Ventures. Under the equity method, an investor initially records an investment in the stock of an investee at cost, and adjusts the carrying amount of the investment to recognize the investor’s share of the earnings or losses of the investee after the date of acquisition. The amount of the adjustment is included in the determination of net income by the investor, and such amount reflects adjustments similar to those made in preparing consolidated statements including adjustments to eliminate intercompany gains and losses, and to amortize, if appropriate, any difference between investor cost and underlying equity in net assets of the investee at the date of investment. The investment of an investor is also adjusted to reflect the investor’s share of changes in the investee’s capital. Dividends received from an investee reduce the carrying amount of the investment. A series of operating losses of an investee or other factors may indicate that a decrease in value of the investment has occurred which is other than temporary and which should be recognized even though the decrease in value is in excess of what would otherwise be recognized by application of the equity method.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured. The Company’s specific revenue recognition policies are as follows:

Home Kits: Revenues from sales of home kits are recognized when the sales are closed and home kits are delivered to the customer. In the three months ended March 31, 2015 and 2014 the Company had no revenues generated by the sale of home kits.

Engineering consulting: Revenues from sales of engineering consulting services are earned when services are provided.

Segments

The Company follows the guidance of ASC 280-10 for “Disclosures about Segments of an Enterprise and Related Information.” During the three months ended March 31, 2015 and 2014, the Company only operated in one segment; therefore, segment information has not been presented.

Advertising and Promotion

Advertising and promotion is expensed as incurred and is included in other selling, general and administrative expense and totaled $2,355 and $0 for the three months ended March 31, 2015 and 2014, respectively.

Research and Development

Expenditures for research and product development costs are expensed as incurred and are included in other selling, general and administrative expense and totaled $0 and $79 for the three months ended March 31, 2015 and 2014.

Income (loss) per share of Common Stock

ASC 260 “Earnings Per Share,” requires dual presentation of basic and diluted earnings per share (“EPS”) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue Common Stock were exercised or converted into Common Stock or resulted in the issuance of Common Stock that then shared in the earnings of the entity. Basic net income (loss) per common share is computed by dividing net income (loss) available to Common Stockholders by the weighted average number of shares of Common Stock outstanding during the period. Diluted net income per common share is computed by dividing net income by the weighted average number of shares of Common Stock, Common Stock equivalents and potentially dilutive securities outstanding during each period. Potentially dilutive Common Stock was excluded from the computation of diluted shares outstanding as they would have an anti-dilutive impact on the Company’s net losses and consisted of the following:

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Net loss per share for each class of Common Stock is as follows:

	Three Months Ended March 31,
Net (loss) income per Common Stock outstanding:	2015	2014
Common stock	$(0.04)	$(0.00)
Weighted average shares outstanding:
Common stock	2,888,889	10,000,000
Total weighted average shares outstanding	2,888,889	10,000,000

The Company’s aggregate Common Stock equivalents at March 31, 2015 and 2014 included the following:

	March 31, 2015	March 31, 2014
Convertible notes	875,000	843,750
Total	875,000	843,750

Related parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions are recorded at fair value of the goods or services exchanged.

Recent accounting pronouncements

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (ASU 2014-09), which supersedes nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. The standard is effective for annual periods beginning after December 15, 2016, and interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting ASU 2014-09 recognized at the date of adoption (which includes additional footnote disclosures). Early adoption is not permitted. The adoption of this guidance is not expected to have a material impact on the Company’s financial statements.

In June 2014, the FASB issued Accounting Standards Update No. 2014-12, Compensation — Stock Compensation (Topic 718), Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period (a consensus of the FASB Emerging Issues Task Force) (ASU 2014-12). The guidance applies to all reporting entities that grant their employees share-based payments in which the terms of the award provide that a performance target that affects vesting could be achieved after the requisite service period. The amendments require that a performance target that affects vesting and that could be achieved after the requisite service period is treated as a performance condition. For all entities, the amendments in this Update are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. The effective date is the same for both public business entities and all other entities. The adoption of this guidance is not expected to have a material impact on the Company’s financial statements.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entities Ability to Continue as a Going Concern (ASU 2014-15). The guidance in ASU 2014-15 sets forth management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern as well as required disclosures. ASU 2014-15 indicates that, when preparing financial statements for interim and annual financial statements, management should evaluate whether conditions or events, in the aggregate, raise substantial doubt about the entity’s ability to continue as a going concern for one year from the date the financial statements are issued or are available to be issued. This evaluation should include consideration of conditions and events that are either known or are reasonably knowable at the date the financial statements are issued or are available to be issued, as well as whether it is probable that management’s plans to address the substantial doubt will be implemented and, if so, whether it is probable that the plans will alleviate the substantial doubt. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and interim periods and annual periods thereafter. Early application is permitted. The adoption of this guidance is not expected to have a material impact on the Company’s financial statements.

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Emerging Growth Company

We are an emerging growth company as defined in the JOBS Act. As an emerging growth company, we have elected, pursuant to Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Securities Act Section 7(a)(2)(B) for complying with new or revised accounting standards. We will therefore delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. We may take advantage of this extended transition period provided in Securities Act Section 7(a)(2)(B) until the first to occur of the date we (i) are no longer an “emerging growth company” or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Securities Act Section 7(a)(2)(B). As such, our financial statements may not be comparable to companies that comply with public company effective dates.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of March 31, 2015, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations.

BUSINESS

Overview

The Company was incorporated in Florida on April 11, 2012. The Company is a project management company focused on the efficiency of real-estate construction projects, with operations are structured in three revenue streams: (i) Construction, (ii) Business Development, and (iii) Financing. We are headquartered in Deerfield Beach, Florida (which is within the Fort Lauderdale metropolitan area) and are presently targeting niche markets primarily in the Chicago, Illinois metropolitan area, with future expansion into other metropolitan areas.

Upon incorporation, the founders have invested $100,000 in capital, which was used to finance expenses associated with the commencement of principal operations. The founders’ and the initial investors have provided $2.8 million in unsecured debt bearing annual interest varying between 6 and 8%. The amount of $70,000 of these notes was repaid prior to maturity at the lender’s request. The amount of $330,000 of these notes was converted into 206,250 shares of restricted Series-X common stock, convertible into the shares of common stock based upon the Company’s common shares trading on open market at an increasing share prices (See section entitled “Description of Securities” for more information). The remaining amount of $1.0 million is convertible into 625,000 common shares at $1.60 per share and matures on March 31, 2016. The amount of $0.4 million is convertible into 250,000 common shares at $1.60 per share and matures on June 29, 2017. The amount of $1.0 million is non-convertible and matures on June 17, 2017. Total investment to date is $3 million.

Construction

We help real-estate developers build quality real-estate at a lower cost. Our core competence is in project execution, operations efficiency, and strategic partnerships. We ally with established real-estate developers, and take charge in managing general and administrative functions of the projects, hence allowing them to focus their efforts on construction process. Together with our building partners, we are involved in all phases of planning and building, including land acquisition, site planning, preparation and improvement of land and design, construction and marketing of the properties we build. By applying our management expertise to the construction process, we make it economically more profitable for all parties involved – investors, builders, and homebuyers.

Business Development

We are growing our business organically (via engaging into new construction projects) and through acquisitions (via acquiring ongoing construction projects).

We acquire real-estate construction projects and organize joint ventures with established builders in exchange for management fees and equity in the projects. Alongside our building partners, we oversee all phases of planning and building, including land acquisition, site-planning, preparation and improvement of land and design, and the construction and marketing of properties to ensure the maximum financial efficiency, expedient performance, and marketability.

We attain and defend strong market presence through strategic alliances with the developers in niche markets and by applying our knowledgebase.

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Financing

Operations of our Financial Services segment include primarily mortgage financing and commercial lending in which real properties and land are used as collateral. We manage substantially all of the loans we originate privately in-house. The Financial Services’ operating earnings consist of revenues generated primarily from loan financing, less the costs and certain selling, general and administrative expenses incurred by the segment. All of our activities in the Financial Services segment are presently conducted in the State of Florida.

Market and Industry

The projects we intend to fund using the net proceeds of this offering largely involve multi-family unit buildings. The National Association of Home Builders (the “NAHB”) tracks industry and market data and reports steady growth for the apartment and condominium housing in 2014. As demonstrated by the chart below, the NAHB reports that multi-family housing market gained momentum in second quarter of 2014 and, despite a slight decline in fourth quarter, shows track record of high growth overall.

Housing construction starts and completions impact our ability to sell the homes we build. According to the U.S. Census Bureau, an estimated 1,032,900 housing units were authorized by building permits in 2014. This is 4.2 percent (±0.9%) above the 2013 figure of 990,800. An estimated 1,005,800 housing units were started in 2014. This is 8.8 percent (±2.9%) above the 2013 figure of 924,900. An estimated 883,000 housing units were completed in 2014. This is 15.5 percent (±3.2%) above the 2013 figure of 764,400. We believe the increase in housing starts and completions is favorable to our business. The NAHB further reports positive market forecast for years 2015 and 2016:

Housing and Interest Rate Forecast, 1/5/2015					* in thousands
	2010	2011	2012	2013	2014	2015	2016
Housing Activity
Total Housing Starts	586	612	784	930	993	1,162	1,463
Single Family	471	434	537	621	641	804	1,102
Multifamily	114	178	247	309	352	358	361

In its Economic & Housing Outlook, FreddieMac reports, the U.S. economy and housing markets are prepared for a robust start as we enter 2015. Economic growth is running at about a 3 percent annual rate. The labor market continues to heal, posting solid job gains and driving falling unemployment, and falling oil prices have helped push down retail gas prices, effectively giving U.S. consumers upwards of $200 billion extra in aggregate to spend. FreddieMac is forecasting total housing starts to increase by 20 percent from 2014 to 2015. While single-family homes will account for most of the construction increases, rental apartment construction will also be up. Strengthening residential construction and improved home sales will help to bolster mortgage markets.

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Strategy

We focus on multi-family and mixed-use construction projects. We select our projects primarily upon similar economic characteristics, geography and product type. Our present focus is on multi-family and mixed-use new construction. We are growing our company through three verticals: (a) growth via origination of new construction projects and (b) acquisition of ongoing construction projects, (iii) acquisition of real-estate development companies. Although currently we dedicate the majority of our business efforts to origination of new construction projects, we anticipate using a large portion of the net investment proceeds from the initial public offering for acquisition of the construction projects progressing to completion in the year following the acquisition, as well as for acquisition of land and properties with purposes of rezoning and future construction.

In general terms, our growth strategy is to opportunistically acquire and operate well-positioned land, properties and real-estate development projects in the metropolitan areas featuring low vacancy rates, to generate an attractive risk-adjusted income.

Specifically, we intend to pursue the following strategies to achieve these objectives:

●	Proactive project acquisition. We believe our proactive targeted acquisition approach will enable us to motivate niche real-estate developers to sell their projects to us and cooperate with us on the completion of those projects. We will continually apply our proactive project acquisition approach to exponentially acquire real-estate construction projects in targeted metropolitan areas by applying efficiency of our business model, which will increasingly drive short- and long-term earnings to our company.

●	Proprietary project management. We believe our project management practices, specialized knowledge-base, and proprietary approach to real-estate construction management will enable us to maximize the operating performance of our projects. We will continue to apply an active project management program to increase the earnings from each of our projects. This may include expanding existing relationships with the developers to acquire increasingly more projects, and enter into new relationships with real-estate developers in the targeted metro areas, as well as expanding our business presence into the additional metropolitan areas.

●	Diversifying our asset base. We believe that acquiring strategically located land and properties with purposes of rezoning and a view of future development combined with targeted leasing strategies and active asset management will enable us to maximize our operating performance. We will seek, analyze and acquire strategically located land with and without real estate properties in the targeted metropolitan areas to implement an active asset management program aimed at increasing a long-term value of each of our through rezoning and future improvement of an existing property or a construction of new property. This may include expanding existing tenants, re-entitling site plans to allow for additional outparcels, which are small tracts of land used for freestanding development not attached to the main buildings, and repositioning tenant mixes to maximize traffic, tenant sales and percentage rents. As we diversify and expand our asset base, we will seek to maintain a diverse pool of assets with respect to both geographic location and tenant mix, helping to mitigate our operating risks and finance our rezoning activities. We will continually monitor our target markets for opportunities to selectively dispose the properties where returns appear to have been maximized and redeploy proceeds into new acquisitions that have greater return prospects.

●	Capitalizing on network of relationships to pursue transactions. We plan to pursue transactions in our target markets through the relationships we have developed to date, as well as through the relationships we will continue to develop as we expand our network of development partners, projects, and business presence in targeted geographic locations. We will continue cultivating long-term relationships with real-estate developers through a consistent dialogue with a proactive approach to the transition of their construction projects under our management.

●	Leverage our founder’s experience in real estate construction. Our founder and Chief Executive Officer, Dr. Temnikov, has over 10 years of specialized experience in operating and growing a real-estate development company with an extensive infrastructure of general and specialty contractors and subcontractors involved into high- and low-rise construction. Considering that, prior to immigrating into the U.S., Dr. Temnikov has co-founded The Mirax Group in Russia, and, together with other co-founders, grew The Mirax Group to a multi-billion dollar company with numerous notable real-estate property developments, we believe our company is well positioned for growth based on Dr. Temnikov’s expertise.

●	Grow our business through a comprehensive financing strategy. We believe our capital structure will provide us with sufficient financial capacity and flexibility to fund future growth. Based on current capitalization, we believe we will have access to multiple sources of financing that are currently unavailable to many of our private market peers or overleveraged public competitors, which will provide us with a competitive advantage. Over time, these financing alternatives may include follow-on offerings of our common stock, corporate level debt, and preferred equity and credit facilities. Immediately upon completion of this offering, we expect to have a ratio of debt to total market capitalization of approximately 8.9% assuming all common shares in this offering are sold. Although we are not required by our governing documents to maintain this ratio at any particular level, our Board of Directors will review our ratio of debt to total capital on a quarterly basis, with the goal of maintaining a reasonable rate consistent with our expected ratio of debt to total market capitalization going forward.

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All of our current operations are based in the United States.

Management and Operating Structure

We balance a local operating structure with centralized corporate level management through the strategic alliances with our homebuilding partners. We generally enter into strategic alliances with key homebuilders by forming joint ventures in form of new limited liability companies organized for each homebuilding project and liquidated or sold upon the project completion. Generally, we participate as Class-B LLC Member and our partners participate as Class-A LLC Member. We provide first round of equity funding of the project. Our partners provide second round of funding for the project, usually in form of bank loans or/and mezzanine financing. Our partners are us are considered unconsolidated entities. We are involved in all phases of planning and building, including land acquisition, site planning, preparation and improvement of land and design, construction and marketing of homes. We believe a multi-member LLC structure allows us to use the asset protection provided to multi-member LLC companies in the jurisdictions under which we operate. However, we may also enter into a homebuilding project via a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other business combination, each of which we call a “business combination.”

Decisions related to our overall strategy, acquisitions of land and businesses, risk management, financing, cash management and information systems are centralized at the headquarter level through a joint planning group, which is managed by us. The local operating infrastructure is managed by our homebuilding partners, who, in most instances, have significant experience in the homebuilding industry and in their particular local markets. They are responsible for operating decisions regarding land identification, entitlement and development, zoning and code compliance, opportunity screening, retaining contractors and subcontractors, inventory management, community development, construction and marketing of homes.

Alliances

We view each homebuilding project as a joint venture with our homebuilding partners. We provide first round of equity funding of the project. Our partners provide second round of funding for the project, usually in form of bank loans or mezzanine financing. The homebuilding projects for our strategic alliances are selected primarily upon similar economic characteristics, geography and product type. We are targeting residential homebuilding markets the States of Florida, New York, Texas, Illinois, and California, although we are not restricted from operating in any other geographic region or jurisdiction. We focus on homebuilding projects with project duration not exceeding 36 months and anticipated annual pre-tax earnings in excess of 40% per year, in which we own an equity stake. We are involved, together with our partners, in all phases of planning and building, including land acquisition, site planning, preparation and improvement of land and design, construction and marketing of homes, for which we receive the management fees. We manage the joint ventures from our headquarters.

An evaluation of expected project performance is based primarily on projected earnings (loss) before income taxes as accounted to our intercompany operations, which consists of our share of a project profit distribution upon liquidation of a subsidiary organized for the purposes of the project (which, in the majority of cases, are utilizing protections generally allowed to multi-member limited liability companies.) A project profit for the homebuilding revenue stream consist of revenues generated from the sales of homes, equity in earnings (loss) from unconsolidated entities and other income (expense), net, less the cost of homes and land sold, selling, general and administrative expenses and other interest expense of the project.

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Pricing

We offer a diversified line of homes for first-time, move-up and relocating homebuyers in a variety of environments mostly in urban communities. Our “Move-In and Enjoy” marketing approach creates a unique homebuyer experience by including desirable features as standard items. This marketing approach enables us to differentiate our homes from those of our competitors by creating value through combination of the advancements and competitive pricing, while reducing construction and overhead costs through a simplified construction process and utilizing volume purchasing of building materials and interior design products.

Sales Offices

We sell the homes we build in cooperation with our strategic partners, directly and through retaining real-estate brokers and their associate realtors in their respective regions. Our marketing strategy is focused on advertising through digital and social media, including Internet websites, which allows us to incrementally decrease marketing costs and market our homes to homebuyers in combination with mortgage payment calculators and other digital tools. However, we also continue to advertise through more traditional marketing, including newspapers and local and regional publications. We conduct sales of the homes we build through our strategic partners, who sells the homes directly and through retaining real-estate brokers in their respective regions.

Projects

We select our construction projects primarily upon similar economic characteristics, geography and product type. We are targeting residential homebuilding markets the States of Florida, New York, Texas, Illinois, and California, although we are not restricted from operating in any other geographic region or jurisdiction. We focus on homebuilding projects in which we can expect annual pre-tax earnings in excess of 40% per year, in which we own 51% or more, with project duration not exceeding 36 months. An evaluation of expected project performance is based primarily on projected earnings (loss) before income taxes as accounted to our intercompany operations, which consists of our share of a project profit distribution upon liquidation of a subsidiary organized for the purposes of the project (which, in the majority of cases, are utilizing protections generally allowed to multi-member limited liability companies.) A project profit for the homebuilding revenue streams consist of revenues generated from the sales of homes, equity in earnings (loss) from unconsolidated entities and other income (expense), net, less the cost of homes and land sold, selling, general and administrative expenses and other interest expense of the project.

Currently, we intend to allocate the net proceeds of this offering to finance the construction of real estate properties in Chicago, Illinois in cooperation with Development Management Holdings LLC, an Interforum Holdings Inc. entity: a condominium community and other projects that are currently under our review and feasibility studies. Our engagement will be largely dependent on the amount of funds we can raise, the timing of these investments, and there is no guarantee that we will engage into any of the named projects. Furthermore, there is no guarantee that any of these projects will be available to us at the time of investment into our Common Stock on the terms acceptable to us or at all. There are also no guarantees that Development Management Holdings LLC, or any entity associated with Interforum Holdings Inc. will enter into an agreement with us in regard to an indicated project or any other project, on the terms currently anticipated by us or at all.

Helpful Alliance Company is neither an underwriter as the term is defined in Section 2(a)(11) of the Securities Act of 1933, as amended, nor an investment company pursuant to the Investment Company Act of 1940, as amended. Helpful Alliance Company is not an investment adviser pursuant to the Investment Advisers Act of 1940. Helpful Alliance Company is not registered with FINRA or SIPC.

Condominium Buildings (Project Code Name: Ashland)

We have secured a 40,570 sq. ft. plot of land for our condominium community project at 2709-45 Ashland Ave., Chicago, Illinois 60607. The Ashland Project comprises the new construction of 45 condominium units within 8 separate buildings. They will be located together near DePaul University in within the Lincoln Park area of Chicago, IL. The project is expected to have a three year duration. On May 8, 2015 we have paid a deposit of $360,000. The land has a zoning approval recordation to accommodate the construction of seven buildings with six residential dwellings in each and one building with three residential dwellings with no commercial units for a total of 45 dwellings. The land value appraisal is currently in progress.

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Other projects

We select homebuilding projects primarily upon similar economic characteristics, geography and product type. We are targeting niche residential markets primarily in the Chicago, Illinois metropolitan area, with expansion plans into the Fort Worth, Texas and Miami, Florida metro areas, although we are not restricted from operating in any specific geographic region or jurisdiction. We focus on homebuilding projects in which we can expect annual gross profits in excess of 40% per year, with project duration not exceeding 36 months.

Our involvement in the foregoing projects will be operated through multi-member limited liability companies (“LLCs”) organized specifically for the purposes of managing each project. Generally, we participate as Class-B LLC members and we then partner with homebuilders and/or developers, which participate as Class-A LLC members, having majority control over the projects’ LLCs. We are involved, together with our partners, in all phases of planning and building, including land acquisition, site planning, preparation and improvement of land and design, construction and marketing of the properties we build.

The following table presents a summary information about the projects for which we intend using the net proceeds of this Offering If any of these projects become unavailable due to a lengthy registration, fundraising, and due diligence processes, we will substitute the unavailable projects with the projects meeting our selection and acquisition criteria.

Potential 2015 Project Pipeline (1)	Estimated Capital Requirement ($) (2)	Duration	Projected total Capitalized Budgeted Costs ($)	Projected Gross Profit ($)	Projected Gross Amount Of Bank Loans ($)
Ashland	3,600,000	3 years	22,694,000	5,860,000	19,200,000
Niles	2,600,000	3 years	10,400,000	5,600,000	7,800,000
Buffalo Grove	6,500,000	3 years	26,000,000	8,000,000	19,500,000
Fullerton	9,000,000	3 years	36,000,000	12,600,000	27,000,000
Subtotal:	21,700,000		95,094,000	32,060,000	73,500,000

(1)	All information is forward-looking and subject to change. All representations are contingent on our ability to subscribe the Maximum Offering Amount and on the projects passing due diligence promptly.
(2)	Consists of funds used to purchase the land for the respective project with any excess going into project equity.

Lean Enterprise Organization

Management and Operating Structure

We balance a local operating structure with centralized corporate level management through the strategic alliances with our homebuilding partners. We generally enter into strategic alliances with key homebuilders by forming joint ventures in form of new limited liability companies organized for each homebuilding project and liquidated or sold upon the project completion. Generally, we participate as Class-B LLC Member and our partners participate as Class-A LLC Member. We provide first round of equity funding of the project. Our partners provide second round of funding for the project, usually in form of bank loans or/and mezzanine financing. Our partners are us are considered unconsolidated entities. We are involved in all phases of planning and building, including land acquisition, site planning, preparation and improvement of land and design, construction and marketing of homes. We believe a multi-member LLC structure allows us to use the asset protection provided to multi-member LLC companies in the jurisdictions under which we operate. However, we may also enter into a homebuilding project via a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other business combination, each of which we call a “business combination.”

Decisions related to our overall strategy, acquisitions of land and businesses, risk management, financing, cash management and information systems are centralized at the headquarter level through a joint planning group, which is managed by us. The local operating infrastructure is managed by our homebuilding partners, who, in most instances, have significant experience in the homebuilding industry and in their particular local markets. They are responsible for operating decisions regarding land identification, entitlement and development, zoning and code compliance, opportunity screening, retaining contractors and subcontractors, inventory management, community development, construction and marketing of homes.

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Partners

We view each homebuilding project as a joint venture with our homebuilding partners. We provide first round of equity funding of the project. Our partners provide second round of funding for the project, usually in form of bank loans or mezzanine financing. The homebuilding projects for our strategic alliances are selected primarily upon similar economic characteristics, geography and product type. We are targeting residential homebuilding markets the States of Florida, New York, Texas, Illinois, and California, although we are not restricted from operating in any other geographic region or jurisdiction. We focus on homebuilding projects with project duration not exceeding 36 months and anticipated annual pre-tax earnings in excess of 40% per year, in which we own an equity stake. We are involved, together with our partners, in all phases of planning and building, including land acquisition, site planning, preparation and improvement of land and design, construction and marketing of homes, for which we receive the management fees. We manage the joint ventures from our headquarters.

An evaluation of expected project performance is based primarily on projected earnings (loss) before income taxes as accounted to our intercompany operations, which consists of our share of a project profit distribution upon liquidation of a subsidiary organized for the purposes of the project (which, in the majority of cases, are utilizing protections generally allowed to multi-member limited liability companies.) A project profit for the homebuilding revenue streams consist of revenues generated from the sales of homes, equity in earnings (loss) from unconsolidated entities and other income (expense), net, less the cost of homes and land sold, selling, general and administrative expenses and other interest expense of the project.

Generally, we organize new multi-member limited liability company for each joint venture. This limited liability company domiciles in the State of geographic location of the homebuilding project, and is taxable as a partnership. We enter into a joint venture as a minority stakeholder by purchasing voting Class-B LLC Interests. We usually receive less than 51% control of the joint venture, however, all decisions that may render a significant effect on the joint venture business require unanimous vote of all members, including our vote. These decisions include:

(1)	dissolution or winding up of the joint venture company;

(2)	any merger or consolidation of the joint venture company;

(3)	any sale, exchange, mortgage, pledge, encumbrance, lease or other disposition or transfer of all or substantially all of the assets of the joint venture company;

(4)	declaration of any payment or distributions;

(5)	amendments to the operating agreement of the joint venture company;

(6)	any amendment, restatement or revocation of the certificate of organization of the joint venture company, except (a) as provided to effectuate a change in the principal place of business of the joint venture company, (b) to change the name of the joint venture company, (c) as required by applicable law, or (d) to accomplish any action that would be allowed under the terms and conditions of the operating agreement of the joint venture company where the only prohibition on the performance of such action is the terms of the Certificate;

(7)	any material change in the business purpose of the joint venture company;

(8)	any transfer of any Membership Interest to any Person;

(9)	the incurrence of any indebtedness for borrowed money;

(10)	any purchase, lease or other acquisition, in any single transaction or in a series of related transactions, of personal property or services or capital equipment inconsistent with an approved business plan;

(11)	any capital expenditures or series of related capital expenditures, that exceed the amount provided therefor in the most recently approved operating budget of the joint venture company (after taking into account any general spending overrun provisions contained in the approved business plan) or any commitment by the joint venture company to make expenditures in any project in an amount greater than the amount set forth in the approved operating budget of the homebuilding project carried out by the joint venture company;

(12)	the acquisition of any business or entry into any partnership;

(13)	(a) the voluntary commencement or the failure to contest in a timely and appropriate manner any involuntary proceeding or the filing of any petition seeking relief under bankruptcy, insolvency, receivership or similar laws, (b) the application for or consent to the appointment of a receiver, trustee, custodian, conservator or similar official for the joint venture company, or for a substantial part of their property or assets, (c) the filing of an answer admitting the material allegations of a petition filed against the joint venture company in any proceeding described above, (d) the consent to any order for relief issued with respect to any proceeding described in this subsection (6), (e) the making of a general assignment for the benefit of creditors, or (f) the admission in writing of the joint venture company’s inability, or the failure of the joint venture company to pay its debts as they become due or the taking of any action for the purpose of effecting any of the foregoing;

(14)	creation of any direct or indirect subsidiary of the joint venture company; and

(15)	any other act that would make it impossible for the joint venture company to continue to operate the business of the joint venture company.

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Pricing

We offer a diversified line of homes for first-time, move-up and relocating homebuyers in a variety of environments mostly in urban communities. Our “Move-In and Enjoy” marketing approach creates a unique homebuyer experience by including desirable features as standard items. This marketing approach enables us to differentiate our homes from those of our competitors by creating value through combination of the advancements and competitive pricing, while reducing construction and overhead costs through a simplified construction process and utilizing volume purchasing of building materials and interior design products.

Sales Offices

We sell the homes we build in cooperation with our strategic partners, directly and through retaining real-estate brokers and their associate realtors in their respective regions. Our marketing strategy is focused on advertising through digital and social media, including Internet websites, which allows us to incrementally decrease marketing costs and market our homes to homebuyers in combination with mortgage payment calculators and other digital tools. However, we also continue to advertise through more traditional marketing, including newspapers and local and regional publications. We conduct sales of the homes we build through our strategic partners, who sells the homes directly and through retaining real-estate brokers in their respective regions.

Competition

The real-estate construction industry is highly competitive. We compete for purchasers of the properties we build with numerous national, regional and local builders, as well as with resale of existing homes and with the rental housing market. In recent years, lenders’ efforts to sell foreclosed homes have been a significant competitive factor within the real-estate construction industry. We compete for buyers on the basis of a number of interrelated factors including location, price, reputation, amenities, design, quality and financing. In addition to competition for buyers, we also compete with other builders for desirable properties, raw materials and access to reliable, skilled labor. We compete for land buyers with third parties in our efforts to sell land to the builders and others. Our financial services operations compete with other lenders, including national, regional and local mortgage bankers and brokers, banks, savings and loan associations and other financial institutions, in the origination and sale of residential mortgage loans. Our principal competitive factors include interest rates and other features of mortgage loan products available to the consumer.

We believe the following competitive strengths distinguish us from our competitors and will enable us to successfully monetize on acquisition and development opportunities to grow our revenues, income, and asset base:

●	Diversified portfolio of properties and projects. We have acquired and developed, and will continue to acquire and develop, a portfolio of real-estate construction projects and properties located in the Chicago, IL metropolitan area. These projects and properties comprising our initial portfolio meet our acquisition criteria of income producing assets such as single- and multi-family residence properties and retail properties. These properties are located in a local market that exhibit stable demographics and have historically exhibited favorable market trends, such as strong population, income growth, and occupancy rates. These properties represent the initial base of the larger portfolio that we expect to build over time.

●	Experienced management. Our executive officers have significant experience in the real estate construction, real asset management, and real-estate acquisition and sales, as well as operating a diverse, growing company in lean enterprise environment.
●	Access to diverse acquisition opportunities. We believe that our specialized knowledge and network of relationships in the real estate industry will provide us with a diverse access to an ongoing and continually increasing pipeline of attractive acquisition and project origination opportunities in our targeted markets, which will facilitate our business growth in a swift manner.

●	Diverse real estate expertise. Our management team has experience and capabilities across the real estate industry, particularly in the construction, property purchase and sales, and asset management, which provides us with flexibility in pursuing attractive acquisition, development and rezoning opportunities.

●	Securities liquidity and transparency of a public company. We believe our capital structure will provide us with sufficient financial capacity and flexibility to fund future growth. Based on current capitalization, we believe we will have access to multiple sources of financing that are currently unavailable to many of our private market peers or overleveraged public competitors, which will provide us with a competitive advantage.

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Exposure to Certain Regulations

The homes, multifamily apartment rentals and residential communities that we build are subject to an extensive variety of local, state and federal statutes, ordinances, rules and regulations relating to, among other things, zoning, construction permits or entitlements, construction material requirements, density requirements, and requirements relating to building design and property elevation, building codes and handling of waste. These include laws requiring the use of construction materials that reduce the need for energy-consuming heating and cooling systems. These laws and regulations are subject to frequent change and often increase construction costs. In some instances, we must comply with laws that require commitments from us to provide roads and other offsite infrastructure to be in place prior to the commencement of new construction. These laws and regulations are usually administered by counties and municipalities and may result in fees and assessments or building moratoriums. In addition, certain new development projects are subject to assessments for schools, parks, streets and highways and other public improvements, the costs of which can be substantial. Also, some states are attempting to make homebuilders responsible for violations of wage and other labor laws by their subcontractors.

Residential homebuilding and apartment development are also subject to a variety of local, state and federal statutes, ordinances, rules and regulations concerning the protection of health and the environment. These environmental laws include such areas as storm water and surface water management, soil, groundwater and wetlands protection, subsurface conditions and air quality protection and enhancement. Environmental laws and existing conditions may result in delays, may cause us to incur substantial compliance and other costs and may prohibit or severely restrict homebuilding activity in environmentally sensitive regions or areas.

In recent years, several cities and counties in which we have developments have submitted to voters “slow growth” initiatives and other ballot measures that could impact the affordability and availability of land suitable for residential development within those localities. Although many of these initiatives have been defeated, we believe that if similar initiatives were approved, residential construction by us and others within certain cities or counties could be seriously impacted.

In order to make it possible for some of our homebuyers to obtain FHA-insured or VA-guaranteed mortgages, we must construct the homes they buy in compliance with regulations promulgated by those agencies. Various states have statutory disclosure requirements relating to the marketing and sale of new homes. These disclosure requirements vary widely from state-to-state. In addition, some states require that each new home be registered with the state at or before the time title is transferred to a buyer (e.g., the Texas Residential Construction Commission Act). In some states, we are required to be registered as a licensed contractor and comply with applicable rules and regulations. In various states, our new home consultants are required to be registered as licensed real estate agents and to adhere to the laws governing the practices of real estate agents.

Patents, Trademarks and Intellectual Property

As of the date of this Offering, we have one patent pending for novel building block and interlocking construction method (published U.S. Patent Application 14/093,334).

Employees

Currently, the Company and its subsidiaries have seven employees, five of whom work on a full-time basis, including our executive officers, Maxim Temnikov and Sergey Gurin. None of our employees are represented by a union, and we believe our relationships with our employees are good. Upon completion of this offering, we anticipate hiring 14 more employees.

Labor Disputes

At December 31, 2014 and March 31, 2015 there were no labor disputes or collective bargaining agreements. We do not have any unionized workforce.

Quality Assurance

Although we subcontract virtually all revenue streams of construction and call for the subcontractors to repair or replace any deficient items related to their trades, we are primarily responsible to the homebuyers for the correction of any deficiencies. We transfer the responsibility for the correction of any deficiencies to the subcontractors contractually and oversee such corrections, if and when required.

We strive to continually improve homeowner satisfaction of our customers throughout the pre-sale, sale, construction, closing and post-closing periods. Through participation of real-estate brokers and their realtor associates, on-site construction supervisors and customer care associates, all working in a team effort, we strive to create a quality home buying experience for our customers, which we believe leads to customer retention and referrals. The quality of our homes is substantially affected by the efforts of on-site management and others engaged in the construction process, by the materials we use in various regions and by other similar factors.

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Regulations

The multifamily apartment buildings that we build are subject to an extensive variety of local, state and federal statutes, ordinances, rules and regulations relating to, among other things, zoning, construction permits or entitlements, construction material requirements, density requirements, and requirements relating to building design and property elevation, building codes and handling of waste. These include laws requiring the use of construction materials that reduce the need for energy-consuming heating and cooling systems. These laws and regulations are subject to frequent change and often increase construction costs. In some instances, we must comply with laws that require commitments from us to provide roads and other offsite infrastructure to be in place prior to the commencement of new construction. These laws and regulations are usually administered by counties and municipalities and may result in fees and assessments or building moratoriums. In addition, certain new development projects are subject to assessments for schools, parks, streets and highways and other public improvements, the costs of which can be substantial. Also, some states are attempting to make homebuilders responsible for violations of wage and other labor laws by their subcontractors.

Residential homebuilding and apartment development are also subject to a variety of local, state and federal statutes, ordinances, rules and regulations concerning the protection of health and the environment. These environmental laws include such areas as storm water and surface water management, soil, groundwater and wetlands protection, subsurface conditions and air quality protection and enhancement. Environmental laws and existing conditions may result in delays, may cause us to incur substantial compliance and other costs and may prohibit or severely restrict homebuilding activity in environmentally sensitive regions or areas.

In recent years, several cities and counties in which we have developments have submitted to voters “slow growth” initiatives and other ballot measures that could impact the affordability and availability of land suitable for residential development within those localities. Although many of these initiatives have been defeated, we believe that if similar initiatives were approved, residential construction by us and others within certain cities or counties could be seriously impacted.

In order for some homebuyers to obtain FHA-insured or VA-guaranteed mortgages, we must construct the homes they buy in compliance with regulations promulgated by those agencies. Various states have statutory disclosure requirements relating to the marketing and sale of new homes. These disclosure requirements vary widely from state-to-state. In addition, some states require that each new home be registered with the state at or before the time title is transferred to a buyer (e.g., the Texas Residential Construction Commission Act). In some states, we may be required to be registered as a licensed contractor and comply with applicable rules and regulations. In various states, our new home consultants are required to be registered as licensed real estate agents and to adhere to the laws governing the practices of real estate agents.

The Dodd-Frank Wall Street Reform and Consumer Protection Act contains a number of new requirements relating to mortgage lending and securitizations. These include, among others, minimum standards for lender practices, limitations on certain fees and a requirement that the originator of loans that are securitized retain a portion of the risk, either directly or by holding interests in the securitizations.

Several federal, state and local laws, rules, regulations and ordinances, including, but not limited to, the Federal Fair Debt Collection Practices Act (“FDCPA”) and the Federal Trade Commission Act and comparable state statutes, regulate consumer debt collection activity. Although, for a variety of reasons, we may not be specifically subject to the FDCPA or certain state statutes that govern debt collectors, it is our policy to comply with applicable laws in our collection activities. To the extent that some or all of these laws apply to our collection activities our failure to comply with such laws could have a material adverse effect on us. We are also subject to regulations promulgated by the Federal Consumer Financial Protection Bureau regarding residential mortgage loans.

Legal Proceedings

In the ordinary course of business, we may be involved in legal proceedings from time to time. At the date of this prospectus, there are no known legal proceedings against the Company. No governmental agency has instituted proceedings, served, or threatened the Company with any litigation.

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Our Principal Executive Offices

Our executive office is located at 700 West Hillsboro Blvd, Suite 1-100, Deerfield Beach, Florida 33441, our phone number is (754) 227-5783 and our fax number is (954) 736-5989. Our website, www.helpfulalliance.com, contains a description of the Company, but such website and the information contained on our website are not a part of this prospectus and you should not rely on our website in making a decision to invest in our securities.

Implications of being an Emerging Growth Company

As a company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion & Analysis of Financial Condition and Results of Operations in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act which fifth anniversary will occur in 2020. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.0 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

We have elected to take advantage of certain of the reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We may take advantage of this extended transition period provided in Securities Act Section 7(a)(2)(B) until the first to occur of the date we (i) are no longer an “emerging growth company” or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Securities Act Section 7(a)(2)(B). As such, our financial statements may not be comparable to companies that comply with public company effective dates.

DESCRIPTION OF PROPERTY

Our executive offices are located at 700 West Hillsboro Blvd, Suite 1-100, Deerfield Beach, Florida 33441and consist of approximately 1,300 square feet of office space. We rent our offices pursuant to a sublease agreement, dated January 1, 2015, from Helpful Technologies Inc., an affiliate of the Company for $1,500 per month. The term of our lease expires on December 31, 2015. We believe our office space is suitable for our present needs.

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MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name:	Age:	Title:	Director Since:
Earl B. Hailston	69	Chairman of the Board of Directors	January 1, 2015
Maxim Temnikov, Ph.D.	45	President, Chief Executive Officer and Director	April 11, 2012 (Inception)
Sergey Gurin	45	Vice President and Interim Chief Financial Officer	April 11, 2012 (Inception)

Our executive management is comprised of the offices of Chief Executive Officer (“CEO”) and Interim Chief Financial Officer (“CFO”). The main function of a CEO is converting our value proposition into incrementally growing revenues and profits, ultimately growing stockholder equity. The CFO function is overseeing financial controls, compliance, and reporting.

Our executive officers have specialized knowledge of real-estate development, as well as extensive experience in managing global businesses and operating in a public-company environment. Moreover, they have experience with mergers and acquisitions, including business and financial analysis, negotiations, structuring and execution. Over the course of their careers, the members of our management and the Board have also developed a broad international network of contacts and corporate relationships we believe will serve as a useful source of opportunities. We will seek to capitalize on the global network and investing and operating experience of our management team to identify, acquire and operate one or more businesses in the automotive and engineering services industries within the United States.

Earl B. Hailston is our Chairman of the Board of Directors since December 2014. From 2011 and prior to joining our Company, Mr. Hailston has been serving as the Chairman of the Board of Helpful Technologies Inc. also founded by our co-founder Mr. Gurin. From 2005 to 2011, Mr. Hailston held the position of Vice President, Marine Corps and Army Aviation Programs at Rolls-Royce North America Inc. Earl B. Hailston is a retired Marine Corps Lieutenant General and fighter pilot. His service extended over thirty years and at a multitude of assignments starting from enlisted infantry rifleman attached to the 1st Reconnaissance Battalion, 1st Marine Division in Vietnam in 1967 and ending as the Commanding General of U.S. Marine Corps Forces Pacific, U.S. Marine Forces Central Command, United States Marine Corps Forces Pacific, and U.S. Marine Corps Bases Pacific and U.S. Pacific Command Director of Strategic Plans and Policy (J-5). Mr. Hailston holds undergraduate degree from Troy State University. Lt. General Hailston’s personal decorations include the Defense Distinguished Service Medal (DDSM), the Silver Star, the Legion of Merit, the Bronze Star with Combat “V”, the Defense Meritorious Service Medal, the Meritorious Service Medal with Gold Star, the Navy and Marine Corps Commendation Medal, and the Combat Action Ribbon. Mr. Hailston until recently had served as an Adviser to the Board of Directors of FLIR Systems Inc. (NASDAQ:FLIR)

Maxim Temnikov, Ph.D. is one of our founders and is the President and Chief Executive Officer of the Company. Dr. Temnikov has been a member of our Board of Directors since our inception in April 2012. Prior to founding our Company, Dr. Temnikov joined Mr. Gurin at Helpful Technologies Inc. in 2012 as a private investor and Vice President of Research and Development and then was elected its President in 2014. Prior to immigrating in the U.S. in 2012, from 2002 until 2012 Dr. Temnikov has served as Chairman of the Board of Mirax Group – one of Russia’s major real-estate builders with over $10 billion in projects under management. Mr. Temnikov brings knowledge of operating global businesses and experience with acquisitions, including business and financial analysis, negotiations, structuring and execution. Dr. Temnikov holds two PhD degrees from Oxford University of Great Britain – one in Civil Engineering and one in Chemistry in addition to a law degree from Moscow University of Humanities earned in 2008 and Master degree in Chemical Engineering from St. Petersburg State University earned in 1994.

Sergey Gurin is our founder, Vice-President and Interim Chief Financial Officer and has served in this role since our inception in April 2012. Mr. Gurin has been a member of our Board of Directors since our inception in April 2012. Prior to founding our Company, in 2008 Mr. Gurin founded Helpful Technologies Inc. (“HT”) and since then been serving as its director and executive officer. Under Mr. Gurin’s leadership, Helpful Technologies Inc. has developed numerous innovations in automotive, alternative energy, and construction industries and grown its asset base from zero-level to achieving a valuation of over $250 million. In 1987 Mr. Gurin ceased from studying nuclear physics at Ural Federal University (one of the top ranked scientific centers in Russia) to start his own business, and then went back to school, earning Bachelor degree in Finance from Ufa University of Technology and Service in 1995. Mr. Gurin provides the Company with over 20 years of experience in entrepreneurship and business management, as well as with expertise with mergers and acquisitions, business combinations, financial analysis, negotiations, structuring, and execution.

As a result of their business affiliations, our officers and directors may have legal obligations relating to presenting available business opportunities to multiple entities. The conflicts of interest may arise when our Board evaluates a particular business opportunity with respect to the businesses with which our officers and directors are affiliated. There is no assurance that these conflicts will be resolved in our favor.

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Family Relationships

None of our officers and directors are related to each other.

Board of Directors

The purpose of our Board of Directors is to provide an ongoing guidance to our executive management in respect to performance of their duties and responsibilities. The power and authority of the Board is subject to the provisions of applicable laws and certain resolution of stockholders. The Board members are elected by the majority of stockholder votes A stockholder may vote either in person, by proxy executed in writing by the stockholder, or by his/her duly authorized attorney-in-fact, or by an electronic ballot from which it can be determined that the ballot was authorized by a stockholder or proxy holder. The term, validity and enforceability of any proxy are determined in accordance with the Florida Business Corporation Act. We do not have any committees of the Board. Mr. Hailston is an independent director as that term is defined under the Nasdaq Marketplace Rules.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been personally involved in any of the following events during the past ten years:

●	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

●	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Conflicts of Interest

Investors should be aware of the following potential conflicts of interest:

●	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities;

●	As described below, in the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our Company as well as the other entities with which they are affiliated. Our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented;

●	Unless approved by our compensation committee, our officers, directors and sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account that may be released to us as working capital;

●	The insider shares beneficially owned by our officers and directors will be subject to restrictions on transfer that will not lapse unless our shares of Common Stock are trading at a price per share higher than the price per share in this Offering.

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Limitation on Liability and Indemnification of Directors and Officers

Our Indemnification Agreements provide that our directors and officers will be indemnified by us to the fullest extent authorized by Florida law as it now exists or may in the future be amended. In addition, our Third Amended and Restated Articles of Incorporation provide that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors. Notwithstanding the foregoing, such indemnification will not extend to any claims our executive officers may make to us to cover any loss that they may sustain as a result of their agreement to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us as described elsewhere in this prospectus.

Our bylaws also permit us securing insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Florida law would permit indemnification. Using the interest on funds in trust from the proceeds of this Offering, we may, subject to approval by the majority of votes of Common Stockholders, purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers. These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

EXECUTIVE COMPENSATION

As of the date of this Offering, we have two executive officers, Dr. Temnikov and Mr. Gurin, who are currently paid a bi-weekly compensation of $500. Beginning July 1, 2015, we will increase Dr. Temnikov’s and Mr. Gurin’s bi-weekly compensation to $6,000 per person, which, at December 31, 2015, will result in the 2015 total year-to-date amount of $84,500 per person, or approximately 0.7% of the gross offering amount. Although both Dr. Temnikov and Mr. Gurin are dedicating full time to our business, as of the date of this prospectus, they are not obligated to devote any specific number of hours to our matters and intend to devote as much time as they deem necessary to our affairs. The amounts of time they devote to us in any time period vary based upon the stage of our business developments. Accordingly, once we identify increasingly more suitable homebuilding projects during fiscal year 2015, these executives will spend increasingly more time, conducting due diligence, and negotiating and managing the engagement terms, and operating such target projects, and, consequently, would be required to spend more time on our affairs than had been spent prior to locating a suitable project. For this reason, after receiving the net proceeds from this Offering, the members of our executive management who remain with us will be required to negotiate separate agreements with our independent directors elected and appointed by the public stockholders.

The table below summarizes information concerning the compensation earned for services rendered to us in all capacities by our chief executive officer and our four other highly compensated executive officers for the fiscal years ended December 31, 2013 and 2014:

2014 Summary Compensation Table

Name	Year	Salary	Bonus	Option Awards ($)	All Other Comp	Total
Maxim Temnikov, Ph.D.	2014	$13,000	-	-	-	$13,000
(PEO)	2013	$9,000	-	-	-	$9,000

Sergey Gurin	2014	$13,000	-	-	-	$13,000
(PFO)	2013	$9,500	-	-	-	$9,500

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Our executive officers also receive reimbursements for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations.

In addition, at our formation, Dr. Temnikov and Mr. Gurin each purchased 4,000,000 shares of our Common Stock for $40,000, for the aggregate of $80,000. In January 2015, Dr. Temnikov and Mr. Gurin each converted 3,200,000 shares of Common Stock, the aggregate amount of 6,400,000 shares, into the equivalent number of shares of Series-X Common Stock. As a result of such conversion, as of the date of this prospectus, Dr. Temnikov and Mr. Gurin each own 800,000 shares of Common Stock and 3,200,000 shares of Series-X Common Stock (or the aggregate of 1,600,000 shares of Common Stock and 6,400,000 shares Series-X Common Shares). For the purposes limited to the disclosures made in this section “Executive Compensation”, the future sales of these shares may represent Dr. Temnikov’s and Mr. Gurin’s capital gain, which may be interpreted as a compensation in addition to their annual salaries.

Our executive officers also receive reimbursements for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations.

Incentive and Deferred Compensation Plans

At December 31, 2014 and March 31, 2015 there were no incentive compensation plans including salary, pension, stock option, profit sharing, deferred compensation, retirement and any non-cash compensation. However, we have issued a stock option to exercise 432,000 shares of Series-X Common Stock, priced at $1.60 per share, to the Chairman of our Board of Directors Mr. Hailston. The option vests at the following intervals and conditions:

●	43,200 shares of Series-X Common Stock upon the date on which the Company’s Common Stock is registered by the SEC as evidenced by the Notice of Effectiveness issued by the SEC in response to the filing by the Company of a registration statement for its securities.

●	86,400 shares of Series-X Common Stock when the closing price of the Company’s Common Stock trading on public over the counter market exceeds $5.00 per share for any 20 trading days within a 30-day trading period.

●	86,400 shares of Series-X Common Stock when the closing price of the Company’s Common Stock trading on public over the counter market exceeds $7.00 per share for any 20 trading days within a 30-day trading period.

●	108,000 shares of Series-X Common Stock when the closing price of the Company’s Common Stock trading on public over the counter market exceeds $10.00 per share for any 20 trading days within a 30-day trading period.

●	108,000 shares of Series-X Common Stock Shares when the closing price of the Company’s Common Stock trading on public over the counter market exceeds $12.00 per share for any 20 trading days within a 30-day trading period; or earlier if the Company engages in a transaction (i) resulting in stockholder’s having the right to exchange their shares for cash or other securities or (ii) involving a consolidation, merger, or other change in the majority of board of directors in which the Company is the surviving entity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within 60 days of the date of this prospectus. Shares of Common Stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, would be counted as outstanding for computing the percentage of the person holding such options, warrants or convertible securities but not counted as outstanding for computing the percentage of any other person.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of our Common Stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Securities Act. Unless otherwise indicated, based on the information supplied to us by or on behalf of the Selling Stockholders, no Selling Stockholder is a broker-dealer or an affiliate of a broker-dealer.

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The following table sets forth information regarding the beneficial ownership of our shares of Common Stock as of the date of this prospectus, by:

●	each of our officers and directors;

●	all of our officers and directors as a group; and

●	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock.

	Common Stock
Name of Beneficial Owner(1)	Amount		Percent (2)
Officers & Directors:
Earl B. Hailston -Chairman of the Board	43,200		2.06%
Maxim Temnikov, Ph.D. -President, Chief Executive Officer and Director	830,712		39.56%
Sergey Gurin -Vice President, Interim Chief Financial Officer and Director	832,334		39.63%
All officers and directors as a group (3 persons)	1,706,246		81.25%
5% or more Shareholders:
FVZ, LLC (3)	411,296		19.59%
Zimas, LLC (4)	3,208,333	(5)	72.37%

(1)	Unless otherwise indicated, the address for each beneficial holder is c/o Health Alliance Company, 700 West Hillsboro Blvd, Suite 1-100, Deerfield Beach, FL 33441.
(2)	Based on 2,100,000 shares of Common Stock issued and outstanding as of the date of this Prospectus. Shares of Common Stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, would be counted as outstanding for computing the percentage of the person holding such options, warrants or convertible securities but not counted as outstanding for computing the percentage of any other person.
(3)	Ms. Fay Katz and Mr. Val Zevel have voting and dispositive control of the securities held by FVZ LLC.
(4)	Zimas LLC is an entity owned and controlled by Ms. Zena Katz, who is a sister of Ms. Fay Katz.
(5)	Includes (i) 1,666,667 shares of Common Stock issuable upon the conversion of indebtedness in the principal amount of $1,000,000 pursuant to a Loan and Settlement Agreement, dated March 31, 2013; and (ii) 666,667 shares of Common Stock issuable upon the conversion of indebtedness in the principal amount of $400,000 pursuant to a Loan and Settlement Agreement, dated June 1, 2014, as amended.

PLAN OF DISTRIBUTION

This is an initial public offering of our Common Stock. The offering is being made on a “best efforts” basis for up to 16,600,000 shares of Common Stock (the “Shares”), of which 2,100,000 shares are offered by Selling Stockholders (the “Stockholder Shares”) named in this prospectus and 14,500,000 shares are offered by the Company (the “Company Shares”). Because the offering is made on a “best efforts” basis, there can be no guarantee that the Company or any Selling Stockholder will sell any or all of the Shares in this Offering. The Company will pay the offering expenses and will not receive any of the proceeds from the sale of the Stockholder Shares by the Selling Stockholders.

This prospectus is part of a registration statement that permits the Company’s officers and directors to sell the Company Shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. The Company’s officers and directors will sell the Company Shares and they intend to offer them to friends, family members and business acquaintances, all of whom may be accredited or non-accredited investors. If there is an interest from the above listed potential investors, the Company’s officers and directors will provide a subscription agreement, as well as the location of the SEC filings of the Company and any requested copies of this registration statement and prospectus, once effective. In offering the securities on our behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The Company’s officers and directors will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer.

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(i)	Its officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act, at the time of their participation; and,

(ii)	Its officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

(iii)	Its officers and directors are not, nor will he be at the time of their participation in the offering, an associated person of a broker-dealer; and

(iv)	Its officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Shares of Common Stock being sold by the Company

The Company Shares will be sold at the fixed price of $[ ] per share until the completion of this Offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This Offering will commence on the date of this prospectus and continue for a period of 180 days, unless extended by the Company’s Board of Directors for an additional 90 days. If the Board of Directors votes to extend the Offering for the additional 90 days, a post-effective amendment to the registration statement will be filed to notify subscribers and potential subscribers of the extended offering period. The offering proceeds received from investors will be immediately available to the Company.

Deposit of Offering Proceeds

This is a “best efforts” offering, so the Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered. The Company has made no arrangements to place subscription funds in an escrow, trust or similar account which means that all funds collected for subscriptions will be immediately available to the Company for use in the implementation of its business plan.

Procedures and Requirements for Subscription

If you decide to subscribe for any shares being sold by the Company in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft or cashier’s check payable to the Company. All checks for subscriptions should be made payable to Health Alliance Company. There is no minimum subscription requirement. All Subscription Agreements and checks are irrevocable. The Company reserves the right to either accept or reject any subscription. Any subscription rejected by the Company will be returned to the subscriber within five business days of the rejection date. Furthermore, once a Subscription Agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once the Company accepts a subscription, the subscriber cannot withdraw it.

Shares of Common Stock being sold by the Selling Stockholders:

The Selling Stockholders and any of their respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their Stockholder Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Stockholders may use any one or more of the following methods (if available) when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

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●	broker-dealers may agree with a Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

●	through the writing of options on the shares;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law

The Selling Stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the Company Shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Stockholders will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The Selling Stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Stockholders. In addition, the Selling Stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus may be deemed “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Stockholder. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of Common Stock owned by them, and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholder under this prospectus.

The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of Common Stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as a Selling Stockholder under this prospectus.

The Selling Stockholders acquired or will acquire the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of Common Stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of Common Stock by any Selling Stockholder. We will file a supplement to this prospectus if a Selling Stockholder enters into a material arrangement with a broker-dealer for sale of Common Stock being registered. If the Selling Stockholders use this prospectus for any sale of the shares of Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of our Common Stock and activities of the Selling Stockholders. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

We will pay all expenses incident to the registration, offering and sale of the shares of our Common Stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We will not receive any proceeds from the resale of any of the Stockholder Shares in this Offering.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing. The Company follows the guidance of ASC 280-10 for “Disclosures about Segments of an Enterprise and Related Information.” During the three months ended March 31, 2015 and 2014, the Company only operated in one segment; therefore, segment information has not been presented. Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist.

Merger with HAC Patents LLC

On March 31, 2015 we have merged with HAC Patents LLC, a wholly owned subsidiary of our affiliate, Helpful Technologies Inc. to acquire the rights over the intellectual property underlying the U.S. Patent Application 14/093,334,

Building block and interlocking construction method. In consideration for the merger, we have issued to the stockholders of Helpful Technologies Inc. a total of 100,000 shares of common stock priced at $1.60 per share for the total amount of $160,000. Although acquired the rights for the intellectual property underlying the U.S. Patent Application 14/093,334, there is no guarantee that the patent issuance will be granted by the U.S. Patent and Trademark Office (“U.S. PTO”) in the claims construction presently published by the U.S. PTO or in any other form of the claims construction, or at all. We will bear all expenses associated with the patent prosecution, including, but not limited to the U.S. PTO filing and processing fees, patent search fees, attorney and expert fees, and drawers’ fees. Furthermore, if the patent is granted by the U.S. PTO, there are no guarantee that such patent will be enforceable in the court of law and that such patent will give us adequate protection of our intangible asset. Also, if the patent is granted, other parties may infringe on this patent and there is no guarantee that we will be able to adequately enforce the intellectual property rights we purchased from Helpful Technologies Inc. A third party may attempt to reexamine the patent (if granted) and there is also no guarantee that the U.S. PTO will reconfirm the patent validity. Also, if we elect practicing the intellectual property underlying the patent, a third party may find our practices infringing on the patents owned by such party, and there is also no guarantee that a court of competent jurisdiction would find us non-infringing. If any of the events identified above, or the events unforeseen at this time, will occur, the value of the intellectual property we purchased may be impaired.

Capitalization - Related Parties

Upon our formation in April 2012, our founders purchased an aggregate of 2,000,000 shares of Common Stock and 8,000,000 shares of Series-X Common Stock (the “Founder Shares”) from us for an aggregate purchase price of $100,000, or approximately $0.01 per share. This number includes an aggregate of 2,000,000 Stockholder Shares that are included for registration and sale in this Offering.

In 2013 and 2014, an affiliate of our FVZ LLC, Zimas LLC, has loaned us an aggregate of $1,400,000 under the notes bearing annual interest of 8.0% payable annually. These loans are secured by 875,000 shares of our Common Stock and mature on March 31, 2016 and June 29, 2017. Zimas LLC is owned and controlled by Ms. Zena Katz, who is a related person to Ms. Fay Katz, who is a 75% owner of FVZ LLC, which is a beneficial holder of 411,296 shares of our Common Stock and 1,600,000 shares of our Series-X Common Stock and one of the named Selling Stockholders in this Offering. In the event that we do not complete the due diligence for at least one project and redeem the Common Stock from our public stockholders, we may use a portion of the investment proceeds in the trust account to repay such loans.

In consideration of $100,000 paid to us on April 10, 2015, we have issued a warrant entitling our sponsor, AssetsTZ Holding LLC, to purchase up to 3,750,000 shares of our Common Stock priced at $0.001 per share with the condition of lending us up $50 million dollars in non-convertible notes with an annual interest rate varying between 8% and 12%, depending on the market conditions of the date of issuing a note. The warrant entitles AssetsTZ Holdings LLC to purchase 75,000 shares of Common Stock for each $1.0 million note. The warrant is revocable at the cost of $150,000 until its expiration on December 31, 2017. AssetsTZ Holdings LLC is owned and controlled by Mr. Val Zevel, who is also a 25% owner of FVZ LLC, which is a beneficial holder of 411,296 shares of our Common Stock and 1,600,000 shares of our Series-X Common Stock and one of the named Selling Stockholders in this Offering. The amount of $100,000 received by us for sale of the warrant had been used to pay a portion of the expenses of this Offering.

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Acquisition Of Intangible Assets

All patents at March 31, 2015 have either been acquired from a related Company or assigned to the Company by the Company’s founder. Patents are recorded at the historical cost basis. The Company Acquired a patent from an affiliated company in March 2015 valued at $8,145, which represent the legal fees for filing the patent applications. The Company will begin amortizing this patent cost when application are approved, and therefore did not recognize any amortization expense for the three months ended March 31, 2015.

Notes Receivable - Related Parties

In October 2013, we purchased a loan with a principal amount of $100,000 from our affiliate, Helpful Capital Group LLC, which was loaned to Abratenko Labs LLC, now Fuel Combustion Technologies Inc., in which our controlling stockholders, Mr. Sergey Gurin, Mr. Maxim Temnikov, and FVZ LLC, own 52.32% shares of Common Stock of Fuel Combustion Technologies Inc. This note accrues interest at an annual rate of 14.0%, payable quarterly, and matures in October 2015.

In September 2014, we issued a loan with principal amount of $350,000 to an affiliated company, 3089 Parkside LLC, in which we hold 50% of non-voting membership interests. The note accrues interest at an annual rate of 0%, and matures in June 2015.

In September 2014, we issued a loan with a principal amount of $350,000 to an affiliated company, Helpful Technologies Inc., in which our controlling stockholders, Mr. Sergey Gurin, Mr. Maxim Temnikov, and FVZ LLC, own 75% shares of the Common Stock. The note accrues interest at an annual rate of 5%, and matures in December 2015.

Other - Related Parties

On March 31, 2015, the Company issued 100,000 shares of Common Stock in accordance with a merger agreement with a subsidiary of Helpful Technologies Inc., in which our controlling stockholders, Mr. Sergey Gurin, Mr. Maxim Temnikov, and FVZ LLC, own 75% shares of the Common Stock, whereby it acquired a patent entitled “Building Block and Interlocking Construction Method” valued at cost aggregating $8,145.

In addition, in order to finance transaction costs in connection with an intended engagements into real-estate construction projects, our founders and executive officers, or an affiliate of founders and executive officers, may, but are not obligated to, loan us funds as may be required. We would repay such loaned amounts using proceeds from this Offering allocated for our working capital. In the event that we do not complete the due diligence for at least one project and redeem the Common Stock from our public stockholders, these loans will be subject to forfeiture. No investment proceeds held in escrow will be used to repay these loans from our founders and executive officers, if any.

DESCRIPTION OF SECURITIES

Equity Securities

Pursuant to our Third Amended and Restated Articles of Incorporation, our authorized capital stock consists of 250,000,000 shares of capital stock, including 200,000,000 shares of Common Stock, $0.001 par value and 40,000,000 shares of Series-X Common Stock, $0.001 par value, and 10,000,000 shares of undesignated Preferred Stock, $0.001 par value.

Common Stock

At the date of this prospectus, we have 2,100,000 shares of Common Stock issued and outstanding. With this Offering, we are registering an aggregate of 14,500,000 shares of Common Stock for sale to public investors by the Company.

The shares of Common Stock have:

●	Voting rights of one vote per share on all matters subject to vote by stockholders (except that the holders of Common Stock shall not be entitled to vote on any amendment to our articles of incorporation that relates solely to the terms of one or `more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the articles of incorporation);

●	Dividend rights to receive distribution of dividends and other distributions (payable in cash, property or capital stock) when, as and if declared thereon by the board of directors from time to time out of any assets or funds of the company legally available therefor, and shall share equally on a per share basis in such dividends and distributions);

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●	Inspection rights - So long as any stockholder holds at least five percent (5%) of the outstanding shares of Common stock, the Company will permit such stockholder, its representatives, proxies and advisors the inspection rights during the normal business hours of the Corporation upon prior written request mailed to the Company within five (five) business days prior to commencing inspection. Such inspection rights shall not apply to information that we reasonably determine to be confidential. The term “inspection rights,” as used in this section shall include, but be limited to the right of the stockholder to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such times as may be reasonably requested;

●	Liquidation rights – Common Stockholders will be entitled to a pro-rata receipt of our assets in case of liquidation or winding-up (subject to the rights of the holders of any outstanding series of our preferred stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the company, after payment or provision for payment of the debts and other liabilities of the company, Common Stockholders shall be entitled to receive all of our remaining assets available for distribution, ratably in proportion to the number of Common Stock then held by them. Notwithstanding anything to the contrary contained in our articles of incorporation, as amended, there shall be no liquidating distributions with respect to any warrant issued in connection with this Offering or the private placement).

Series-X Common Stock

We currently have 8,206,250 shares of Series-X Common Stock issued and outstanding.

The shares of Series-X Common Stock are the restricted shares designed for issuance under stock compensation plans, certain warrants, and management incentives. The Series-X Common Stock is also referred in this prospectus as the “insider shares.” The shares of Series-X Common Stock have:

●	no voting rights;

●	no dividend rights;

●	no redemption rights;

●	no registration rights;

●	no rights to participate in a pro-rata receipt of our assets in case of liquidation or winding-up;

●	the right to be converted into the shares of our Common Stock at the ratio of one share of Series-X Common Stock into one share of Common Stock, subject to restrictions and limitations identified in the stockholder rights agreements with the conditions varying on case by case basis.

Our three founders, Maxim Temnikov, Sergey Gurin and Fay Katz, beneficially own an aggregate of 8,000,000 shares of Series-X Common Stock. The additional 206,250 shares of Series-X Common Stock were issued to our founders’ friends and family members in consideration of the conversion of convertible debt in the amount of $330,000 in March 2015; such Series-X shares priced at $1.60 per share. The conversion rights of our founders’ Series-X Common Stock are contingent on (i) the Company’s having a registration statement for our securities declared effective under the Securities Act; (ii) listing the securities our Board of Directors decides to register on a capital exchange market or quotation system; and (iii) the increasing trading share price of our Common Stock at a public market in excess of the price in this Offering.

Each of our founders may convert their Series-X Common Stock into the shares of Common Stock after our securities are registered with the SEC for public trading, to the extent of:

●	the initial 25% of their Series-X Common Stock (or the aggregate of 2,000,000 shares of Series-X Common Stock) on the date when the closing price of our Common Stock exceeds $5.00 for any 20 trading days within a 30-trading day period;

●	an additional 25% of their shares of Series-X Common Stock (or the aggregate of 2,000,000 shares of Series-X Common Stock) on the date when the closing price of our Common Stock exceeds $7.00 for any 20 trading days within a 30-trading day period;

●	an additional 25% of their shares of Series-X Common Stock (or the aggregate of 2,000,000 shares of Series-X Common Stock) on the date when the closing price of the Corporation’s Common Stock exceeds $10.00 for any 20 trading days within a 30-trading day period, and

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●	an remaining 25% of outstanding shares of Series-X Common Stock (or the aggregate of 2,000,000 shares of Series-X Common Stock) on the date when the closing price of our Common Stock exceeds $12.00 for any 20 trading days within a 30-trading day period;

●	or earlier, if we engage in a transaction (i) resulting in our stockholders having the right to exchange their shares for cash or other securities or (ii) involving a consolidation, merger or other change in the majority of our board of directors or management team in which the company is the surviving entity.

As of the date of this Offering, we also have reserved 432,000 shares of Series-X Common Stock for future issuance in satisfaction of stock option issued to our Board Chairman, Mr. Hailston.

Preferred Stock

Pursuant to our Articles of Incorporation, we are authorized to issue up to 10,000,000 shares of Preferred Stock, par value $0.001 per share. There are currently no shares of Preferred Stock designated or issued. Our Preferred Stock may be divided into and issued in one or more series, each of which must be so designated as to distinguish the shares of each series of our Preferred Stock from the shares of all other series and classes. Our Board of Directors is authorized, within any limitations prescribed by law and our Articles of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of our preferred stock including but not limited to the following:

(a)	the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends must accrue;

(b)	whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)	the amount payable upon shares in the event of voluntary or involuntary liquidation;

(d)	sinking fund or other provisions, if any, for the redemption or purchase of shares;

(e)	the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

(f)	voting powers, if any, provided that if any of our preferred stock or series thereof must have voting rights, such preferred stock or series must vote only on a share for share basis with our Common Stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)	subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our Board of Directors may, at the time so acting, lawfully fix and determine under the laws of the state of California.

Anti-dilution provisions

At March 31, 2015, we had no securities containing anti-dilution provisions together with a summary of such terms.

Holders

As of June 29, 2015, there were approximately 51 holders of record of the Company’s Common Stock.

Transfer Agent

The transfer agent for our Common Stock is:

VStock Transfer LLC

18 Lafayette Place

Woodmere, NY 11598

T: (212) 828-8436

F: (646) 536-3179

E: info@vstocktransfer.com

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We have agreed to indemnify VStock Transfer LLC in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct.

Listing of Securities

There currently is no public trading market for our securities. Upon the effectiveness of the registration statement, of which this prospectus is a part, we intend to solicit an FINRA-registered broker-dealer to apply to FINRA as market maker of our Common Stock on the OTC Markets’ OTCQB tier. However, there is no guarantee our Common Stock will be accepted for quotation on the OTCQB or any other OTC Market tier or stock exchange or other electronic inter-dealer quotation system. We intend to request “HACI” as the ticker symbol our Common Stock.

Debt Securities

Outstanding Notes

We currently have existing outstanding debt of approximately $2.4 Million in interest bearing loans from our initial investors. These notes will become due starting from February 2016 and continuing through June 2017, from time to time. We will repay these notes by using the sales proceeds receivable from our future revenue from current homebuilding projects and sale of our assets. For more information, please see the audited financial statements for period ending December 31, 2014.

Secured Convertible Indebtedness

Pursuant a Loan and Settlement Agreement, dated March 31, 2013, between the Company and Zimas, LLC, we borrowed $1,000,000. The loan matures on March 31, 2013, bears interest at the rate of 8.0% per annum, accruing on December 31st of each calendar year and payable in the month of January of the subsequent year. The Company can repay the loan at any time prior to the maturity date. At any time and from time to time, the borrower can convert the principal amount of the loan into shares of Common Stock of the Company for $1.60 per share, or 1,666,667 shares, subject to adjustments for stock splits, combinations and dividends. The loan is secured by 6,250,000 shares of Common Stock of the Company (the “Collateral Shares”). If the Company fails to repay the principal amount on the maturity date, the lender shall have the right, but not obligation, to convert the principal amount of the loan, together with any interest then due and payable on the principal amount, into fully paid and non-assessable shares of the Company’s Common Stock priced at $0.16 per share (“Forced Conversion”). Upon completion of such Forced Conversion, the amount of the principal amount and the interest so converted shall be deemed paid and no longer due hereunder and the corresponding amount of the Collateral Shares shall be no longer.

Pursuant to that certain Loan and Settlement Agreement, dated June 1, 2014, as amended on February 13, 2015, between the Company and Zimas, LLC, we borrowed $400,000. The loan matures on June 1, 2017, bears interest at the rate of 8.0% per annum, accruing on December 31st of each calendar year and payable 20 business days thereafter. If at any time prior to the maturity date, the lender withdraws the loan of requires the Company to resell the loan to a third party, the principal amount shall be discounted by 20%. The Company can repay the loan at any time prior to the maturity date. At any time and from time to time, the borrower can convert the principal amount of the loan into shares of Common Stock of the Company for $1.60 per share, or 666,667 shares, subject to adjustments for stock splits, combinations and dividends. The loan is secured by 250,000 shares of Common Stock of the Company (the “Collateral Shares”). If the Company fails to repay the principal amount on the maturity date, the lender shall have the right, but not obligation, to convert the principal amount of the loan, together with any interest then due and payable on the principal amount, into fully paid and non-assessable shares of the Company’s Common Stock priced at $0.16 per share (“Forced Conversion”). Upon completion of such Forced Conversion, the amount of the principal amount and the interest so converted shall be deemed paid and no longer due hereunder and the corresponding amount of the Collateral Shares shall be no longer reserved by the Company.

Secured Non-Convertible Indebtedness

Pursuant to that certain Loan and Settlement Agreement, dated June 1, 2014, between the Company and a non-affiliated third party, we borrowed $1,000,000. The loan matures on June 1, 2017, bears interest at the rate of 6.0% per annum, payable quarterly. If at any time prior to the maturity date, the lender withdraws the loan of requires the Company to resell the loan to a third party, the principal amount shall be discounted by 20%. The Company can repay the loan at any time prior to the maturity date. The loan is secured by the assets of the Company.

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Interest

Interest rate on the notes is fixed at its respective annual rate as identified by each note. We calculate interest on the notes based on the actual number of days your note is outstanding. Interest is calculated monthly based on 365-day year (regardless of a leap year). Interest is not compounded. Interest payments are made as they become due by wire transfers into the bank account designated by the lenders.

Subordination

As used herein, the term “senior debt” means all of our debt created, incurred, assumed or guaranteed by us, except debt that by its terms expressly provides that such debt is not senior in right of payment to the notes. Debt is any indebtedness, contingent or otherwise, in respect of borrowed money, or evidenced by bonds, notes, Notes or similar instruments or letters of credit and shall include any guarantee of any such indebtedness. Senior debt includes, without limitation, the demand loans from our members and any line of credit we may incur in the future. The notes are not senior debt. The notes are also subordinate to all of our future senior debt. We may at any time borrow money on a secured or unsecured basis that would have priority over the notes.

Our obligation to repay the principal of and make interest payments on the notes is subordinate in right of payment to all of our senior debt. This means that if we are unable to pay our debts, when due, all of the senior debt would be paid first, before any payment of principal or interest would be made on the notes and related party debt which is equal in priority to the notes.

No Restrictions on Additional Debt or Business

Nothing restricts us from issuing additional securities or incurring additional debt (including senior debt or other secured or unsecured obligations) or the manner in which we conduct our business.

Events of Default

An event of default is defined as follows: a default in payment of principal or interest on the notes when due or payable if such default has not been cured for 30 days; or our becoming subject to events of bankruptcy or insolvency. If an event of default occurs and is continuing, the holders of at least a majority in principal amount of the then outstanding notes may declare the principal of and the accrued interest on all outstanding notes due and payable. If such a declaration is made, we are required to pay the principal of and interest on all outstanding notes immediately, so long as the senior debt has not matured by lapse of time, acceleration or otherwise. The holders of a majority of the aggregate principal amount of the notes at the time outstanding may, on behalf of all holders, waive any existing event of default by the majority of the then outstanding notes.

DETERMINATION OF OFFERING PRICE

There is no present public trading market for our Common Stock and the price at which the shares are being offered bears no relationship to conventional criteria such as book value or earnings per share. We have determined the offering price based, primarily, on our projected operating results. There can be no assurance that the offering price bears any relation to the current fair market value of the Common Stock. Upon the effectiveness of the registration statement, of which this prospectus is a part, we intend to solicit an FINRA-registered broker-dealer to apply to FINRA as market maker of our Common Stock on the OTC Markets’ OTCQB tier. However, there is no guarantee our Common Stock will be accepted for quotation on the OTCQB or any other OTC Market tier or stock exchange or other electronic inter-dealer quotation system. If our Common Stock is traded on the OTC or another stock exchange or electronic inter-dealer quotation service, then the sales price to the public by the Selling Stockholders will vary according to the selling decision of each Selling Stockholder and the market for our stock at the time of resale.

LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus will be passed upon for us by Sichenzia Ross Freedman Ference LLP, New York, New York.

EXPERTS

Our financial statements from inception through December 31, 2014 appearing in this prospectus have been audited by Green & Company CPAs, an independent registered public accounting firm, as set forth in their report.

Other than set forth above, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our Company or any of our subsidiaries. Nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this Offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov . You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C.

54

HELPFUL ALLIANCE COMPANY

INDEX TO FINANCIAL STATEMENTS

March 31, 2015 (unaudited)

December 31, 2014 and December 31, 2013 (audited)

55

HELPFUL ALLIANCE COMPANY

BALANCE SHEETS

	March 31, 2015	December 31, 2014
	(unaudited)	(audited)
ASSETS
CURRENT ASSETS:
Cash	$304,507	$534,616
Notes interest receivable, net	25,913	20,584
Notes interest receivable - related party	17,145	5,849
Notes receivable, net	450,000	450,000
Note receivable - related party	800,000	800,000
Prepaid expenses and other current assets	959	397,690
Total Current Assets	1,598,524	2,208,739
OTHER ASSETS:
Equipment, net	2,333	2,403
Notes receivable	481,000	481,000
Investments	415,000	-
Patent costs	8,145	-
Other	2,228	2,011
Total Other Assets	908,706	485,414
TOTAL ASSETS	$2,507,230	$2,694,153
LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$15,388	$12,923
Accrued expenses	8,849	11,995
Accrued interest payable	42,726	111,778
Prepaid interest	-	3,614
Total Current Liabilities	66,963	140,310
LONG TERM LIABILITIES:
Convertible notes payable	$1,400,000	$1,740,000
Notes payable	1,000,000	1,000,000
Total Long Term Liabilities	2,400,000	2,740,000
TOTAL LIABILITIES	2,466,963	2,880,310
COMMITMENTS AND CONTINGENCIES (NOTE xx)
STOCKHOLDER’S EQUITY (DEFICIT):
Preferred stock ($0.001 par value; 10,000,000 shares authorized; No shares issued or outstanding	-	-
Common stock - series X, ($0.001 par value; 40,000,000 shares authorized; 8,206,250 shares issued and outstanding as of 3/31/2015 and zero shares as of 12/31/2014	8,206	-
Common stock, ($0.001 par value; 200,000,000 shares authorized; 2,100,000 shares issued and outstanding as of 3/31/2015 and 10,000,000 shares as of 12/31/2014	2,100	10,000
Additional paid-in capital	427,839	90,000
Accumulated deficit	(397,878)	(286,157)
TOTAL STOCKHOLDER’S EQUITY (DEFICIT)	40,267	(186,157)
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)	$2,507,230	$2,694,153

The accompanying notes are an integral part of these financial statements.

56

HELPFUL ALLIANCE COMPANY

STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended March 31,
	2015	2014
REVENUES
Interest income	$47,071	$44,105
TOTAL REVENUES	47,071	44,105
OPERATING EXPENSES
Compensation	19,258	14,425
Professional fees	68,829	2,400
Other selling, general and administrative	28,080	416
TOTAL OPERATING EXPENSES	116,167	17,241
INCOME (LOSS) FROM OPERATIONS	(69,096)	26,864
OTHER INCOME (EXPENSE)
Interest income	101	1,862
Interest expense	(42,726)	(19,726)
TOTAL OTHER INCOME (EXPENSE)	(42,625)	(17,864)
NET INCOME (LOSS)	$(111,721)	$9,000
NET LOSS PER COMMON SHARE
Basic and diluted	$(0.04)	$0.00
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic and diluted	2,888,889	10,000,000

The accompanying notes are an integral part of these financial statements.

57

HELPFUL ALLIANCE COMPANY

STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT)

For the Three Months Ended March 31, 2015

(unaudited)

	Preferred Stock		Common Stock – Series X		Common Stock				TotalS tockholder’s
	Number of		Number of		Number of		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance at December 31, 2014	-	$-	-	$-	10,000,000	$10,000	$90,000	$(286,157)	$(186,157)
Conversion common stock into Series-x Common	-	-	8,000,000	8,000	(8,000,000)	(8,000)	-	-	-
Settlement note payable	-	-	206,250	206	-	-	329,794	-	330,000
Acquisition of patent	-	-	-	-	100,000	100	8,045	-	8,145
Net loss 3 months	-	-	-	-	-	-	-	(111,721)	(111,721)
Balance at March 31, 2015	-	$-	8,206,250	$8,206	2,100,000	$2,100	$427,839	$(397,878)	$40,267

The accompanying notes are an integral part of these financial statements.

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HELPFUL ALLIANCE COMPANY

STATEMENTS OF CASH FLOWS

(unaudited)

	For the Three Months Ended March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(111,721)	$9,000
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	70	-
Bad debt	3,575	8,028
Changes in operating assets and liabilities:
Note interest receivable	(20,792)	(128,141)
Prepaid expenses and other current assets	6,396	259,404
Accounts payable	2,465	(10,584)
Accrued expenses	(3,146)	(2,131)
Accrued interest payable	(69,052)	(55,014)
Customer advances	(3,614)	-
Due from affiliates	390,710	(5,076)
Net cash provided by operating activities	194,891	75,486

CASH FLOWS FROM INVESTING ACTIVITIES
Payment for investments	(415,000)	-
Net cash used in investing activities	(415,000)	-
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of note payable	(10,000)	-
Payments for notes receivable	-	(65,000)
Net cash used by financing activities	(10,000)	(65,000)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(230,109)	10,486
CASH - BEGINNING OF PERIOD	534,616	12,712
CASH - END OF PERIOD	$304,507	$23,198

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-
NON-CASH INVESTING AND FINANCING ACTIVITIES
Issuance of common stock for patents	$8,145	$-
Issuance of series x common stock for conversion of note payable	$330,000	$-

The accompanying notes are an integral part of these financial statements.

59

HELPFUL ALLIANCE COMPANY

NOTES TO FINANCIAL STATEMENTS
March 31, 2015 (Unaudited)

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Helpful Alliance Company was incorporated in April 2012 in Miami, Florida. Helpful Alliance Company (the “Company”) is a real-estate developer. The Company provides commercial loans in which real estate properties are used as collateral.

For 2015, the Company is prioritizing its growth in the homebuilding business. The Company intends to finance its activities using the proceeds from private placements of its securities (the “Proposed Offering”.) The Company intends to use the net proceeds from the Proposed Offering to be applied toward the activities in its homebuilding business.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going concern

These financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had a net loss of $111,721for the three months ended March 31, 2015 and an accumulated deficit of $397,878 at March 31, 2015. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital, implement its business plan, and generate significant revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management is continuing with its plan to expand operations in homebuilding and home kits, which requires substantial additional working capital. The management believes that its current operating strategy, combined with continued funding, will provide the opportunity for the Company to continue as a going concern. The Company plans on raising capital through the sale of equity or debt instruments to implement its business plan. The Company remains dependent upon outside investors or its controlling stockholders to fund its operations. There is no assurance that the Company will raise the required capital or succeed in the realization of its business plans.

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates during the three months ended March 31, 2015 include the valuation of notes interest receivable and notes receivable.

Fair value of financial instruments and fair value measurements

The Company adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

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The carrying amounts reported in the balance sheets for cash, current notes receivable, accounts payable and accrued expenses, accrued interest payable and due to officer approximate their fair market value based on the short-term maturity of these instruments. Furthermore, non-current notes receivable and notes payable carrying amounts approximate their fair value since they carry market rates of interest. The Company did not have any non-financial assets or liabilities that are measured at fair value on a recurring basis as of March 31, 2015.

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Cash and cash equivalents

Cash and cash equivalents consist of cash and short-term highly liquid investments purchased with original maturities of three months or less. There were no cash equivalents at March 31, 2015 and December 31, 2014.

Note interest receivables

Note interest receivables are stated at their estimated net realizable value. The Company reviews its accounts to estimate losses resulting from the inability of its customers to make required payments. Any required allowance is based on specific analysis of past due accounts and also considers historical trends of write-offs. Past due status is based on how recently payments have been received from customers. The Company’s collection experience has been favorable reflecting a limited number of customers. An allowance was deemed necessary for one customer in the amount of $179,917 at December 31, 2014. The allowance was increased by $3,575 at March 31, 2015, bringing the allowance to $183,492.

Notes receivable

ASC 310-10 provides general guidance for receivables and notes that receivables arise from credit sales, loans, or other transactions. This Subtopic further discusses acquisition, development, and construction arrangements and provides “guidance for determining whether a lender should account for an acquisition, development, and construction arrangement as a loan or as an investment in real estate or a joint venture.”

The Company follows FASB ASC 310-10 that provides general guidance for receivables and notes that arise from credit sales, loans, or other transactions. This Subtopic further discusses acquisition, development, and construction arrangements and provides “guidance for determining whether a lender should account for an acquisition, development, and construction arrangement as a loan or as an investment in real estate or a joint venture.”

Generally Accepted Accounting Principles (“GAAP”) requires that companies disclose the fair value of their notes receivable in the notes to the financial statements if they do not approximates their fair value. Also, GAAP recently changed to allow companies to choose to carry receivables at fair value in their balance sheets, with changes in fair value recognized as gains or losses in the income statements. The Company has not opted to carry its notes at fair value, and continues to carry its notes at face value.

When it becomes probable that a creditor will be unable to collect all amounts due according to the contractual terms of a note, the receivable is considered impaired. When a creditor’s investment in a note receivable becomes impaired for any reason, the receivable is re-measured at the discounted present value of currently expected cash flows at the loan’s original effective rate. The difference between the carrying amount of the note and the discounted present value is the amount of impairment to be recorded.

Equipment

Equipment is carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed, and any resulting gains or losses are included in the Statement of Operations.

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Patent costs

Patents are stated at cost and are being amortized on a straight-line basis over the estimated future periods to be benefited. All patents at March 31, 2015 have either been acquired from a related Company or assigned to the Company by the Company’s founder. Patents are recorded at the historical cost basis. The Company acquired a patent from an affiliated company in March 2015 valued at $8,145, which represent the legal fees for filing the patent applications. The Company will begin amortizing this patent cost when application are approved, and therefore did not recognize any amortization expense for the three months ended March 31, 2015.

Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Investment in Unconsolidated Investee

The Company accounts for investments in which the Company owns more than 20% of the investee, using the equity method in accordance with ASC Topic 323, Investments—Equity Method and Joint Ventures. Under the equity method, an investor initially records an investment in the stock of an investee at cost, and adjusts the carrying amount of the investment to recognize the investor’s share of the earnings or losses of the investee after the date of acquisition. The amount of the adjustment is included in the determination of net income by the investor, and such amount reflects adjustments similar to those made in preparing consolidated statements including adjustments to eliminate intercompany gains and losses, and to amortize, if appropriate, any difference between investor cost and underlying equity in net assets of the investee at the date of investment. The investment of an investor is also adjusted to reflect the investor’s share of changes in the investee’s capital. Dividends received from an investee reduce the carrying amount of the investment. A series of operating losses of an investee or other factors may indicate that a decrease in value of the investment has occurred which is other than temporary and which should be recognized even though the decrease in value is in excess of what would otherwise be recognized by application of the equity method.

Revenue recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured. The Company’s specific revenue recognition policies are as follows:

Home Kits: Revenues from sales of home kits are recognized when the sales are closed and home kits are delivered to the customer. In the three months ended March 31, 2015 and 2014 the Company had no revenues generated by the sale of home kits.

Engineering consulting: Revenues from sales of engineering consulting services are earned when services are provided.

Segments

The Company follows the guidance of ASC 280-10 for “Disclosures about Segments of an Enterprise and Related Information.” During the three months ended March 31, 2015 and 2014, the Company only operated in one segment; therefore, segment information has not been presented.

Advertising and promotion

Advertising and promotion is expensed as incurred and is included in other selling, general and administrative expense and totaled $2,355 and $0 for the three months ended March 31, 2015 and 2014, respectively.

Research and development

Expenditures for research and product development costs are expensed as incurred and are included in other selling, general and administrative expense and totaled $0 and $79 for the three months ended March 31, 2015 and 2014.

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Emerging Growth Company

The Company is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and will be subject to reduced public company reporting requirements, and will remain such for up to five years. However, if the Company’s non-convertible debt issued within a three-year period or the Company’s total revenues exceed $1 billion or the market value of our shares of common stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, the Company would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, the Company have elected, under Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards.

Income (loss) per share of common stock

ASC 260 “Earnings Per Share”, requires dual presentation of basic and diluted earnings per share (“EPS”) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Basic net income (loss) per common share is computed by dividing net income (loss) available to common shareholders by the weighted average number of shares of common shares outstanding during the period. Diluted net income per common share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Potentially dilutive common shares were excluded from the computation of diluted shares outstanding as they would have an anti-dilutive impact on the Company’s net losses and consisted of the following:

Net loss per share for each class of common stock is as follows:

Net (loss) income per common shares outstanding:	Three Months ended March 31, 2015	Three Months ended March 31, 2014
Common stock	$(0.04)	$(0.00)

Weighted average shares outstanding:
Common stock	2,888,889	10,000,000
Total weighted average shares outstanding	2,888,889	10,000,000

The Company’s aggregate common stock equivalents at March 31, 2015 and 2014 included the following:

	March 31, 2015	March 31, 2014
Convertible notes	875,000	843,750
Total	875,000	843,750

Related parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions are recorded at fair value of the goods or services exchanged.

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NOTE 3 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

At March 31, 2015 and December 31, 2014, prepaid expenses and other current assets consisted of the following:

	March 31, 2015	December 31, 2014
Prepaid payroll direct deposit	$-	$1,394
Prepaid domain name subscription	25	28
Credit on Home Depot credit card	342	342

Prepaid attorney fees	-	5,000
Property tax receivable	592	-
Due from affiliate	25	390,926
	$959	$397,690

NOTE 4 – NOTES RECEIVABLE

Notes receivable consists of the following at March 31, 2015, and December 31, 2014:

	March 31, 2015	December 31, 2014

Loan agreement dated April 2013, with a principal amount of $81,000 was assigned to the Company in November 2013. The note accrues interest at an annual rate of 11.5%, payable monthly, and matures in April 2018. As of March 31, 2015 and December 31, 2014, the amount of accrued interest was $927 and $0, respectively.	81,000	81,000

Loan agreement dated May 2013, with a principal amount of $120,000 was assigned to the Company in November 2013. The note accrues interest at an annual rate of 12.5%, payable monthly, and matures in June 2015 As of March 31, 2015 and December 31, 2014 the amount of accrued interest was $1,250 and $2,625, respectively.	120,000	120,000

Loan agreement dated May 2013, with a principal amount of $160,000 was assigned to the Company in November 2013. The note accrues interest at an annual rate of 12.5%, payable quarterly, and matures in June 2015. As of March 31, 2015 and December 31, 2014, the amount of accrued interest was $20,281 and $19,197, respectively. This note is in default for non-payment of interest payments, and a 100% allowance for bad debt has been recorded for both principal and accrued interest.	160,000	160,000

Loan agreements dated July, September, and October 2013, and May 2014, with an aggregate principal amount of $400,000 were assigned to the Company in February, March and July 2014. The notes accrue interest at an annual rate of 12.5%, payable quarterly, and mature in July 2016, December 2018, and May 2019. As of March 31, 2015 and December 2014, the amount of accrued interest was $12,500 and $12,778, respectively.	400,000	400,000

Loan agreement dated May 2013, with a principal amount of $330,000 was assigned to the Company in November 2013. The note accrues interest at an annual rate of 12.0%, maturity date was May 2013, and the note has gone into default for non-payment of interest, therefore the interest rate has increased to 18% per the default provision in this note. In December 2014 a payment of accrued interest for $66,495 was received. As of March 31, 2015 and December 2014, the amount of accrued interest was $11,236 and $0, respectively. There is no interest reserve on this loan, and there are no plans to collect and maintain such reserve. There was no reserve and no clause requiring a provision of such reserve at the time we acquired the promissory note underlying the loan. However, we hold first mortgage position on the property underlying the loan with the right to foreclose in case of default.	330,000	330,000
	1,091,000	1,091,000
Less allowance for bad debt	(160,000)	(160,000)
Notes receivable, net	931,000	931,000
Less Current Portion	(450,000)	(450,000)
Notes receivable, long term	481,000	$481,000

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NOTE 5 – NOTES RECEIVABLE - RELATED PARTIES

Notes receivable with related parties consists of the following at March 31, 2015, and December 31, 2014:

	March 31, 2015	December 31, 2014

Loan agreement dated October 2013, with a principal amount of $100,000 was assigned to the Company in October 2013. The note accrues interest at an annual rate of 14.0%, payable quarterly, and matures in October 2015. As of March 31, 2015 and December 2014, the amount of accrued interest was $6,981 and $3,529, respectively.	100,000	100,000

Loan agreement dated September 2014, with an affiliated company, has a principal amount of $350,000. The note accrues interest at an annual rate of 0%, and matures in June 2015. The amount of imputed interest is immaterial.	350,000	350,000

Loan agreement dated September 2014, with a principal amount of $350,000. The note accrues interest at an annual rate of 5%, and matures in December 2015. As of March 31, 2015 and December 2014 the amount of accrued interest was $10,164 and $5,849, respectively.	350,000	350,000

Total	800,000	800,000
Less Current Portion	800,000	800,000
Notes receivable - related party, long term	$-	$-

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist.

NOTE 6 – EQUIPMENT

Equipment consists of the following:

	Estimated Useful Lives in Years	March 31, 2015	December 31, 2014
Trailer	10	$2,800	$2,800
		2,800	2,800
Less total accumulated depreciation		(467)	(397)
Machinery and equipment, net		$2,333	$2,403

Depreciation expense for the three months ended March 31, 2015 and 2014 amounted to $70 and $0, respectively.

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NOTE 7 – INVESTMENTS

The Company has made cash investments aggregating $415,000 in two LLC’s that were created to acquire land, rebuild, improve and resell the properties. The Company has acquired a 30% non-voting interest (Class B Member) in each of these LLC’s. The Company has the right to make additional contributions to bring their investments up to $4,150,000. Class B Members will receive 30% of the net profits of the LLC’s. At March 31, 2015 there have been no operations of these LLC’s. The Company expects further amendments will be made to the operating agreements as they further define the nature of the relationship with these LLC’s. Based on the final outcome of the amended operating agreements, will provide the Company with the necessary information to determine the proper accounting for these investments.

NOTE 8 – CONVERTIBLE NOTES PAYABLE

Convertible debt consists of the following at March 31, 2015, and December 31, 2014:

	March 31, 2015	December 31, 2014
Convertible note in the principal amount of $400,000 was issued in February 2013. The note has 0% interest, matures in February 2016 and is convertible into common stock at a conversion rate of $1.60 per share. In December 2013 a partial repayment of $50,000 was made and in January 2014 and January 2015 $10,000 partial repayments were made. This note was converted into 206,250 shares of Series X Common Stock in March 2015 (see Note 12).	$-	$340,000

Convertible notes in the principal amount of $1,000,000 and $400,000 were issued in March 2013 and June 2014, respectively. The notes accrue interest at an annual rate of 8.0%, payable quarterly, and mature in March 2016 and June 2017, respectively and are convertible into common stock at a conversion rate of $1.60 per share. As of December 31, 2014, the amount of accrued interest was $96,444. As of March 31, 2015, the amount of accrued interest was $27,726.	1,400,000	1,400,000

Total	1,400,000	1,740,000
Less Current Portion	—	—
Convertible notes payable, long term	$1,400,000	$1,740,000

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NOTE 9 – NOTES PAYABLE

Non-convertible debt consists of the following at March 31, 2015, and December 31, 2014:

	March 31, 2015	December 31, 2014
Note in the principal amount of $1,000,000 was issued in June 2014. The note accrues interest at an annual rate of 6.0%, payable quarterly, and matures in June 2017. As of December 31, 2014 the amount of accrued interest was $15,333, which was paid in January 2015. As of March 31, 2015, the amount of accrued interest was $15,000.	1,000,000	1,000,000

Total	1,000,000	1,000,000
Less Current Portion	—	—
Convertible notes payable, long term	$1,000,000	$1,000,000

NOTE 10 – ACCRUED EXPENSES

At March 31, 2015 and December 31, 2014, accrued expenses consisted of the following:

	March 31, 2015	December 31, 2014
Accrued payroll	$-	$2,587
Accrued payroll taxes	5,765	323
Accrued property taxes	3,084	9,085
	$8,849	$11,995

NOTE 11 – DUE FROM AFFILIATES

At March 31, 2015 and December 31, 2014, Due from Affiliates (on demand) consisted of the following and are included in Prepaid expenses and other current assets and Other Assets:

	March 31, 2015	December 31, 2014
Helpful Technologies Inc.	$2,011	$2,011
Florida Project 1	25	25
Helpful Capital Group	-	390,927
	$2,036	$392,963

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist.

NOTE 12 – RELATED PARTY TRANSACTIONS

Due from affiliates

Loan agreement dated October 2013, with a principal amount of $100,000 was assigned to the Company in October 2013. The note accrues interest at an annual rate of 14.0%, payable quarterly, and matures in October 2015. As of March 31, 2015 and December 2014, the amount of accrued interest was $6,981 and $3,529, respectively.

Loan agreement dated September 2014, with an affiliated company, has a principal amount of $350,000. The note accrues interest at an annual rate of 0%, and matures in June 2015.

Loan agreement dated September 2014, with an affiliated company, has a principal amount of $350,000. The note accrues interest at an annual rate of 5%, and matures in December 2015. As of March 31, 2015 and December 2014 the amount of accrued interest was $10,164 and $5,849, respectively.

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At March 31, 2015 December 31, 2014, the Company had receivables from its affiliated companies, $2,011 and $392,938, respectively, for payments made on behalf of those affiliated companies and has been included in Other Assets on the accompanying balance sheets.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist.

note 13 – STOCKHOLDER’S EQUITY (DEFICIT)

On July 1, 2014 the Company amended the Articles of Incorporation to decrease the total authorized shares from 2.5 billion to 250 million (in effect a 10 to 1 stock split) and increased the par value from $0.0001 to $0.001. According to FASB ASC505–20–30–4, “Equity–Stock Dividends and Stock Splits”, all references to share and per share amounts in the financial statements and accompanying notes to the financial statements have been retroactively restated to reflect the ten-for-one stock split.

On February 1, 2015, the Company initiated a private placement offering of up to $20 million in unsecured, non-convertible Notes bearing simple, non-compounding interest of 10% per annum, as described in the Private Placement Memorandum dated February 1, 2015. The Notes will mature between two and three years from the date of issuance, subject to extension as described in the Memorandum. The Notes will be issued without indenture or trustee. The offering is made in reliance upon an exemption from securities registration afforded by, among other regulations, the provisions of Regulation D and/or Regulation S as promulgated by the SEC under the Securities Act of 1933. All of the notes in this offering were offered by the Company. Management will have broad discretion with respect to the specific application of the net proceeds of the offering, although the net proceeds of the offering are intended to be generally applied toward the Company’s principal business operations in the homebuilding segment. No subscriptions received under this offering as of June 2015. The offering is currently closed.

Preferred Stock

The Company is authorized to issue 10,000,000 shares of its $0.001 par value preferred stock in one or more series with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. As of March 31, 2015 and December 31, 2014, no preferred shares were issued and outstanding.

Series-X Common Stock

The Company is authorized to issue 40,000,000 shares of its $0.001 par value Series-X common stock. The shares of Series-X common stock have no voting rights, no dividend rights, no liquidation rights, and no registration rights. Each one share of Series-X common stock may be converted into one share of fully paid share of Common stock, from time to time, as permitted by the Company’s Board of Directors. As of March 31, 2015 and December 31, 2014, 8,206,250 and no shares of Series-X common stock were issued and outstanding, respectively.

On January 10, 2015, founders converted 8,000,000 of their shares of common stock issued and outstanding into Series-X common stock.

On March 31, 2015 the Company issued 206,250 Series-X common shares to a note-holder for the conversion of his $330,000 note (see Note 7).

Common Stock

The Company is authorized to issue 200,000,000 shares of its $0.001 par value common stock. As of March 31, 2015 and December 31, 2014, 2,100,000 and 10,000,000 shares of common stock were issued and outstanding, respectively.

On January 10, 2015, founders converted 8,000,000 of their shares of common stock issued and outstanding into Series-X common stock.

Founders invested the seed capital of $100,000, in the aggregate, used for general and administrative purposes associated with the Company’s commencement of operations.

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On March 31, 2015, pursuant to the terms of an Agreement and Plan of Merger (“Merger”), by and between Helpful Technologies, Inc. (“HTI”), HAC Patents LLC (“HAC-LLC”) a wholly owned subsidiary of HTI, and Helpful Alliance Company (the “Company”), the Company acquired all of the membership interests of HAC-LLC in exchange for 100,000 shares of the Company’s common stock. As a result of the Merger, the existence of HAC-LLC ceased, and the Company continued as the surviving corporation. A copy of the Articles of Merger were filed with the Florida Department of State, Division of Corporations, on April 7, 2015.

The Company valued the 100,000 shares of common stock based on the historical cost, which approximates fair value, of the only asset acquired in the merger, a pending patent, valued at $8,145 since this was from a related party. (see Note 2).

S-1

The Company is currently filing a registration statement on form S-1 with the Securities and Exchange Commission to register for sale 14,500,000 newly issuable shares of Common Stock and 2,100,000 shares Common Stock for resale by the selling stockholders priced at $[___] per share. There is no underwriter. The Company is offering the Common Share directly. Because the offering is made on a “best efforts” basis, there can be no guarantee that the Company or any selling stockholder will sell any or all of the shares in this offering. The Company will pay the offering expenses and will not receive any of the proceeds from the sale of the common shares by the selling stockholders. The Company will enter into a subscription agreement directly with investors in connection with this offering and we may not sell the entire amount of securities offered pursuant to this prospectus.

Pursuant to Rule 3a4-1 under the Exchange Act, Sergey Gurin, the Vice President and interim Chief Financial Officer may participate in the sale of the common stock without registering as a broker-dealer under certain circumstances as provided in such rule. Mr. Gurin is not subject to a statutory disqualification as such term is defined in Section 3(a)(39) of the Exchange Act. Mr. Gurin serves as an executive officer and primarily performs substantial duties for us or on our behalf other than in connection with transactions in securities and will continue to do so at the end of the Offering. Mr. Gurin is familiar with the selling practices permitted to officers relying on Rule 3a4-1. Mr. Gurin has not been a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and has not nor will not participate in the sale of securities for any issuer more than once every 12 months, other than on behalf of us in reliance on Rule 3a4-1. Mr. Gurin will not be compensated in connection with any participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the Notes. Mr. Gurin has been instructed in the limitations of the selling practices allowed under Rule 3a4-1.

NOTE 14 – COMMITMENTS AND CONTINGENCIES

On January 1, 2015, the Company executed a sublease agreement with an affiliated company, Helpful Technologies, Inc., for office space located in sub-landlord’s leased premises in Fort Lauderdale, FL, which shall serve as the Company’s permanent offices. The initial term of the lease was for 12 months. The base monthly rental for the premises is $1,500. No security deposit or prepaid rent was required. In April 2014 the Company signed a self-storage rental agreement with terms on a month-to-month basis at $188 per month. The Company plans on keeping this storage unit during 2015.

Future minimum lease payments required under this operating lease are as follows:

	Total	1 year	1-3 years	3-5 years	5+ years
Office lease	$18,000	$18,000	$-	-	-
Storage lease	2,256	2,256	-	-	-
Total	$20,256	$20,256	$-	$-	$-

Storage lease expense was $564 and $0 for the three months ended March 31, 2015 and 2014, respectively.

NOTE 15 – SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through the date the financial statements were available to be issued.

On April 1, 2015, the Company initiated a private placement offering of $100,000 for warrants exercisable to purchase up to an aggregate of 3,750,000 shares of common stock at the price of $0.001 per share. Management has a broad discretion with respect to the specific application of the net proceeds of the offering, although the net proceeds of the offering are intended to be generally applied toward the Company’s principal business operations in the homebuilding business. Subscription was received under this offering on April 10, 2015 by AssetsTZ Holdings LLC.

On February 1, 2015, the Company initiated a private placement offering of up to $20 million in unsecured, non-convertible Notes bearing simple, non-compounding interest of 10% per annum, as described in the Private Placement Memorandum dated February 1, 2015. The Notes will mature between two and three years from the date of issuance, subject to extension as described in the Memorandum. The Notes will be issued without indenture or trustee. The offering is made in reliance upon an exemption from securities registration afforded by, among other regulations, the provisions of Regulation D and/or Regulation S as promulgated by the SEC under the Securities Act of 1933. All of the notes in this offering were offered by the Company. Management will have broad discretion with respect to the specific application of the net proceeds of the offering, although the net proceeds of the offering are intended to be generally applied toward the Company’s principal business operations in the homebuilding segment. No subscriptions received under this offering as of February 15, 2015. The offering is currently closed.

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Green & Company, CPAs
A PCAOB Registered Accounting Firm

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Helpful Alliance Company

We have audited the accompanying balance sheets of Helpful Alliance Company as of December 31, 2014 and 2013, and the related statement of operations, stockholders’ deficiency, and cash flows for the years ended December 31, 2014 and 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Helpful Alliance Company as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has significant net losses and cash flow deficiencies. Those conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Green & Company, CPAs
Green & Company, CPAs

Tampa, Florida

June 29, 2015

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HELPFUL ALLIANCE COMPANY

BALANCE SHEETS

(audited)

	As of December 31,
	2014	2013
ASSETS
Current Assets:
Cash	$534,616	$12,712
Notes interest receivable	20,584	21,505
Notes interest receivable – related party, net	5,849	—
Notes receivable	850,000	330,000
Notes receivable – related party, net	800,000	—
Prepaid expenses and other current assets	6,764	—
Total Current Assets	2,217,812	$364,217
Other Assets:
Equipment, net	2,403	2,683
Notes receivable	81,000	776,000
Notes receivable- related party	—	100,000
Patent costs	—	24,185
Due from affiliates	392,938	237,670
Total Other Assets	476,341	$1,140,539
Total Assets	$2,694,153	$1,504,756

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$12,923	$10,584
Accrued expenses	11,995	10,835
Accrued interest payable	111,778	74,740
Due to officer	—	5,077
Prepaid interest	3,614	—
Total Current Liabilities	140,310	$101,235
Long Term Liabilities:
Convertible notes payable	$1,740,000	1,350,000
Notes payable	1,000,000	—
Total Long Term Liabilities	2,740,000	1,350,000
Total Liabilities	$2,880,310	$1,451,235
COMMITMENTS AND CONTINGENCIES (NOTE 17)

STOCKHOLDER’S EQUITY (DEFICIT):
Preferred stock ($0.001 par value; 10,000,000 shares authorized; No shares issued or outstanding	—	—

Common X stock, ($0.001 par value; 40,000,000 shares authorized; No shares issued or outstanding	—	—

Common stock, ($0.001 par value; 200,000,000 shares authorized; 10,000,000 shares issued and outstanding	10,000	10,000

Additional paid-in capital	90,000	90,000
Accumulated deficit	(286,157)	(46,479)

Total Stockholder’s Equity (Deficit)	$(186,157)	$53,521
Total Liabilities And Stockholder’s Equity (Deficit)	$2,694,153	$1,504,756

The accompanying notes are an integral part of these financial statements.

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HELPFUL ALLIANCE COMPANY

STATEMENTS OF OPERATIONS

(audited)

	As of December 31,
	2014	2013
REVENUES:
Interest income	$197,161	$135,971
Engineering consulting services	34,500	15,800
Homebuilding	-	-
Total Revenues	$231,661	$151,771
OPERATING EXPENSES:
Compensation	107,537	74,590
Professional fees	41,776	3,750
Other selling, general and administrative	196,525	22,824
Total Operating Expenses	$345,838	$101,164
INCOME (LOSS) FROM OPERATIONS	$(114,177)	$50,607
OTHER INCOME (EXPENSE):
Other income	3,779	-
Interest expense	(129,280)	(74,816)
Total Other Income (Expense)	$(125,501)	$(74,816)
NET INCOME ( LOSS)	$(239,678)	$(24,209)
NET INCOME ( LOSS) PER COMMON SHARE:
Basic and diluted	$(0.02)	$(0.00)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic and diluted	10,000,000	10,000,000

The accompanying notes are an integral part of these financial statements.

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HELPFUL ALLIANCE COMPANY

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT)

For the period from December 31, 2013 to December 31, 2014

(audited)

	Preferred Stock		Common X Stock		Common Stock
Balance at December 31	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
2012	-	$-	-	$-	10,000,000	$10,000	$90,000	$(22,270)	$77,730
Net loss	-	-	-	-	-	-	-	(24,209)	(24,209)
2013	-	-	-	-	10,000,000	10,000	90,000	(46,479)	53,521
Net loss	-	-	-	-	-	-	-	(239,678)	(239,678)
2014	-	$-	-	$-	10,000,000	$10,000	$90,000	$(286,157)	$(186,157)

The accompanying notes are an integral part of these financial statements.

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HELPFUL ALLIANCE COMPANY

STATEMENTS OF CASH FLOWS

For the Years Ended December 31,

	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(239,678)	$(24,209)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	280	117
Bad debt	179,197	7,928
Changes in operating assets and liabilities:
Accounts receivable	(24,125)	(29,433)
Prepaid expenses and other current assets	(6,763)	10,000
Patent costs	24,186	(23,709)
Accounts payable	2,339	10,584
Accrued expenses	1,160	9,648
Accrued interest payable	37,038	74,740
Due to officer	(5,076)	5,076
Prepaid interest	3,614	-
Due from affiliates	(155,268)	(175,709)
Net cash used in operating activities	$(183,096)	(134,967)
CASH FLOWS FROM INVESTING ACTIVITIES
Payments for equipment	-	(2,800)
Net cash used in investing activities	-	(2,800)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds received from issuance of notes payable	1,390,000	1,350,000
Payments for notes receivable	(685,000)	(1,206,000)
Net cash provided by financing activities	$705,000	$144,000
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	521,904	6,233

CASH - BEGINNING OF YEAR	12,712	6,479

CASH - END OF YEAR	$534,616	12,712

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$92,240	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

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NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Helpful Alliance Company was incorporated in April 2012 in Miami, Florida. Helpful Alliance Company (the “Company”) is a real-estate developer with the activities in three revenue streams: homebuilding, home kits, and financial assistance. The Company’s homebuilding arm manages the construction, remodeling and sale of residential properties. Its home kit arm develops affordable home kits and its proprietary assembly methods and tools. Its financial activities arm provides commercial loans in which real estate properties are used as collaterals.

For 2015, the Company prioritizes its growth in the homebuilding segment. The Company intends to finance its activities using the proceeds from private placements of its securities (the “Proposed Offering”.) The Company intends to use the net proceeds from the Proposed Offering to be applied toward the activities in homebuilding segment.

NOTE 2 – SUMMARY OF CRITICAL ACCOUNTING POLICIES

Going concern

These financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had a net loss of $239,678 and $24,209 for the years ended December 31, 2014 and 2013, respectively, and net cash used in operations of $183,096 and $134,967 for the years ended December 31, 2014 and 2013, respectively, and an accumulated deficit and stockholder’s deficit of $286,157 and $186,157, respectively, at December 31, 2014. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital, implement its business plan, and generate significant revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management is continuing with its plan to expand operations in homebuilding and home kits, which requires substantial additional working capital. The management believes that its current operating strategy, combined with continued funding, will provide the opportunity for the Company to continue as a going concern. The Company plans on raising capital through the sale of equity or debt instruments to implement its business plan. The Company remains dependent upon outside investors or its controlling stockholders to fund its operations. There is no assurance that the Company will raise the required capital or succeed in the realization of its business plans.

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates during the years ended December 31, 2014 and 2013 include the valuation of accounts receivable and deferred tax assets.

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Fair value of financial instruments and fair value measurements

The Company adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1:	Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2:	Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3:	Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, current notes receivable, accounts payable and accrued expenses, accrued interest payable and due to officer approximate their fair market value based on the short-term maturity of these instruments. Furthermore, non-current notes receivable and notes payable carrying amounts approximate their fair value since they carry market rates of interest. The Company did not have any non-financial assets or liabilities that are measured at fair value on a recurring basis as of December 31, 2014 and 2013.

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Cash and cash equivalents

Cash and cash equivalents consist of cash and short-term highly liquid investments purchased with original maturities of three months or less. There were no cash equivalents at December 31, 2014 and 2013.

Interest receivables

Interest receivables are stated at their estimated net realizable value. The Company reviews its accounts to estimate losses resulting from the inability of its customers to make required payments. Any required allowance is based on specific analysis of past due accounts and also considers historical trends of write-offs. Past due status is based on how recently payments have been received from customers. The Company’s collection experience has been favorable reflecting a limited number of customers. An allowance was deemed necessary for one customer in the amount of $179,917 at December 31, 2014, and an allowance was deemed necessary for one customer in the amount of $8,028 at December 31, 2013. This uncollectible amount of $8,028 was written off against the allowance account in 2014.

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Notes receivable

The Company follows FASB ASC 310-10 that provides general guidance for receivables and notes that arise from credit sales, loans, or other transactions. This Subtopic further discusses acquisition, development, and construction arrangements and provides “guidance for determining whether a lender should account for an acquisition, development, and construction arrangement as a loan or as an investment in real estate or a joint venture.”

Generally Accepted Accounting Principles (“GAAP”) requires that companies disclose the fair value of their notes receivable in the notes to the financial statements if they do not approximates their fair value. Also, GAAP recently changed to allow companies to choose to carry receivables at fair value in their balance sheets, with changes in fair value recognized as gains or losses in the income statements. The Company has not opted to carry its notes at fair value, and continues to carry its notes at face value.

When it becomes probable that a creditor will be unable to collect all amounts due according to the contractual terms of a note, the receivable is considered impaired. When a creditor’s investment in a note receivable becomes impaired for any reason, the receivable is re-measured at the discounted present value of currently expected cash flows at the loan’s original effective rate. The difference between the carrying amount of the note and the discounted present value is the amount of impairment to be recorded.

Equipment

Equipment is carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed, and any resulting gains or losses are included in the Statement of Operations.

Patent costs

Patents are stated at cost and are being amortized on a straight-line basis over the estimated future periods to be benefited. All patents at December 31, 2014 and 2013 have either been acquired from a related Company or assigned to the Company by the Company’s founder. Patents are recorded at the historical cost basis. The Company assigned its three patents to an affiliated company in 2014, and therefore did not recognize any amortization expense for the years ended December 31, 2014 and 2013, respectively.

Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

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Investment in Unconsolidated Investee

The Company accounts for investments in which the Company owns more than 20% of the investee, using the equity method in accordance with ASC Topic 323, Investments—Equity Method and Joint Ventures. Under the equity method, an investor initially records an investment in the stock of an investee at cost, and adjusts the carrying amount of the investment to recognize the investor’s share of the earnings or losses of the investee after the date of acquisition. The amount of the adjustment is included in the determination of net income by the investor, and such amount reflects adjustments similar to those made in preparing consolidated statements including adjustments to eliminate intercompany gains and losses, and to amortize, if appropriate, any difference between investor cost and underlying equity in net assets of the investee at the date of investment. The investment of an investor is also adjusted to reflect the investor’s share of changes in the investee’s capital. Dividends received from an investee reduce the carrying amount of the investment. A series of operating losses of an investee or other factors may indicate that a decrease in value of the investment has occurred which is other than temporary and which should be recognized even though the decrease in value is in excess of what would otherwise be recognized by application of the equity method.

Revenue recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured. The Company’s specific revenue recognition policies are as follows:

Home Kits: Revenues from sales of home kits are recognized when the sales are closed and home kits are delivered to the customer. In 2014 and 2013 the Company had no revenues generated by the sale of home kits.

Engineering consulting: Revenues from sales of engineering consulting services are when earned as services are provided. The Company had $34,500 in 2014 and $15,800 in 2013 generated by our engineering consulting services.

Segments

The Company follows the guidance of ASC 280-10 for “Disclosures about Segments of an Enterprise and Related Information.” During 2014 and 2013, the Company only operated in one segment; therefore, segment information has not been presented.

Income taxes

Deferred income tax assets and liabilities arise from temporary differences associated with differences between the financial statements and tax basis of assets and liabilities, as measured by the enacted tax rates, which are expected to be in effect when these differences reverse. Deferred tax assets and liabilities are classified as current or non-current, depending upon the classification of the asset or liabilities to which they relate. Deferred tax assets and liabilities not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company follows the provisions of FASB ASC 740-10 “Uncertainty in Income Taxes” (ASC 740-10). Certain recognition thresholds must be met before a tax position is recognized in the financial statements. An entity may only recognize or continue to recognize tax positions that meet a “more-likely-than-not” threshold. As of December 31, 2014 and 2013, the Company does not believe it has any uncertain tax positions that would require either recognition or disclosure in the accompanying financial statements.

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Advertising and promotion

Advertising and promotion is expensed as incurred and is included in other selling, general and administrative expense and totaled $3,006 and $252 for the years ended December 31, 2014 and 2013, respectively.

Research and development

Expenditures for research and product development costs are expensed as incurred and are included in other selling, general and administrative expense and totaled $79 and $5,619 for the years ended December 31, 2014 and 2013.

Basic and diluted earnings per share

Pursuant to ASC 260-10-45, basic earnings per common share is computed by dividing income (loss) available to common shareholders by the weighted average number of shares of common stock outstanding for the periods presented. Diluted income per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Diluted income (loss) per share reflects the potential dilution that could occur if securities were exercised or converted into common stock or other contracts to issue common stock resulting in the issuance of common stock that would then share in the Company’s income (loss) subject to anti-dilution limitations. Potentially dilutive common shares consist of common stock issuable for stock warrants (using the treasury stock method). In period where the Company has a net loss, all potentially dilutive securities are excluded from the computation of diluted shares outstanding as they would have had an anti-dilutive impact.

The following table sets forth the computation of basic and diluted earnings per share for the years ended December 31, 2014 and 2013.

	Years Ended December 31,
	2014	2013

Net loss available to common stockholders for basic and diluted net loss per share of common stock	$(239,678)	$(24,209)
Weighted average common stock outstanding – basic	10,000,000	10,000,000
Effect of dilutive securities:
Convertible notes	—	—
Weighted average common stock outstanding – diluted	10,000,000	10,000,000
Net loss per common share – basic and diluted	$(0.02)	$(0.00)

The Company’s aggregate common stock equivalents at December 31, 2014 and 2013 included the following:

	December 31, 2014	December 31, 2013
Convertible notes	108,750	109,375
Total	108,750	109,375

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Related parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions are recorded at fair value of the goods or services exchanged.

Recent accounting pronouncements

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (ASU 2014-09), which supersedes nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. The standard is effective for annual periods beginning after December 15, 2016, and interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting ASU 2014-09 recognized at the date of adoption (which includes additional footnote disclosures). Early adoption is not permitted. The adoption of this guidance is not expected to have a material impact on the Company’s financial statements.

In June 2014, the FASB issued Accounting Standards Update No. 2014-12, Compensation — Stock Compensation (Topic 718), Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period (a consensus of the FASB Emerging Issues Task Force) (ASU 2014-12). The guidance applies to all reporting entities that grant their employees share-based payments in which the terms of the award provide that a performance target that affects vesting could be achieved after the requisite service period. The amendments require that a performance target that affects vesting and that could be achieved after the requisite service period is treated as a performance condition. For all entities, the amendments in this Update are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. The effective date is the same for both public business entities and all other entities. The adoption of this guidance is not expected to have a material impact on the Company’s financial statements.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entities Ability to Continue as a Going Concern (ASU 2014-15). The guidance in ASU 2014-15 sets forth management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern as well as required disclosures. ASU 2014-15 indicates that, when preparing financial statements for interim and annual financial statements, management should evaluate whether conditions or events, in the aggregate, raise substantial doubt about the entity’s ability to continue as a going concern for one year from the date the financial statements are issued or are available to be issued. This evaluation should include consideration of conditions and events that are either known or are reasonably knowable at the date the financial statements are issued or are available to be issued, as well as whether it is probable that management’s plans to address the substantial doubt will be implemented and, if so, whether it is probable that the plans will alleviate the substantial doubt. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and interim periods and annual periods thereafter. Early application is permitted. The adoption of this guidance is not expected to have a material impact on the Company’s financial statements.

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Emerging Growth Company

The Company is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and will be subject to reduced public company reporting requirements, and will remain such for up to five years. However, if the Company’s non-convertible debt issued within a three-year period or the Company’s total revenues exceed $1 billion or the market value of our shares of common stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, the Company would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, the Company have elected, under Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards.

NOTE 3 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

At December 31, 2014 and 2013, prepaid expenses and other current assets consisted of the following:

	December 31, 2014	December 31, 2013
Prepaid payroll direct deposit	$1,394	$-
Prepaid domain name subscription	28	-
Credit on Home Depot credit card	342	-
Prepaid attorney fees	5,000	-
	$6,764	$-

NOTE 4 – NOTES RECEIVABLE

In 2013, the Company was assigned seven promissory notes totaling $1,274,000 from its affiliated company Helpful Capital Group. During 2013 one note was repaid in full. In 2014, one additional note was assigned while two existing notes from 2013 were repaid.

Notes receivable consists of the following at December 31, 2014, and December 31, 2013:

	December 31, 2014	December 31, 2013
Loan agreement dated June 2013, with a principal amount of $168,000 was assigned to the Company in November 2013. The note accrues interest at an annual rate of 11.5%, payable quarterly, and matures in July 2015. In December 2013, the full principal amount of $168,000 and accrued interest of $1,323 was paid.	$-	$-

Loan agreement dated April 2013, with a principal amount of $81,000 was assigned to the Company in November 2013. The note accrues interest at an annual rate of 11.5%, payable quarterly, and matures in April 2018. As of December 2014 and 2013, the amount of accrued interest was $1,008 and $1,008, respectively.	81,000	81,000

Loan agreement dated May 2013, with a principal amount of $120,000 was assigned to the Company in November 2013. The note accrues interest at an annual rate of 12.5%, payable quarterly, and matures in June 2015. As of December 2014 and 2013, the amount of accrued interest was $3,345 and $2,566, respectively.	120,000	120,000

Loan agreement dated May 2013, with a principal amount of $160,000 was assigned to the Company in November 2013. The note accrues interest at an annual rate of 12.5%, payable quarterly, and matures in June 2015. As of December 2014 and 2013, the amount of accrued interest was $19,197 and $2,844, respectively. This note is in default for non-payment of interest payments, and a 100% allowance for bad debt has been recorded for both principal and accrued interest.	160,000	160,000

Loan agreement dated May 2013, with a principal amount of $135,000 was assigned to the Company in November 2013. The note accrues interest at an annual rate of 12.0%, payable quarterly, and matures in June 2015. As of December 2013 the amount of accrued interest was $0. In February 2014, the full principal amount of $135,000 and accrued interest of $1,350 was paid	-	135,000

Loan agreement dated May 2013, with a principal amount of $135,000 was assigned to the Company in November 2013. The note accrues interest at an annual rate of 12.0%, payable quarterly, and matures in June 2015. As of December 2013 the amount of accrued interest was $5,385. In December 2014, the full principal amount of $280,000 and accrued interest and late fees of $40,068 was paid	-	280,000

Loan agreements dated July 2013, May 2014 and July 2014, with an aggregate principal amount of $400,000 were assigned to the Company in July 2014. The notes accrue interest at an annual rate of 12.5%, payable quarterly, and mature in June 2015, April and June 2017. As of December 2014, the amount of accrued interest was $12,778.	400,000	-

Loan agreement dated May 2013, with a principal amount of $330,000 was assigned to the Company in November 2013. The note accrues interest at an annual rate of 12.0%, maturity date was May 2013, and the note has gone into default for non-payment of interest, therefore the interest rate has increased to 18% per the default provision in this note. In December 2014 a payment of accrued interest for $66,495 was received. As of December 2014 and 2013, the amount of accrued interest was $0 and $7,095, respectively.	330,000	330,000
Total	1,091,000	1,106,000
Less allowance for bad debt	(160,000)	-
Notes receivable, net	931,000	1,106,000
Less current portion	(850,000)	(330,000)
Notes receivable, long term	$81,000	$776,000

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NOTE 5 – NOTES RECEIVABLE - RELATED PARTIES

In 2013, the Company was assigned a promissory note for $100,000 from its affiliated company Helpful Capital Group. In 2014, two additional notes were assigned aggregating $700,000.

Notes receivable with related parties consists of the following at December 31, 2014, and December 31, 2013:

	December 31, 2014	December 31, 2013

Loan agreement dated October 2013, with a principal amount of $100,000 was assigned to the Company in October 2013. The note accrues interest at an annual rate of 14.0%, payable quarterly, and matures in October 2015. As of December 2014 and 2013, the amount of accrued interest was $3,529 and $2,608, respectively.	100,000	100,000
Loan agreement dated June 2014, with an affiliated company, has a principal amount of $350,000. The note accrues interest at an annual rate of 0%, and matured in June 2014. The amount of imputed interest is immaterial.	350,000	-

Loan agreement dated September 2014, with a principal amount of $350,000. The note accrues interest at an annual rate of 5%, and matures in December 2015. As of December 2014 the amount of accrued interest was $5,849.	350,000	-
Total notes receivable - related party	800,000	100,000
Less current portion	800,000	-
Notes receivable - related party, long term	$-	$100,000

NOTE 6 –EQUIPMENT

Equipment consists of the following:

	Estimated Useful	December 31,
	Lives in Years	2014	2013
Trailer	10	$2,800	$2,800
		2,800	2,800
Less total accumulated depreciation		(397)	(117)
Machinery and equipment, net		$2,403	$2,683

Depreciation expense for the years ended December 31, 2014 and 2013 amounted to $280 and $117, respectively.

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NOTE 7 – CONVERTIBLE NOTES PAYABLE

Convertible debt consists of the following at December 31, 2014, and December 31, 2013:

	December 31, 2014	December 31, 2013
Convertible note in the principal amount of $400,000 was issued in February 2013. The note has 0% interest, matures in February 2016 and is convertible into common stock at a conversion rate of $16.00 per share. In December 2013 a partial repayment of $50,000 was made and in January 2014 a $10,000 partial repayment was made. The note-holder agreed to reduce the loan principal by these amounts as his payment for consulting services provided to him by the Company.	$340,000	$350,000
Convertible notes in the principal amount of $1,000,000 and $400,000 were issued in March 2013 and June 2014, respectively. The notes accrue interest at an annual rate of 8.0%, payable quarterly, and matures in March 2016 and June 2017 and are convertible into common stock at a conversion rate of $1.60 per share. As of December 31, 2013, the amount of accrued interest was $74,740. The Company began making interest payments in June 30, 2014, for the accrued interest on these convertible notes. As of December 31, 2014, the amount of accrued interest was $96,444, which was paid in January 2015.	1,400,000	1,000,000

Total	1,740,000	1,350,000
Less Current Portion	—	—
Convertible notes payable, long term	$1,740,000	$1,350,000

For the year ended December 31,	Amount
2015	$—
2016	740,000
2017	1,000,000
2018	—
2019	—
Total debt- face value	1,740,000

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NOTE 8 – NOTES PAYABLE

Non-convertible debt consists of the following at December 31, 2014, and December 31, 2013:

	December 31, 2014	December 31, 2013
Note in the principal amount of $1,000,000 was issued in June 2014. The note accrues interest at an annual rate of 6.0%, payable quarterly, and matures in June 2017. As of December 31, 2014 the amount of accrued interest was $15,333, which was paid in January 2015.	1,000,000	—
Total	1,000,000	—
Less Current Portion	—	—
Convertible notes payable, long term	$1,000,000	$—

NOTE 9 – ACCRUED EXPENSES

At December 31, 2014 and 2013, accrued expenses consisted of the following:

	December 31, 2014	December 31, 2013
Accrued payroll	$2,587	$6,096
Accrued payroll taxes	323	1,078
Accrued property taxes	9,085	3,661
	$11,995	$10,835

NOTE 10 – DUE FROM AFFILIATES

At December 31, 2014 and 2013, Due from Affiliates (on demand) consisted of the following and are included in Prepaid expenses and other current assets and Other Assets:

	December 31, 2014	December 31, 2013
Helpful Technologies Inc.	$2,011	$61,960
Helpful Capital Group	390,927	175,710
	$392,938	$237,670

The amount due from from Helpful Capital Group has been fully paid off inclusive of all principle and interest.

The amount due from Helpful Technologies Inc. is due on June 30th, 2015 and bears no interest.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist.

NOTE 11 – DUE TO OFFICER

At December 31, 2013, the Company owed the CEO $5,077 for payments made on behalf of the Company and which has been reimbursed during the year ended December 31, 2014.

NOTE 12 – PREPAID INTEREST

At December 31, 2014, the Company has received an interest payment from a mortgagee of $3,614 for an interest payment due on January 1, 2015.

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NOTE 13 – INCOME TAXES

The Company maintains deferred tax assets and liabilities that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The deferred tax assets at December 31, 2014 and 2013 consist of net operating loss carry-forwards. The net deferred tax asset has been fully offset by a valuation allowance because of the uncertainty of the attainment of future taxable income. The items accounting for the difference between income taxes at the effective statutory rate and the provision for income taxes for the years ended December 31, 2014 and 2013 were as follows:

	Years Ended December 31,
	2014	2013
Income tax expense (benefit) at U.S. statutory rate of 34%	$(34.00%)	$(34.00%)
Income tax benefit - State	(3.63%)	(3.63%)
Non-deductible expenses	4.65%	1.27%
Change in valuation allowance	32.98%	36.36%
Total provision for income tax	$—	$—

The Company’s approximate net deferred tax asset as of December 31, 2014 and 2013 was as follows:

Deferred Tax Asset:	December 31, 2014	December 31, 2013
Net operating loss carry-forward	$27,274	$12,643
Bad debt	67,432	3,021
Valuation allowance	(94,706)	(15,664)
Net deferred tax asset	$—	$—

The net operating loss carry-forward was $72,480 at December 31, 2014. The Company provided a valuation allowance equal to the deferred income tax asset for the years ended December 31, 2014 and 2013 because it was not known whether future taxable income will be sufficient to utilize the loss carry-forward. The increase in the allowance was $79,042 in fiscal 2014. The potential tax benefit arising from the loss carry-forward will expire in 2034.

Additionally, the future utilization of the net operating loss carry-forward to offset future taxable income may be subject to an annual limitation as a result of ownership changes that could occur in the future. If necessary, the deferred tax assets will be reduced by any carry-forward that expires prior to utilization as a result of such limitations, with a corresponding reduction of the valuation allowance.

The Company does not have any uncertain tax positions or events leading to uncertainty in a tax position. The Company’s 2012, 2013 and 2014 Corporate Income Tax Returns are subject to Internal Revenue Service examination.

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NOTE 14 – RELATED PARTY TRANSACTIONS

Due to officer

At December 31, 2014 and 2013, the Company owed its CEO, $5,077 and $0, respectively, for payments made on behalf of the Company and which has been included in Due to officer on the accompanying balance sheets.

Due from affiliates

Loan agreement dated October 2013, with a principal amount of $100,000 was assigned to the Company in October 2013. The note accrues interest at an annual rate of 14.0%, payable quarterly, and matures in October 2015. As of December 2014 and 2013, the amount of accrued interest was $3,529 and $2,608, respectively.

Loan agreement dated June 2014, with an affiliated company, has a principal amount of $350,000. The note accrues interest at an annual rate of 0%, and matures in June 2015.

Loan agreement dated September 2014, with an affiliated company, has a principal amount of $350,000. The note accrues interest at an annual rate of 5%, and matures in December 2015. As of December 2014 the amount of accrued interest was $5,849.

At December 31, 2014 and 2013, the Company had receivables from its affiliated companies, $392,938 and $237,670, respectively, for payments made on behalf of those affiliated companies and has been included in Due from affiliates on the accompanying balance sheets.

note 15 – STOCKHOLDER’S EQUITY (DEFICIT)

On July 1, 2014 the Company amended the Articles of Incorporation to decrease the total authorized shares from 2.5 billion to 250 million (in effect a 10 to 1 stock split) and increased the par value from $0.0001 to $0.001. According to FASB ASC505–20–30–4, “Equity–Stock Dividends and Stock Splits”, all references to share and per share amounts in the financial statements and accompanying notes to the financial statements have been retroactively restated to reflect the ten-for-one stock split.

Preferred Stock

The Company is authorized to issue 10,000,000 shares of its $0.001 par value preferred stock in one or more series with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. As of December 31, 2014 and 2013, no preferred shares were issued and outstanding.

Series-X Common Stock

The Company is authorized to issue 40,000,000 shares of its $0.001 par value Series-X common stock. As of December 31, 2014 and 2013, no Series-X common shares were issued and outstanding. The shares of Series-X common stock have no voting rights, no dividend rights, no liquidation rights, and no registration rights. Each one share of Series-X common stock may be converted into one share of fully paid share of Common stock, from time to time, as permitted by the Company’s Board of Directors.

Common Stock

The Company is authorized to issue 200,000,000 shares of its $0.001 par value common stock. As of December 31, 2014 and 2013, 10,000,000 and 10,000,000 shares of common stock were issued and outstanding, respectively.

Founders invested the seed capital of $100,000, in the aggregate, used for general and administrative purposes associated with the Company’s commencement of operations.

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S-1

The Company is currently filing a registration statement on form S-1 with the Securities and Exchange Commission to register for sale 14,500,000 newly issuable shares of Common Stock and 2,100,000 shares Common Stock for resale by the selling stockholders priced at $[___] per share. There is no underwriter. The Company is offering the Common Share directly. Because the offering is made on a “best efforts” basis, there can be no guarantee that the Company or any selling stockholder will sell any or all of the shares in this offering. The Company will pay the offering expenses and will not receive any of the proceeds from the sale of the common shares by the selling stockholders. The Company will enter into a subscription agreement directly with investors in connection with this offering and we may not sell the entire amount of securities offered pursuant to this prospectus.

Pursuant to Rule 3a4-1 under the Exchange Act, Sergey Gurin, the Vice President and interim Chief Financial Officer may participate in the sale of the common stock without registering as a broker-dealer under certain circumstances as provided in such rule. Mr. Gurin is not subject to a statutory disqualification as such term is defined in Section 3(a)(39) of the Exchange Act. Mr. Gurin serves as an executive officer and primarily performs substantial duties for us or on our behalf other than in connection with transactions in securities and will continue to do so at the end of the Offering. Mr. Gurin is familiar with the selling practices permitted to officers relying on Rule 3a4-1. Mr. Gurin has not been a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and has not nor will not participate in the sale of securities for any issuer more than once every 12 months, other than on behalf of us in reliance on Rule 3a4-1. Mr. Gurin will not be compensated in connection with any participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the Notes. Mr. Gurin has been instructed in the limitations of the selling practices allowed under Rule 3a4-1.

NOTE 16 – CONCENTRATIONS

Concentration of credit risk

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts through December 31, 2014. There was $284,616 in excess of FDIC insured levels as of December 31, 2014.

Credit risk with notes receivable

We are generally exposed to the risk that third parties that owe us money, securities or other assets do not meet their performance obligations due to bankruptcy, lack of liquidity, operational failure or other reasons.

Declines in the real estate market or sustained economic downturns may cause us to write down the value of some of our loans or foreclose on certain real estate properties. Credit quality generally may also be affected by adverse changes in the financial performance or condition of our debtors or deterioration in the strength of the U.S. economy.

Customers

Two customers accounted for 10% or more and no customer accounted for 10% or more of the Company’s revenue during the years ended December 31, 2014 and 2013, respectively.

Suppliers

No supplier accounted for 10% or more of the Company’s purchase during the years ended December 31, 2014 and 2013.

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NOTE 17 – COMMITMENTS AND CONTINGENCIES

On January 1, 2015, the Company executed a sublease agreement with an affiliated company, Helpful Technologies, Inc., for office space located in sub-landlord’s leased premises in Fort Lauderdale, FL, which shall serve as the Company’s permanent offices. The initial term of the lease was for 12 months. The base monthly rental for the premises is $1,500. No security deposit or prepaid rent was required. In April 2014 the Company signed a self-storage rental agreement with terms on a month-to-month basis at $187.96 per month. The Company plans on keeping this storage unit during 2015.

Future minimum lease payments required under this operating lease are as follows:

	Total	1 year	1-3 years	3-5 years	5+ years
Office lease	$18,000	$18,000	$-	-	-
Storage lease	2,256	2,256	-	-	-
Total	$20,256	$20,256	$-	$-	$-

Storage lease expense was $1,625 and $0 for the years ended December 31, 2014 and 2013, respectively.

NOTE 18 – SUBSEQUENT EVENTS

On February 1, 2015, the Company initiated a private placement offering of up to $20 million in unsecured, non-convertible Notes bearing simple, non-compounding interest of 10% per annum, as described in the Private Placement Memorandum dated February 1, 2015. The Notes will mature between two and three years from the date of issuance, subject to extension as described in the Memorandum. The Notes will be issued without indenture or trustee. The offering is made in reliance upon an exemption from securities registration afforded by, among other regulations, the provisions of Regulation D and/or Regulation S as promulgated by the SEC under the Securities Act of 1933. All of the notes in this offering were offered by the Company. Management will have broad discretion with respect to the specific application of the net proceeds of the offering, although the net proceeds of the offering are intended to be generally applied toward the Company’s principal business operations in the homebuilding segment. No subscriptions received under this offering as of February 15, 2015. The offering is currently closed.

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HELPFUL ALLIANCE COMPANY

14,500,000 Shares of Common Stock by Company

2,100,000 Shares of Common Stock by Selling Stockholders

$[  ] per share

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until         , all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is       , 2015

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PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Item:	Amount
SEC registration fee	$3,858
Transfer agent fees	25,000	(1)
Legal fees and expenses	200,000	(1)
Printing and engraving expenses	25,000	(1)
Accounting fees and expenses	60,000	(1)
FINRA fees	30,000	(1)
Capital market listing fees	15,000	(1)
Travel and road-show expenses	30,000	(1)
Blue Sky fees	20,000	(1)
DWAC/DTC assistance fees	10,000	(1)
Miscellaneous expenses	31,142	(1)
TOTAL:	450,000

(1) States an estimated amount.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Florida law permits, under certain circumstances, the indemnification of any person with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party or is threatened to be made a party, by reason of his or her being an officer, director, employee or agent of the corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any such third-party action by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person (i) did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

In the case of proceedings by or in the right of the corporation, Florida law permits indemnification of any person by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification is made where such person is adjudged liable, unless a court of competent jurisdiction determines that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that such person is successful on the merits or otherwise in defending against any such proceeding, Florida law provides that he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

Also, under Florida law, expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

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We have entered into indemnification agreements with our directors. In general, these agreements provide that we will indemnify the director to the fullest extent permitted by law for claims arising in his or her capacity as a director of our Company or in connection with his or her service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director makes a claim for indemnification and establish certain presumptions that are favorable to the director.

Our Bylaws provides that we shall indemnify our officers, directors, and employees, and agents unless specifically approved in writing by the board of directors, to the fullest extent authorized by Section 607.0850 of the Florida Business Corporation Act, or the FBCA, as it existed when the Bylaws were adopted or as it may hereafter be amended, but, in the case of any such amendment, only to the extent that such amendment permits us to provide broader indemnification rights than were permitted prior to such amendment. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent; provided, however, that we shall indemnify any such person seeking indemnity in connection with an action, suit, or proceeding (or part thereof) initiated by such person only if such action, suit, or proceeding (or part thereof) was authorized by the our board of directors.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to our directors and officers, or to persons controlling us, pursuant to our Bylaws or Florida law, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition to the authority granted to us by Florida law to indemnify our directors, certain other provisions of the FBCA have the effect of further limiting the personal liability of our directors. Pursuant to Florida law, a director of a Florida corporation cannot be held personally liable for monetary damages to the corporation or any other person for any act or failure to act regarding corporate management or policy except in the case of certain qualifying breaches of the director’s duties.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

A convertible note in the principal amount of $400,000 was issued in February 2013. The note has 0% interest, matures in February 2016 and is convertible into Common Stock at a conversion rate of $16.00 per share. In December 2013 a partial repayment of $50,000 was made and in January 2014 a $10,000 partial repayment was made. The note-holder agreed to reduce the loan principal by these amounts as his payment for consulting services provided to him by the Company.

Convertible notes in the principal amount of $1,000,000 and $400,000 were issued in March 2013 and June 2014, respectively. The notes accrue interest at a rate of 8.0% per annum, payable annually and matures in March 2016 and June 2017 and are convertible into Common Stock at a conversion rate of $1.60 per share. As of December 31, 2013, the amount of accrued interest was $74,740. The Company began making interest payments in June 30, 2014, for the accrued interest on these convertible notes. As of December 31, 2014, the amount of accrued interest was $96,444, which was paid in January 2015.

A note in the principal amount of $1,000,000 was issued in June 2014. The note accrues interest at an annual rate of 6.0%, payable quarterly, and matures in June 2017. As of December 31, 2014, the amount of accrued interest was $15,333, which was paid in January 2015.

On April 10, 2015, we sold a warrant to AssetsTZ Holdings, LLC for a purchase price of $100,000. The warrant is exercisable, in whole or in party from time to time, for an aggregate of 2,000,000 shares of Common Stock for $1.60 per share from December 31, 2016 until December 31, 2019.

The transactions described above were made in reliance on the exemptions from the registration requirements of the Securities Act set forth under Regulation S and Regulation D, and Section 4(a)(2) promulgated thereunder in light of the fact that they were isolated issuances and did not involve a public offering of securities. There were no underwriters involved in any of the foregoing transactions.

The recipients of securities in the transactions described above represented that they were accredited investors or non-U.S. persons and were acquiring the securities for their own account for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and that they could bear the risks of the investment and could hold the securities for an indefinite period of time and appropriate legends were affixed to the instruments representing such securities issued in the foregoing transactions.

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit No.:	Description:

2.1	Agreement and Plan of Merger between Helpful Technologies Inc., HAC Patents Merging Sub, LLC and the Company dated March 15, 2015

3.1	Articles of Incorporation dated April 11, 2012

3.2	First Amended and Restated Articles of Incorporation dated July 19, 2012

3.3	Second Amended and Restated Articles of Incorporation dated July 1, 2014

3.4	Articles of Amendment to the Second Amended and Restated Articles of Incorporation dated October 1, 2014

3.5	Third Amended and Restated Articles of Incorporation dated January 2, 2015

3.6	Articles of Correction to the Third Amended and Restated Articles of Incorporation dated January 26, 2015

3.7	Bylaws of the Company, as amended

4.1	Specimen of Certificate for Common Stock

4.2	Form of Stockholders Rights Agreement for Series-X Common Stock

5.1	Opinion of Sichenzia Ross Friedman Ference LLP*

10.1	Board of Directors Services Agreement between the Company and Sergey Gurin dated January 28, 2015

10.2	Board of Directors Services Agreement between the Company and Earl B. Hailston dated January 28, 2015

10.3	Board of Directors Services Agreement between the Company and Maxim Temnikov dated January 28, 2015

10.4	Sublease Agreement between Helpful Technologies, Inc. and the Company dated January 1, 2015

10.5	Form of Indemnification Agreement

10.6	Form of Subscription Agreement

23.1	Consent of Auditor

23.2	Consent of Sichenzia Ross Friedman Ference LLP (Included in Exhibit 5.1)*

24.1	Power of Attorney (included on signature page)

* To be filed by amendment.

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ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) or under the securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield Beach, State of Florida, on this 30th day of June 2015.

HELPFUL ALLIANCE COMPANY

By:	/s/ Maxim Temnikov
Maxim Temnikov
Chief Executive Officer, President and Director
(Principal Executive Officer)

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Helpful Alliance Company, hereby severally constitute and appoint Maxim Temnikov and Sergey Gurin and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Maxim Temnikov	Chief Executive Officer, President and Director
Maxim Temnikov	(Principal Executive Officer)	June 30, 2015

/s/ Sergey Gurin	Vice President, Chief Financial Officer and Director
Sergey Gurin	(Principal Financial Officer and Principal Accounting Officer)	June 30, 2015

/s/ Earl B. Hailston	Chairman of the Board of Directors	June 30, 2015
Earl B. Hailston

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